                                                                     Exhibit 4.2


                                                                  EXECUTION COPY

- --------------------------------------------------------------------------------

                                 AMF GROUP INC.

                                    As Issuer

                               THE PARTIES LISTED
                               ON EXHIBIT C HERETO


                                  As Guarantors



                              SERIES A AND SERIES B

               12 1/4% SENIOR SUBORDINATED DISCOUNT NOTES DUE 2006

                                -----------------

                                    INDENTURE

                           Dated as of March 21, 1996

                                -----------------




                                -----------------

                       AMERICAN BANK NATIONAL ASSOCIATION

                                   As Trustee

                                -----------------

- --------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                               Page
                                   ARTICLE 1
                         DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01.        Definitions..........................................        1
Section 1.02.        Other Definitions....................................       15
Section 1.03.        Incorporation by Reference of Trust Indenture Act....       15
Section 1.04.        Rules of Construction................................       16

                                   ARTICLE 2
                     THE SENIOR SUBORDINATED DISCOUNT NOTES

Section 2.01.        Form and Dating......................................       16
Section 2.02.        Execution and Authentication.........................       18
Section 2.03.        Registrar and Paying Agent...........................       19
Section 2.04.        Paying Agent to Hold Money in Trust..................       19
Section 2.05.        Holder Lists.........................................       19
Section 2.06.        Transfer and Exchange................................       20
Section 2.07.        Replacement Senior Subordinated Discount Notes.......       26
Section 2.08.        Outstanding Senior Subordinated Discount Notes.......       27
Section 2.09.        Treasury Senior Subordinated Discount Notes..........       27
Section 2.10.        Temporary Senior Subordinated Discount Notes.........       27
Section 2.11.        Cancellation.........................................       28
Section 2.12.        Defaulted Interest...................................       28

                                   ARTICLE 3
                           REDEMPTION AND PREPAYMENT

Section 3.01.        Notices to Trustee...................................       28
Section 3.02.        Selection of Senior Subordinated Discount Notes to
                     Be Redeemed..........................................       29
Section 3.03.        Notice of Redemption.................................       29
Section 3.04.        Effect of Notice of Redemption.......................       30
Section 3.05.        Deposit of Redemption Price..........................       30
Section 3.06.        Senior Subordinated Discount Notes Redeemed in
                     Part.................................................       31
Section 3.07.        Optional Redemption..................................       31
Section 3.08.        Mandatory Redemption.................................       31
Section 3.09.        Special Mandatory Redemption.........................       32
Section 3.10.        Offer to Purchase by Application of Excess Proceeds..       32

                                   ARTICLE 4
                                   COVENANTS

Section 4.01.        Payment of Senior Subordinated Discount Notes........       34
Section 4.02.        Maintenance of Office or Agency......................       35
Section 4.03.        Reports..............................................       35
Section 4.04.        Compliance Certificate...............................       36
Section 4.05.        Taxes................................................       36
Section 4.06.        Stay, Extension and Usury Laws.......................       36
Section 4.07.        Restricted Payments..................................       37

Section 4.08.        Dividend and Other Payment Restrictions Affecting
                     Subsidiaries............................................    39
Section 4.09.        Incurrence of Indebtedness and Issuance of
                     Disqualified Stock......................................    40
Section 4.10.        Asset Sales.............................................    42
Section 4.11.        Transactions with Affiliates............................    43
Section 4.12.        Liens...................................................    44
Section 4.13.        Offer to Repurchase Upon Change of Control..............    44
Section 4.14.        Issuances of Guarantees of Indebtedness.................    46
Section 4.15.        Activities of Holdings..................................    46
Section 4.16.        Activities of the Company...............................    46
Section 4.17.        Corporate Existence.....................................    46
Section 4.18.        No Senior Subordinated Debt.............................    47


                                   ARTICLE 5
                                   SUCCESSORS

Section 5.01.        Merger, Consolidation, or Sale of All or Substantially
                     All Assets..............................................    47
Section 5.02.        Successor Corporation Substituted.......................    48

                                   ARTICLE 6
                             DEFAULTS AND REMEDIES

Section 6.01.        Events of Default.......................................    48
Section 6.02.        Acceleration............................................    50
Section 6.03.        Other Remedies..........................................    51
Section 6.04.        Waiver of Past Defaults.................................    51
Section 6.05.        Control by Majority.....................................    51
Section 6.06.        Limitation on Suits.....................................    51
Section 6.07.        Rights of Holders of Senior Subordinated Discount
                     Notes to Receive Payment................................    52
Section 6.08.        Collection Suit by Trustee..............................    52
Section 6.09.        Trustee May File Proofs of Claim........................    52
Section 6.10.        Priorities..............................................    53
Section 6.11.        Undertaking for Costs...................................    53


                                   ARTICLE 7
                                    TRUSTEE

Section 7.01.        Duties of Trustee.......................................    54
Section 7.02.        Rights of Trustee.......................................    55
Section 7.03.        Individual Rights of Trustee............................    55
Section 7.04.        Trustee's Disclaimer....................................    55
Section 7.05.        Notice of Defaults......................................    56
Section 7.06.        Reports by Trustee to Holders of the Senior.............
                     Subordinated Discount Notes.............................    56
Section 7.07.        Compensation and Indemnity..............................    56
Section 7.08.        Replacement of Trustee..................................    57
Section 7.09.        Successor Trustee by Merger, etc........................    58
Section 7.10.        Eligibility; Disqualification...........................    58
Section 7.11.        Preferential Collection of Claims Against Company.......    58


                                   ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.        Option to Effect Legal Defeasance or Covenant
                     Defeasance..............................................    58
Section 8.02.        Legal Defeasance and Discharge..........................    59
Section 8.03.        Covenant Defeasance.....................................    59
Section 8.04.        Conditions to Legal or Covenant Defeasance..............    60
Section 8.05.        Deposited Money and Government Securities to be
                     Held in Trust; Other Miscellaneous Provisions...........    61
Section 8.06.        Repayment to Company....................................    61
Section 8.07.        Reinstatement...........................................    62

                                   ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.        Without Consent of Holders of Senior Subordinated
                     Discount Notes..........................................    62
Section 9.02.        With Consent of Holders of Senior Subordinated
                     Discount Notes..........................................    63
Section 9.03.        Compliance with Trust Indenture Act.....................    64
Section 9.04.        Revocation and Effect of Consents.......................    64
Section 9.05.        Notation on or Exchange of Senior Subordinated
                     Discount Notes..........................................    65
Section 9.06.        Trustee to Sign Amendments, etc.........................    65

                                   ARTICLE 10
                                 SUBORDINATION

Section 10.01.       Agreement to Subordinate................................    65
Section 10.02.       Certain Definitions.....................................    65
Section 10.03.       Liquidation; Dissolution; Bankruptcy....................    66
Section 10.04.       Default on Designated Senior Debt.......................    67
Section 10.05.       Acceleration of Senior Subordinated Discount Notes......    68
Section 10.06.       When Distribution Must Be Paid Over.....................    68
Section 10.07.       Notice by Company.......................................    69
Section 10.08.       Subrogation.............................................    69
Section 10.09.       Relative Rights.........................................    69
Section 10.10.       Subordination May Not Be Impaired by Company............    70
Section 10.11.       Distribution or Notice to Representative................    70
Section 10.12.       Rights of Trustee and Paying Agent......................    71
Section 10.13.       Authorization to Effect Subordination...................    71
Section 10.14.       Amendments..............................................    71


                                   ARTICLE 11
                         SENIOR SUBORDINATED GUARANTEES

Section 11.01.       Senior Subordinated Guarantees..........................    71
Section 11.02.       Subordination of Senior Subordinated Guarantee..........    73
Section 11.03.       Limitation on Guarantor Liability.......................    73
Section 11.04.       Execution and Delivery of Senior Subordinated
                     Guarantees..............................................    73
Section 11.05.       Guarantors May Consolidate, etc., on Certain Terms......    74
Section 11.06.       Releases of Senior Subordinated Guarantees..............    74
Section 11.07.       "Trustee" to Include Paying Agent.......................    75



                                 ARTICLE 12
                               MISCELLANEOUS

Section 12.01.     Trust Indenture Act Controls............................   75
Section 12.02.     Notices.................................................   75
Section 12.03.     Communication by Holders of Senior Subordinated
                   Discount Notes with Other Holders of Senior
                   Subordinated Discount Notes.............................   77
Section 12.04.     Certificate and Opinion as to Conditions Precedent......   77
Section 12.05.     Statements Required in Certificate or Opinion...........   77
Section 12.06.     Rules by Trustee and Agents.............................   77
Section 12.07.     No Personal Liability of Directors, Officers,
                   Employees and Stockholders..............................   78
Section 12.08.     Governing Law...........................................   78
Section 12.09.     No Adverse Interpretation of Other Agreements...........   78
Section 12.10.     Successors..............................................   78
Section 12.11.     Severability............................................   78
Section 12.12.     Counterpart Originals...................................   78
Section 12.13.     Table of Contents, Headings, etc. ......................   78


                                    EXHIBITS

Exhibit A-1          FORM OF SENIOR SUBORDINATED DISCOUNT NOTE
Exhibit A-2          FORM OF REGULATION S TEMPORARY
                     GLOBAL NOTE
Exhibit B-1          FORM OF CERTIFICATE OF EXCHANGE OR
                     REGISTRATION OF TRANSFER FROM RULE 144A
                     GLOBAL NOTE TO REGULATION S GLOBAL NOTE
Exhibit B-2          FORM OF CERTIFICATE OF EXCHANGE OR
                     REGISTRATION OF TRANSFER FROM REGULATION S
                     GLOBAL NOTE TO RULE 144A GLOBAL NOTE
Exhibit B-3          FORM OF CERTIFICATE OF EXCHANGE OR
                     REGISTRATION OF TRANSFER OF CERTIFICATED
                     NOTES
Exhibit B-4          FORM OF CERTIFICATE OF EXCHANGE OR
                     REGISTRATION OF TRANSFER FROM RULE 144A
                     GLOBAL NOTE OR REGULATION S PERMANENT
                     GLOBAL NOTE TO CERTIFICATED NOTE
Exhibit C            GUARANTORS
Exhibit D            FORM OF SENIOR SUBORDINATED GUARANTEE
Exhibit E            FORM OF SUPPLEMENTAL INDENTURE
Exhibit F            DIVIDEND AND PAYMENT RESTRICTION TERMS OF
                     NEW BANK CREDIT AGREEMENT
Exhibit G            FORM OF SENIOR SUBORDINATED DISCOUNT NOTE
                     PLEDGE AND ESCROW AGREEMENT

                           CROSS-REFERENCE TABLE*

Trust Indenture
  Act Section                                                           Indenture Section
310 (a)(1)...........................................................               7.10
    (a)(2)...........................................................               7.10
    (a)(3)...........................................................               N.A.
    (a)(4)...........................................................               N.A.
    (a)(5)...........................................................               7.10
    (b) .............................................................               7.10
    (c) .............................................................               N.A.
311 (a) .............................................................               7.11
    (b) .............................................................               7.11
    (c) .............................................................               N.A.
312 (a)..............................................................               2.05
    (b)..............................................................              12.03
    (c) .............................................................              12.03
313 (a) .............................................................               7.06
    (b)(1) ..........................................................              10.03
    (b)(2) ..........................................................               7.07
    (c) .............................................................        7.06; 12.02
    (d)..............................................................               7.06
314 (a) .............................................................        4.03; 12.02
    (b) .............................................................              10.02
    (c)(1) ..........................................................              12.04
    (c)(2) ..........................................................              12.04
    (c)(3) ..........................................................               N.A.
    (d) .............................................................        10.03-10.05
    (e)  ............................................................              12.05
    (f)..............................................................               N.A.
315 (a)..............................................................               7.01
    (b)..............................................................        7.05; 12.02
    (c)..............................................................               7.01
    (d)..............................................................               7.01
    (e)..............................................................               6.11
316 (a)(last sentence) ..............................................               2.09
    (a)(1)(A)........................................................               6.05
    (a)(1)(B) .......................................................               6.04
    (a)(2) ..........................................................               N.A.
    (b) .............................................................               6.07
    (c) .............................................................               2.12
317 (a)(1) ..........................................................               6.08
    (a)(2)...........................................................               6.09
    (b) .............................................................               2.04
 318(a)..............................................................              12.01
    (b)..............................................................               N.A.
    (c)..............................................................              12.01

- ----------------
N.A. means not applicable.

*This Cross-Reference Table is not part of the Indenture.

          INDENTURE dated as of March 21, 1996 among AMF Group Inc., a Delaware corporation (the "Company"), each of the Persons listed on Exhibit C hereto (each, a "Guarantor" and, collectively, the "Guarantors") and American Bank National Association, as trustee (the "Trustee").

          The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 12 1/4% Series A Senior Subordinated Discount Notes due 2006 of the Company (the "Series A Senior Subordinated Discount Notes") and the 12 1/4% Series B Senior Subordinated Discount Notes due 2006 of the Company (the "Series B Senior Subordinated Discount Notes" and, together with the Series A Senior Subordinated Discount Notes, the "Senior Subordinated Discount Notes"):

                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01.    Definitions.

          "Accreted Value" means, as of any date of determination prior to the Full Accretion Date, the sum of (a) the initial offering price of each Senior Subordinated Discount Note and (b) the portion of the excess of the principal amount of each Senior Subordinated Discount Note over such initial offering price which shall have been accreted thereon through such date, such amount to be so accreted on a daily basis at 12 1/4% per annum of the initial offering price of the Senior Subordinated Discount Notes, compounded semi-annually on each March 15 and September 15 from the date of issuance of the Senior Subordinated Discount Notes through the date of determination; provided that on and after the Full Accretion Date the Accreted Value shall be equal to the principal amount of the outstanding Senior Subordinated Discount Note.

          "Accrued Bankruptcy Interest" has the meaning set forth in Section
10.02 hereof.

          "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

          "Acquisition" means the acquisition by Holdings, through subsidiaries of the Company, from the Sellers of the stock and assets contemplated by the Stock Purchase Agreement.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

          "Agent" means any Registrar, Paying Agent or co-registrar.

          "Agent Members" means any member of, or participant in, the Depositary.

          "AMF" means the AMF worldwide bowling businesses, including AMF Bowling, Inc., AMF Bowling Centers, Inc., the AMF worldwide bowling centers and their subsidiaries.

          "Applicable Procedures" means, with respect to any transfer or exchange of beneficial interests in a Global Note, the rules and procedures of the Depositary, Euroclear and Cedel Bank that are applicable to such transfer or exchange.

          "Asset Sale" means: (i) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a sale and leaseback) of the Company or any Restricted Subsidiary (each referred to in this definition as a "disposition") or (ii) the issuance or sale of Equity Interests of any Restricted Subsidiary (whether in a single transaction or a series of related transactions), in each case, other than: (a) a disposition of Cash Equivalents or goods held for sale in the ordinary course of business or obsolete equipment in the ordinary course of business consistent with past practices of the Company; (b) the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to the provisions of Section 5.01 hereof or any disposition that constitutes a Change of Control pursuant to this Indenture; (c) any disposition that is a Restricted Payment or Permitted Investment that is permitted pursuant to Section 4.07 hereof; (d) any disposition, or related series of dispositions, of assets with an aggregate fair market value of less than $2.5 million; (e) any sale of Equity Interest in, or Indebtedness or other securities of, an Unrestricted Subsidiary; and (f) foreclosures on assets.

          "Bankruptcy Law" has the meaning set forth in Section 10.02 hereof.

          "Board of Directors" means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

          "Business Day" means any day other than a Legal Holiday.

          "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

          "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof, (iii) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic bank having capital and surplus in excess of $500.0 million and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause
(iii) above and (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within one year after the date of acquisition.

          "Cedel Bank" means Cedel Bank, societe anonyme.

          "Certificated Notes" means Senior Subordinated Discount Notes that are in the form of the Senior Subordinated Discount Notes attached hereto as Exhibit A-1, that do not include the information called for by footnotes 1 and 2 thereof.

          "Change of Control" means the occurrence of any of the following:

          (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Permitted Holders and their Related Parties;

          (ii) the Company becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of
Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders or any of their Related Parties, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the aggregate voting power of the Voting Stock of the Company or Holdings, and beneficially owns more of such Voting Stock than the Permitted Holders and their Related Parties; or

          (iii) a majority of the members of the Board of Directors of the Company cease to be Continuing Directors.

          "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of pre-paid cash expenses that were paid in a prior period) and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted

Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income.

          "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) for such period of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded and (v) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Restricted Subsidiaries.

          "Continuing Directors" means, as of any date of determination, any member of the Board of Directors who (i) was a member of such Board of Directors on the date of this Indenture or (ii) was nominated for election or elected to such Board of Directors with, or whose election to such Board of Directors was approved by, the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election or (iii) is any designee of the Permitted Holders or their Affiliates or was nominated by the Permitted Holders or their Affiliates or any designees of the Permitted Holders or their Affiliates on the Board of Directors.

          "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

          "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

          "Depositary" means, with respect to the Senior Subordinated Discount Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Senior Subordinated Discount Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

          "Designated Senior Debt" has the meaning set forth in Section 10.02 hereof.

          "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Senior Subordinated Discount Notes mature.

          "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

          "Escrow Account" has the meaning given in the Senior Subordinated Discount Note Pledge and Escrow Agreement.

          "Escrow Funds" means the Company's net proceeds from the Senior Subordinated Discount Notes together with $50.0 million of equity contributions from the Sponsors and a deposit, if any, from the Sellers, all held in the Escrow Account pursuant to the Senior Subordinated Discount Note Pledge and Escrow Agreement.

          "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System.

          "Event of Default" has the meaning set forth in Section 6.01 hereof.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Offer" means the offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange Series B Senior Subordinated Discount Notes for Series A Senior Subordinated Discount Notes.

          "Existing Indebtedness" means Indebtedness of AMF and its Restricted Subsidiaries (other than Indebtedness under the New Bank Credit Agreement) in existence on the date of this Indenture, until such amounts are repaid.

          "First-Tier Subsidiaries" means each of the Subsidiaries directly owned by the Company.

          "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above,
(i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated
(A) without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income and (B) subject to clause (ii) of the definition of Consolidated Net Income, by treating a portion of the consolidated revenue of any acquired entity that derives at least 90% of its revenues from the ownership and operation of bowling centers as Consolidated Cash Flow of such entity, regardless of the actual operating results of such entity, such portion being the percentage of the consolidated revenues of the Company's domestic bowling center operations that constituted Consolidated Cash Flow for the most recently ended four full fiscal quarters for which internal financial statements are available and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

          "Fixed Charges" means, with respect to any Person for any period, the sum of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) paid to any Person other than the Company or a Restricted Subsidiary on any series of Preferred Stock of such Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person paying the dividend, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

          "Full Accretion Date" means March 15, 2001.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

          "Global Notes" means, individually and collectively, the Regulation S Temporary Global Note, the Regulation S Permanent Global Note and the Rule 144A Global Note.

          "Government Securities" means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.

          "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

          "Guarantors" means each of (i) Holdings, (ii) each of the First-Tier Subsidiaries, (iii) each of the Second-Tier Subsidiaries and (iv) any other Restricted Subsidiary of the Company that executes a Senior Subordinated Guarantee pursuant to a supplemental indenture, in the form of Exhibit E hereto, in accordance with the provisions of this Indenture, and, in each case, their respective successors and assigns.

          "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) currency exchange or interest rate swap agreements, currency exchange or interest rate cap agreements and currency exchange or interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange or interest rates.

          "Holder" means a holder of any of the Senior Subordinated Discount Notes or Senior Subordinated Notes, as the case may be.

          "Holdings" means AMF Group Holdings Inc., a Delaware corporation.

          "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

          "Indenture" means this Indenture, as amended or supplemented from time to time.

          "Independent Financial Advisor" means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is not an Affiliate of the Company and that is, in the judgment of the Company's Board of Directors, qualified to perform the task for which it has been engaged.

          "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of Equity Interests or other securities by the Company for consideration consisting of common equity securities of the Company shall not be deemed to be an Investment. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, greater than 50% of the outstanding Equity Interests of such Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of.

          "Joint Ventures" means all corporations, partnerships, associations or other business entities (i) that are engaged in a Principal Business and (ii) of which 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more Restricted Subsidiaries (or a combination thereof).

          "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          "Letter of Credit Obligations" means all Obligations in respect of Indebtedness of the Company or any of its Restricted Subsidiaries with respect to letters of credit issued pursuant to the New Bank Credit Agreement which Indebtedness shall be deemed to consist of (a) the aggregate maximum amount then available to be drawn under all such letters of credit (the determination of such maximum amount to assume compliance with all conditions for drawing), and
(b) the aggregate amount that has then been paid by, and not reimbursed to, the issuers under such letters of credit.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

          "Liquidated Damages" means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

          "Mortgage Financing" means the incurrence by the Company or a Restricted Subsidiary of the Company of any Indebtedness secured by a mortgage or other Lien on real property acquired or improved by the Company or any Restricted Subsidiary of the Company after the date of this Indenture.

          "Mortgage Refinancing" means the incurrence by the Company or a Restricted Subsidiary of the Company of any Indebtedness secured by a mortgage or other Lien on real property subject to a mortgage or other Lien existing on the date of this Indenture or created or incurred subsequent to the date of this Indenture as permitted by the terms of this Indenture and owned by the Company or any Restricted Subsidiary of the Company.

          "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

          "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than Senior Bank Debt) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

          "New Bank Credit Agreement" means the credit agreement to be entered into by and among the Company and the financial institutions party thereto providing a portion of the financing for the Acquisition, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced (in whole or in part) from time to time.

          "Non-Recourse Debt" means Indebtedness of an Unrestricted Subsidiary
(i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise) or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

          "Note Custodian" means the Trustee, as custodian with respect to the Senior Subordinated Discount Notes in global form, or any successor entity thereto.

          "Notes" means the Senior Subordinated Discount Notes and the Senior Subordinated Notes.

          "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Offering" means the offering of the Notes by the Company.

          "Offering Circular" means the circular or memorandum, dated March 7, 1996, prepared in connection with and relating to the Offering.

          "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

          "Officers' Certificate" means a certificate signed on behalf of the Company, by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 12.05 hereof.

          "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
12.05 hereof. The counsel may be an employee of or counsel to the Company, any Guarantor or the Trustee.

          "Pari Passu Indebtedness" means indebtedness which ranks pari passu in right of payment to the Senior Subordinated Discount Notes.

          "Permitted Asset Swap" means any one or more transactions in which the Company or any of its Restricted Subsidiaries exchanges assets for consideration consisting of cash and/or assets that are used or useful in a Principal Business and/or a controlling equity interest in a Person engaged in a Principal Business.

          "Permitted Holders" means Goldman, Sachs & Co. and any of its Affiliates.

          "Permitted Investments" means (a) any Investment in the Company or in a Restricted Subsidiary of the Company; (b) any Investment in cash and Cash Equivalents; (c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (A) such Person becomes a Restricted Subsidiary of the Company or (B) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company; (d) any Investment made as a result of the receipt of consideration not constituting cash or Cash Equivalents from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof; (e) any Investment existing on the date of this Indenture; (f) Permitted Asset Swaps; (g) any Investment by Restricted Subsidiaries in other Restricted Subsidiaries and Investments by Subsidiaries that are not Restricted Subsidiaries in other Subsidiaries that are not Restricted Subsidiaries; (h) advances to employees not in excess of $5.0 million outstanding at any one time; (i) any Investment acquired by the Company or any of its Restricted Subsidiaries (A) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; (j) Hedging Obligations; (k) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business; (l) Investments the payment for which consists exclusively of Equity Interests (exclusive of Disqualified Stock) of the Company; and (m) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause
(m) that are at that time outstanding, not to exceed 5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

          "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries in whole or in part; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Senior Subordinated Discount Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Senior Subordinated Discount Notes on terms at least as favorable to the Holders of Senior Subordinated Discount Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

          "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "Preferred Stock" means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

          "Principal Business" means (i) the design, manufacture and sale of bowling and bowling center equipment and allied products, including without limitation, pinspotters, scoring equipment, masking panels, seating, lane maintenance machines, bumper bowling systems, electronic foul detectors, back office support systems, bowling pins, wood and synthetic lanes, ball returns, ball lifts, ball cleaners, other equipment used to equip or outfit a bowling center, spare and replacement parts, maintenance equipment and supplies, bowling balls, bags, shoes, shirts, pool and billiard tables and cues, shuffleboard and other gaming tables, and any other equipment and products used or useful in the operation of bowling centers, (ii) the ownership and operation of bowling centers, in the United States and throughout the world, including without limitation bowling operations, shoe rental, food and beverage sales and services, operation of lounges and bars at or within a bowling center (including without limitation sales and service of alcoholic beverages and provision of music and cabaret activities), operation of pro shops (including without limitation sales and service of merchandise), billiards and other table games, video and arcade games, play centers, movie viewing, gaming activities, such as Pull-Tab, lottery, video poker and keno, and any other activities which are or may become associated with bowling centers, and (iii) any activity or business incidental, directly related or similar to those set forth in clauses (i) or
(ii) of this definition, or any business or activity that is a reasonable extension, development or expansion thereof or ancillary thereto.

          "Registration Rights Agreement" means that certain Registration Rights Agreement, dated as of March 21, 1996, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

          "Regulation S" means Regulation S promulgated under the Securities
Act.

          "Regulation S Global Note" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

          "Regulation S Permanent Global Note" means a permanent global note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 to the form of the Senior Subordinated Discount Note attached hereto as Exhibit A-1, and that is deposited with and registered in the name of the Depositary, representing a series of Senior Subordinated Discount Notes sold in reliance on Regulation S.

          "Regulation S Temporary Global Note" means a single temporary global note in the form of the Senior Subordinated Discount Note attached hereto as Exhibit A-2 that is deposited with and registered in the name of the Depositary, representing a series of Senior Subordinated Discount Notes sold in reliance on Regulation S.

          "Related Parties" means any Person controlled by the Permitted Holders, including any partnership of which any of the Permitted Holders or their Affiliates is a general partner.

          "Representative" has the meaning set forth in Section 10.02 hereof.

          "Repurchase Offer" means an offer made by the Company to purchase all or any portion of a Holder's Senior Subordinated Discount Notes pursuant to
Section 4.10 or 4.13 hereof.

          "Responsible Officer," when used with respect to the Trustee, means any Officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other Officer of the Trustee customarily performing functions similar to those performed by any of the above designated Officers and also means, with respect to a particular corporate trust matter, any other Officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Restricted Investment" means an Investment other than a Permitted Investment.

          "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not (i) an Unrestricted Subsidiary or (ii) a direct or indirect Subsidiary of an Unrestricted Subsidiary; provided, however, that upon the occurrence of any Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of Restricted Subsidiary.

          "Rule 144A" means Rule 144A promulgated under the Securities Act.

          "Rule 144A Global Note" means a permanent global note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 to the form of the Senior Subordinated Discount Note attached hereto as Exhibit A-1, and that is deposited with and registered in the name of the Depositary, representing a series of Senior Subordinated Discount Notes sold to U.S. Persons in reliance on Rule 144A or another exemption from the registration requirements of the Securities Act.

          "SEC" means the Securities and Exchange Commission.

          "Second-Tier Subsidiaries" means each of the Subsidiaries directly owned by the First-Tier Subsidiaries.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Sellers" means the selling stockholders of AMF who are listed on the signature page of the Stock Purchase Agreement.

          "Senior Bank Debt" has the meaning set forth in Section 10.02 hereof.

          "Senior Bank Hedging Obligations" has the meaning set forth in Section
10.02 hereof.

          "Senior Debt" has the meaning set forth in Section 10.02 hereof.

          "Senior Guarantees" means the Guarantees by the Guarantors of Obligations under the New Bank Credit Agreement.

          "Senior Subordinated Discount Note Pledge and Escrow Agreement" means that certain Pledge, Escrow and Assignment Agreement dated as of March 21, 1996 by and among the Company, the Trustee, as trustee, and the Trustee, as collateral agent, substantially in the form of Exhibit G hereto.

          "Senior Subordinated Guarantees" means the Guarantees by the Guarantors of the Obligations under this Indenture and the Senior Subordinated Discount Notes.

          "Senior Subordinated Note Indenture" means that certain indenture, dated as of the date hereof, among the Company, the Guarantors and IBJ Schroder Bank & Trust Company, as trustee, as amended or supplemented from time to time, relating to the Senior Subordinated Notes.

          "Senior Subordinated Notes" means the Company's 10 7/8% Senior Subordinated Notes due 2006 issued pursuant to the Senior Subordinated Note Indenture.

          "Significant Restricted Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

          "Special Redemption Price" has the meaning set forth in Section 3.09 hereof.

          "Sponsors" means GS Capital Partners II, L.P., The Goldman Sachs Group, L.P., GS Capital Partners II Offshore, L.P., Goldman, Sachs & Co. Verwaltungs GmbH, as nominee for GS Capital Partners II Germany, C.L.P., Stone Street Fund 1995, L.P., Bridge Street Fund 1995, L.P., Stone Street Fund 1996, L.P. and Bridge Street Fund 1996, L.P.

          "Stock Purchase Agreement" means that certain Stock Purchase Agreement, dated as of February 16, 1996, by and among Holdings and the Sellers.

          "Subordinated Indebtedness" means any Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries which is expressly by its terms subordinated in right of payment to any other Indebtedness.

          "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

          "Total Assets" means, with respect to any Person, the total consolidated assets of such Person and its Restricted Subsidiaries, as shown on the most recent balance sheet of such Person.

          "Transfer Restricted Securities" means securities that bear or are required to bear the legend set forth in Section 2.06 hereof.

          "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

          "Trustees" means the Trustee together with the trustee named under the Senior Subordinated Note Indenture.

          "Unrestricted Subsidiary" means (i) any Subsidiary (other than the Guarantors or any successor to any of them) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (e) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted pursuant to Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date pursuant to Section 4.09 hereof, the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under Section 4.09 hereof and (ii) no Default or Event of Default would be in existence following such designation.

          "U.S. Person" has the meaning specified in Regulation S.

          "Voting Stock" means, with respect to any Person, any class or series of capital stock of such Person that is ordinarily entitled to vote in the election of directors thereof at a meeting of stockholders called for such purpose, without the occurrence of any additional event or contingency.

          "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

          "Wholly Owned Restricted Subsidiary" is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

          "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02.    OTHER DEFINITIONS.

                                                                   Defined in
                  Term                                              Section
         "Accredited Investor" .........................              2.01
         "Affiliate Transaction" .......................              4.11
         "Asset Sale Offer" ............................              3.10
         "Authentication Order" ........................              2.02
         "Change of Control Offer" .....................              4.13
         "Change of Control Payment" ...................              4.13
         "Change of Control Payment Date" ..............              4.13
         "Covenant Defeasance" .........................              8.03
         "Custodian" ...................................              6.01
         "Event of Default" ............................              6.01
         "Excess Proceeds" .............................              4.10
         "incur" .......................................              4.09
         "incurrence" ..................................              4.09
         "Legal Defeasance" ............................              8.02
         "Offer Amount" ................................              3.10
         "Offer Period" ................................              3.10
         "Paying Agent" ................................              2.03
         "Payment Blockage Notice" .....................             10.04
         "Purchase Date" ...............................              3.10
         "QIB" .........................................              2.01
         "Registrar" ...................................              2.03
         "Restricted Payments" .........................              4.07
         "Retired Capital Stock" .......................              4.07
         "Refunding Capital Stock" .....................              4.07
         "Subordinated Asset Sale Offer" ...............              4.10

SECTION 1.03.    INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Senior Subordinated Discount Notes;

          "indenture security Holder" means a Holder of a Senior Subordinated Discount Note;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee;

          "obligor" on the Senior Subordinated Discount Notes and the Senior Subordinated Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Senior Subordinated Discount Notes and the Senior Subordinated Guarantees, respectively.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04.    RULES OF CONSTRUCTION.

          Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3) "or" is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular;

          (5) provisions apply to successive events and transactions; and

          (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                    ARTICLE 2
                     THE SENIOR SUBORDINATED DISCOUNT NOTES

SECTION 2.01.    FORM AND DATING.

          The Senior Subordinated Discount Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibits A-1 and A-2 attached hereto. The Senior Subordinated Guarantees shall be substantially in the form of Exhibit D attached hereto, the terms of which are incorporated in and made part of this Indenture. The Senior Subordinated Discount Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Senior Subordinated Discount Note shall be dated the date of its authentication. The Senior Subordinated Discount Notes shall be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The terms and provisions contained in the Senior Subordinated Discount Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          (a) Global Notes. Senior Subordinated Discount Notes offered and sold to (i) qualified institutional buyers as defined in Rule 144A ("QIBs") in reliance on Rule 144A and (ii) institutional accredited investors as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act ("Accredited Investors") who are not QIBs, shall be issued initially in the form of Rule 144A Global Notes, which shall be deposited on behalf of the purchasers of the Senior Subordinated Discount Notes represented thereby with the Depositary at its New York office, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Rule 144A Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

          Senior Subordinated Discount Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Senior Subordinated Discount Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Cedel Bank, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The "40-day restricted period" (as defined in Regulation S) shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Cedel Bank certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a Rule 144A Global Note, all as contemplated by Section 2.06(a)(ii) hereof), and
(ii) an Officers' Certificate from the Company. Following the termination of the 40-day restricted period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

          Each Global Note shall represent such of the outstanding Senior Subordinated Discount Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Senior Subordinated Discount Notes from time to time endorsed thereon and that the aggregate amount of outstanding Senior Subordinated Discount Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interest. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Senior Subordinated Discount Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

          The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel Bank shall be applicable to interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by the Agent Members through Euroclear or Cedel Bank.

          Except as set forth in Section 2.06 hereof, the Global Notes may be transferred, in whole an d not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

          (b) Book-Entry Provisions. This Section 2.01(b) shall apply only to Rule 144A Global Notes and the Regulation S Permanent Global Notes deposited with or on behalf of the Depositary.

          The Company shall execute and the Trustee shall, in accordance with this Section 2.01(b), authenticate and deliver the Global Notes that (i) shall be registered in the name of the Depositary or the nominee of the Depositary and
(ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions or held by the Trustee as custodian for the Depositary.

          Agent Members shall have no rights either under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as custodian for the Depositary or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

                  (c) Certificated Notes. Senior Subordinated Discount Notes issued in certificated form shall be substantially in the form of Exhibit A-1 attached hereto (but without including the text referred to in footnotes 1 and 2 thereto).

SECTION 2.02.    EXECUTION AND AUTHENTICATION.

          Two Officers of the Company shall sign the Senior Subordinated Discount Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Senior Subordinated Discount Notes and may be in facsimile form.

          If an Officer of the Company whose signature is on a Senior Subordinated Discount Note no longer holds that office at the time a Senior Subordinated Discount Note is authenticated, the Senior Subordinated Discount Note shall nevertheless be valid.

          A Senior Subordinated Discount Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Senior Subordinated Discount Note has been authenticated under this Indenture.

          The Trustee shall, upon receipt of a written order of the Company signed by two Officers of the Company (the "Authentication Order"), authenticate Senior Subordinated Discount Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Senior Subordinated Discount Notes. The aggregate principal amount of Senior Subordinated Discount Notes outstanding at any time may not exceed such amount except as provided in Section
2.07 hereof.

          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Senior Subordinated Discount Notes. An authenticating agent may authenticate Senior Subordinated Discount Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 2.03.    REGISTRAR AND PAYING AGENT.

          The Company shall maintain an office or agency where Senior Subordinated Discount Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Senior Subordinated Discount Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Senior Subordinated Discount Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

          The Company initially appoints The Depository Trust Company ("DTC") to act as the Depositary with respect to the Global Notes.

          The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes. The Company initially appoints the Trustee to act as the Registrar and Paying Agent with respect to the Certificated Notes.

SECTION 2.04.    PAYING AGENT TO HOLD MONEY IN TRUST.

          The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest, including Liquidated Damages, if any, on the Senior Subordinated Discount Notes, and will notify the Trustee of any default by the Company or any Guarantor in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company or a Guarantor, the Trustee shall serve as Paying Agent for the Senior Subordinated Discount Notes.

SECTION 2.05.    HOLDER LISTS.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company and/or the Guarantors shall furnish to the Trustee at least 10 Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Senior Subordinated Discount Notes and the Company and the Guarantors shall otherwise comply with TIA Section 312(a).

SECTION 2.06.    TRANSFER AND EXCHANGE.

          (a) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture and the procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. The Trustee shall have no obligation to ascertain the Depositary's compliance with such restrictions on transfer. Beneficial interests in a Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note in accordance with the transfer restrictions set forth in the legend in subsection (g) of this Section 2.06. Transfers of beneficial interests in the Global Notes to Persons required to take delivery thereof in the form of an interest in another Global Note shall be permitted as follows:

              (i) Rule 144A Global Note to Regulation S Global Note. If, at any time, an owner of a beneficial interest in a Rule 144A Global Note deposited with the Depositary (or the Trustee as custodian for the Depositary) wishes to transfer its beneficial interest in such Rule 144A Global Note to a Person who is required or permitted to take delivery thereof in the form of an interest in a Regulation S Global Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Regulation S Global Note as provided in this Section 2.06(a)(i). Upon receipt by the Trustee of
                   (1) instructions given in accordance with the Applicable Procedures from an Agent Member directing the Trustee to credit or cause to be credited a beneficial interest in the Regulation S Global Note in an amount equal to the beneficial interest in the Rule 144A Global Note to be exchanged, (2) a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depositary and the Euroclear or Cedel Bank account to be credited with such increase and (3) a certificate in the form of Exhibit B-1 hereto given by the owner of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S, then the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at maturity of the applicable Rule 144A Global Note and to increase or cause to be increased the aggregate principal amount at maturity of the applicable Regulation S Global Note by the principal amount at maturity of the beneficial interest in the Rule 144A Global Note to be exchanged or transferred, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Note equal to the reduction in the aggregate principal amount at maturity of the Rule 144A Global Note, and to debit, or cause to be debited, from the account of the Person making such exchange or transfer the beneficial interest in the Rule 144A Global Note that is being exchanged or transferred.

              (ii) Regulation S Global Note to Rule 144A Global Note. If, at any
                   time, an owner of a beneficial interest in a Regulation S Global Note deposited with the Depositary (or with the Trustee as custodian for the Depositary) wishes to transfer its beneficial interest in such Regulation S Global Note to a Person who is required or permitted to take delivery thereof in the form of an interest in a Rule 144A Global Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Rule 144A Global Note as provided in this Section 2.06(a)(ii). Upon receipt by the Trustee of (1) instructions from Euroclear or Cedel

                   Bank, if applicable, and the Depositary, directing the Trustee, as Registrar, to credit or cause to be credited a beneficial interest in the Rule 144A Global Note equal to the beneficial interest in the Regulation S Global Note to be exchanged, such instructions to contain information regarding the participant account with the Depositary to be credited with such increase, (2) a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depositary and (3) a certificate in the form of Exhibit B-2 attached hereto given by the owner of such beneficial interest stating (A) if the transfer is pursuant to Rule 144A, that the Person transferring such interest in a Regulation S Global Note reasonably believes that the Person acquiring such interest in a Rule 144A Global Note is a QIB and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and any applicable blue sky or securities laws of any state of the United States, (B) that the transfer complies with the requirements of Rule 144 under the Securities Act and any applicable blue sky or securities laws of any state of the United States or (C) if the transfer is pursuant to any other exemption from the registration requirements of the Securities Act, that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the requirements of the exemption claimed, such statement to be supported by an Opinion of Counsel from the transferee or the transferor in form reasonably acceptable to the Company and to the Registrar, then the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at maturity of such Regulation S Global Note and to increase or cause to be increased the aggregate principal amount at maturity of the applicable Rule 144A Global Note by the principal amount at maturity of the beneficial interest in the Regulation S Global Note to be exchanged or transferred, and the Trustee, as Registrar, shall instruct the Depositary, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the applicable Rule 144A Global Note equal to the reduction in the aggregate principal amount at maturity of such Regulation S Global Note and to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the Regulation S Global Note that is being exchanged or transferred.

          (b) Transfer and Exchange of Certificated Notes. When Certificated Notes are presented by a Holder to the Registrar with a request:

              (x)  to register the transfer of the Certificated Notes; or

              (y) to exchange such Certificated Notes for an equal principal amount of Certificated Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested; provided, however, that the Certificated Notes presented or surrendered for registration of transfer or exchange:

              (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing; and

              (ii) in the case of a Certificated Note that is a Transfer
                   Restricted Security, such request shall be accompanied by the following additional information and documents, as applicable:

                   (A) if such Transfer Restricted Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or such Transfer Restricted Security is being transferred to the Company, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto);

                   (B) if such Transfer Restricted Security is being transferred to a QIB in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto); or

                   (C) if such Transfer Restricted Security is being transferred in reliance on any other exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto) and an Opinion of Counsel from such Holder or the transferee reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

          (c) Transfer of a Beneficial Interest in a Rule 144A Global Note or Regulation S Permanent Global Note for a Certificated Note.

              (i) Any Person having a beneficial interest in a Rule 144A Global Note or Regulation S Permanent Global Note may upon request, subject to the Applicable Procedures, exchange such beneficial interest for a Certificated Note. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary (or Euroclear or Cedel Bank, if applicable), from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Rule 144A Global Note or Regulation S Permanent Global Note, and, in the case of a Transfer Restricted Security, the following additional information and documents (all of which may be submitted by facsimile):

                   (A) if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification to that effect from such Person (in substantially the form of Exhibit B-4 hereto);

                   (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B-4 hereto); or

                   (C) if such beneficial interest is being transferred in reliance on any other exemption from the registration requirements of the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B-4 hereto) and an Opinion of Counsel from the transferee or the transferor reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act, in which case the Trustee or the Note Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, cause the aggregate principal amount of Rule 144A Global Notes or Regulation S Permanent Global Notes, as applicable, to be reduced accordingly and, following such reduction, the Company shall execute and the Trustee shall authenticate and deliver to the transferee a Certificated Note in the appropriate principal amount.

              (ii) Certificated Notes issued in exchange for a beneficial interest in a Rule 144A Global Note or Regulation S Permanent Global Note, as applicable, pursuant to this Section 2.06(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Certificated Notes to the Persons in whose names such Senior Subordinated Discount Notes are so registered. Following any such issuance of Certificated Notes, the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at maturity of the applicable Global Note to reflect the transfer.

              (d) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.06), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, or by a nominee of the Depositary to the Depositary or another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

              (e) Transfer and Exchange of a Certificated Note for a Beneficial Interest in a Global Note. A Certificated Note may not be transferred or exchanged for a beneficial interest in a Global Note.

              (f) Authentication of Certificated Notes in Absence of Depositary. If at any time:

                  (i) the Depositary for the Senior Subordinated Discount Notes notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Notes and a successor Depositary for the Global Notes is not appointed by the Company within 90 days after delivery of such notice; or

                  (ii) the Company delivers to the Trustee an Officers' Certificate or an order signed by two Officers of the Company notifying the Trustee that it elects to cause the issuance of Certificated Notes under this Indenture, then the Company shall execute, and the Trustee shall, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, authenticate and deliver, Certificated Notes in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

              (g) Legends.

                  (i)   Except as permitted by the following paragraphs (ii),
                        (iii) and (iv), each Senior Subordinated Discount Note certificate evidencing Global Notes and Certificated Notes (and all Senior Subordinated Discount Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

                        "THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND (A) MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) BY THE INITIAL INVESTOR (a) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (d) TO THE COMPANY OR (e) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (2) BY SUBSEQUENT INVESTORS, AS SET FORTH IN (1) ABOVE AND, IN ADDITION, TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTES EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THE NOTES."

                  (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

                        (A) in the case of any Transfer Restricted Security that
                            is a Certificated Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Certificated Note that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Security upon receipt of a certification from the transferring Holder substantially in the form of Exhibit B-4 hereto; and

                        (B) in the case of any Transfer Restricted Security
                            represented by a Global Note, such Transfer
                            Restricted Security shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of Section 2.06(a) and (b) hereof; provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Note for a Certificated Note that does not bear the legend set forth in (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit B-4 hereto).

                  (iii) Upon any sale or transfer of a Transfer Restricted
                        Security (including any Transfer Restricted Security represented by a Global Note) in reliance on any exemption from the registration requirements of the Securities Act (other than exemptions pursuant to Rule 144A or Rule 144 under the Securities Act) in which the Holder or the transferee provides an Opinion of Counsel to the Company and the Registrar in form and substance reasonably acceptable to the Company and the Registrar (which Opinion of Counsel shall also state that the transfer restrictions contained in the legend are no longer applicable):


                        (A) in the case of any Transfer Restricted Security that
                            is a Certificated Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Certificated Note that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                        (B) in the case of any Transfer Restricted Security
                            represented by a Global Note, such Transfer
                            Restricted Security shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of Section 2.06(a) and (b) hereof.

                  (iv) Notwithstanding the foregoing, upon consummation of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an authentication order in accordance with
                        Section 2.02 hereof, the Trustee shall authenticate Series B Senior Subordinated Discount Notes in exchange for Series A Senior Subordinated Discount Notes accepted for exchange in the Exchange Offer, which Series B Senior Subordinated Discount Notes shall not bear the legend set forth in (i) above, and the Registrar shall rescind any restriction on the transfer of such Series B Senior Subordinated Discount Notes, in each case unless the Holder of such Series A Senior Subordinated Discount Notes is either (A) a broker-dealer, (B) a Person participating in the distribution of the Series A Senior Subordinated Discount Notes or (C) a Person who is an affiliate (as defined in Rule 144A) of the Company.

          (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in Global Notes have been exchanged for Certificated Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for an interest in another Global Note or for Certificated Notes, redeemed, repurchased or cancelled, the principal amount of Senior Subordinated Discount Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.

          (i) General Provisions Relating to Transfers and Exchanges.

              (i) To permit registrations of transfers and exchanges, the
                  Company shall execute and the Trustee shall authenticate Certificated Notes and Global Notes at the Registrar's request.

              (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.07, 3.09, 4.10, 4.13 and 9.05 hereof).

              (iii) The Registrar shall not be required to register the transfer of or exchange any Senior Subordinated Discount Note selected for redemption in whole or in part, except the unredeemed portion of any Senior Subordinated Discount Note being redeemed in part.

              (iv) All Certificated Notes and Global Notes issued upon any registration of transfer or exchange of Certificated Notes or Global Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Certificated Notes or Global Notes surrendered upon such registration of transfer or exchange.

              (v)   The Company shall not be required:

                    (A) to issue, to register the transfer of or to exchange
                        Senior Subordinated Discount Notes during a period beginning at the opening of business 15 days before the day of any selection of Senior Subordinated Discount Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection; or

                    (B) to register the transfer of or to exchange any Senior
                        Subordinated Discount Note so selected for redemption in whole or in part, except the unredeemed portion of any Senior Subordinated Discount Note being redeemed in part; or

                    (C) to register the transfer of or to exchange a Senior
                        Subordinated Discount Note between a record date and the next succeeding interest payment date.

              (vi) Prior to due presentment for the registration of a transfer of any Senior Subordinated Discount Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Senior Subordinated Discount Note is registered as the absolute owner of such Senior Subordinated Discount Note for the purpose of receiving payment of principal of and interest on such Senior Subordinated Discount Notes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

              (vii) The Trustee shall authenticate Certificated Notes and Global
                    Notes in accordance with the provisions of Section 2.02 hereof.

SECTION 2.07.    REPLACEMENT SENIOR SUBORDINATED DISCOUNT NOTES.

          If any mutilated Senior Subordinated Discount Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Senior Subordinated Discount Note, the Company shall issue and the Trustee shall authenticate a replacement Senior Subordinated Discount Note if the conditions for replacement set forth herein have been met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Senior Subordinated Discount Note is replaced. The Company and the Trustee may charge for their expenses in replacing a Senior Subordinated Discount Note.

          Every replacement Senior Subordinated Discount Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Senior Subordinated Discount Notes duly issued hereunder.

SECTION 2.08.    OUTSTANDING SENIOR SUBORDINATED DISCOUNT NOTES.

          The Senior Subordinated Discount Notes outstanding at any time are all the Senior Subordinated Discount Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Senior Subordinated Discount Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Senior Subordinated Discount Note.

          If a Senior Subordinated Discount Note is replaced pursuant to Section
2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Senior Subordinated Discount Note is held by a bona fide purchaser.

          If the principal amount of any Senior Subordinated Discount Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrete or accrue.

          If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Senior Subordinated Discount Notes payable on that date, then on and after that date such Senior Subordinated Discount Notes shall be deemed to be no longer outstanding and shall cease to accrete or accrue interest.

SECTION 2.09.    TREASURY SENIOR SUBORDINATED DISCOUNT NOTES.

          In determining whether the Holders of the required principal amount of Senior Subordinated Discount Notes have concurred in any direction, waiver or consent, Senior Subordinated Discount Notes owned by the Company, any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor (other than Senior Subordinated Discount Notes held by Goldman, Sachs & Co.), shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Senior Subordinated Discount Notes shown on the Trustee's register as being so owned shall be so disregarded.

SECTION 2.10.    TEMPORARY SENIOR SUBORDINATED DISCOUNT NOTES.

          Until Certificated Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Senior Subordinated Discount Notes upon a written order of the Company signed by two Officers of the Company. Temporary Senior Subordinated Discount Notes shall be substantially in the form of Certificated Notes but may have variations that the Company considers appropriate for temporary Senior Subordinated Discount Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Certificated Notes in exchange for temporary Senior Subordinated Discount Notes.

          Holders of temporary Senior Subordinated Discount Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11.    CANCELLATION.

          The Company at any time may deliver Senior Subordinated Discount Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Senior Subordinated Discount Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Senior Subordinated Discount Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall retain or destroy, in accordance with its normal practice, cancelled Senior Subordinated Discount Notes (subject to the record retention requirement of the Exchange
Act). If such Senior Subordinated Discount Notes are destroyed, certification of the destruction of all cancelled Senior Subordinated Discount Notes shall be delivered to the Company. The Company may not issue new Senior Subordinated Discount Notes to replace Senior Subordinated Discount Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.    DEFAULTED INTEREST.

          If the Company defaults in a payment of interest on the Senior Subordinated Discount Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Senior Subordinated Discount Notes and in Section
4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Senior Subordinated Discount Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                    ARTICLE 3
                            REDEMPTION AND PREPAYMENT

SECTION 3.01.     NOTICES TO TRUSTEE.

          If the Company elects to redeem Senior Subordinated Discount Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days (or at least 45 days if the Company requests the Trustee to give notice to the Holders pursuant to Section 3.03 hereof) but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Senior Subordinated Discount Notes to be redeemed and (iv) the redemption price.

SECTION 3.02.    SELECTION OF SENIOR SUBORDINATED DISCOUNT NOTES TO BE REDEEMED.

          If less than all of the Senior Subordinated Discount Notes are to be redeemed at any time, selection of the Senior Subordinated Discount Notes for redemption shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Senior Subordinated Discount Notes are listed or, if the Senior Subordinated Discount Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that, subject to the limitations described above, the Company may, at its option, elect to redeem either Senior Subordinated Discount Notes, Senior Subordinated Notes, or both Senior Subordinated Discount Notes and Senior Subordinated Notes; and provided further, that no Senior Subordinated Discount Notes of $1,000 or less shall be redeemed in part. In the event of partial redemption by lot, the particular Senior Subordinated Discount Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Senior Subordinated Discount Notes not previously called for redemption.

          The Trustee shall promptly notify the Company in writing of the Senior Subordinated Discount Notes selected for redemption and, in the case of any Senior Subordinated Discount Note selected for partial redemption, the principal amount thereof to be redeemed. Senior Subordinated Discount Notes and portions of Senior Subordinated Discount Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Senior Subordinated Discount Notes of a Holder are to be redeemed, the entire outstanding amount of Senior Subordinated Discount Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. If any Senior Subordinated Discount Note is to be redeemed in part only, a new Senior Subordinated Discount Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Senior Subordinated Discount Note. On and after the redemption date, unless the Company defaults in payment of the redemption price, interest ceases to accrete or accrue on Senior Subordinated Discount Notes or portions of them called for redemption. Except as provided in this Section 3.02, provisions of this Indenture that apply to Senior Subordinated Discount Notes called for redemption also apply to portions of Senior Subordinated Discount Notes called for redemption.

SECTION 3.03.    NOTICE OF REDEMPTION.

          Subject to the provisions of Section 3.10 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder of Senior Subordinated Discount Notes to be redeemed at such Holder's registered address.

          The notice shall identify the Senior Subordinated Discount Notes to be redeemed and shall state:

          (a) the redemption date;

          (b) the redemption price;

          (c) if any Senior Subordinated Discount Note is being redeemed in part, the portion of the principal amount of such Senior Subordinated Discount Note to be redeemed and that, after the redemption date upon surrender of such Senior Subordinated Discount Note, a new Senior Subordinated Discount Note or Senior Subordinated Discount Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Senior Subordinated Discount Note;

          (d) the name and address of the Paying Agent or the place or places where such Senior Subordinated Discount Notes are to be surrendered for payment;

          (e) that Senior Subordinated Discount Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (f) that, unless the Company defaults in making such redemption payment, interest on Senior Subordinated Discount Notes called for redemption ceases to accrete or accrue on and after the redemption date;

          (g) the paragraph of the Senior Subordinated Discount Notes and/or Section of this Indenture pursuant to which the Senior Subordinated Discount Notes called for redemption are being redeemed; and

          (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Senior Subordinated Discount Notes.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04.    EFFECT OF NOTICE OF REDEMPTION.

          Once notice of redemption is mailed in accordance with Section 3.03 hereof, Senior Subordinated Discount Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05.    DEPOSIT OF REDEMPTION PRICE.

          At least one Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Senior Subordinated Discount Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Senior Subordinated Discount Notes to be redeemed.

          If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrete or accrue on the Senior Subordinated Discount Notes or the portions of Senior Subordinated Discount Notes called for redemption. If a Senior Subordinated Discount Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Senior Subordinated Discount Note was registered at the close of business on such record date. If any Senior Subordinated Discount Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Senior Subordinated Discount Notes and in Section 4.01 hereof.

SECTION 3.06.    SENIOR SUBORDINATED DISCOUNT NOTES REDEEMED IN PART.

          Upon surrender of a Senior Subordinated Discount Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Senior Subordinated Discount Note equal in principal amount to the unredeemed portion of the Senior Subordinated Discount Note surrendered.

SECTION 3.07.    OPTIONAL REDEMPTION.

          (a) Except as set forth in clause (b) of this Section 3.07, the Company shall not have the option to redeem the Senior Subordinated Discount Notes pursuant to this Section 3.07 prior to March 15, 2001. From and after March 15, 2001, the Company shall have the option to redeem the Senior Subordinated Discount Notes, in whole or in part, upon not less than 30 nor more than 60 days' written notice at the Senior Subordinated Discount Note redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest (including Liquidated Damages, if any) thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on March 15 of each of the years indicated below:

                                                              Percentage of
       Year                                                   Principal Amount
       ----                                                   ----------------
       2001.........................................             106.125%

       2002.........................................             104.083%

       2003.........................................             102.042%

       2004 and thereafter..........................             100.000%



          (b) Notwithstanding the provisions of clause (a) of this Section 3.07, at any time prior to March 15, 1999, the Company may, at its option, on any one or more occasions, redeem Senior Subordinated Discount Notes at a redemption price equal to 112.250% of the Accreted Value thereof, plus accrued and unpaid Liquidated Damages, if any, with the net proceeds of public or private sales of common stock of, or contributions to the common equity capital of, the Company; provided that at least $150.0 million in aggregate Accreted Value of Senior Subordinated Discount Notes remains outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 60 days of the date of the closing of the related sale of common stock of, or capital contribution to, the Company.

          (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

SECTION 3.08.    MANDATORY REDEMPTION.

          Except as set forth under Sections 3.09, 4.10 and 4.13 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Senior Subordinated Discount Notes.

SECTION 3.09.    SPECIAL MANDATORY REDEMPTION.

          (a) The Escrow Funds, in the amount of the net proceeds of the Offering, together with $50.0 million of equity contributions from the Sponsors and one-half of the deposit, if any, from the Sellers, shall be held by the Trustee in the Escrow Account pursuant to the Senior Subordinated Discount Note Pledge and Escrow Agreement. The Escrow Funds shall be invested in Cash Equivalents, as directed from time to time by the Company.

          (b) In addition to any payments required by Sections 4.10 and 4.13 hereof, if consummation of the Acquisition has not occurred on or prior to May 31, 1996, the Company shall redeem all of the outstanding Senior Subordinated Discount Notes upon seven days' prior written notice to the Holders with the Escrow Funds delivered to the Paying Agent pursuant to the terms of the Senior Subordinated Discount Note Pledge and Escrow Agreement, at a redemption price equal to the Special Redemption Price, including Liquidated Damages, if any, as of the date of redemption. Such redemption may be made prior to May 31, 1996, in accordance with the provisions described in this Section 3.09 if the Company determines at such time that it will not consummate the Acquisition.

          (c) Immediately upon receipt by the Paying Agent of the Escrow Funds, the Trustee shall set a date for redemption of all of the Senior Subordinated Discount Notes, which date shall not be more than 7 days from the receipt of such Escrow Funds by the Paying Agent. Once a date for any such redemption has been publicly announced, it shall not be changed. The Trustee shall promptly notify the Holders of the date fixed for any redemption pursuant to this Section 3.09.

          (d) "Special Redemption Price" means, with respect to any Senior Subordinated Discount Note as of any date of redemption with respect thereto, an amount equal to (x) 101% of the Accreted Value thereof if such date is prior to April 18, 1996, (y) 102.5% of the Accreted Value thereof if such date is on or after May 31, 1996, and (z) on any date that is on or after April 18, 1996, and prior to May 31, 1996, a percentage of the Accreted Value thereof determined by linear interpolation between 101% and 102.5% based on the number of days elapsed since April 18, 1996, in the 43-day period between April 18, 1996, and May 31, 1996, including April 18, 1996, as the first day in such period.

          (e) Other than as specifically provided in this Section 3.09, any redemption pursuant to this Section 3.09 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

SECTION 3.10.    OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

          In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an offer to all Holders of Senior Subordinated Discount Notes to purchase Senior Subordinated Discount Notes (an "Asset Sale Offer"), it shall follow the procedures specified below.

          The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Senior Subordinated Discount Notes required to be purchased pursuant to Section 4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Senior Subordinated Discount Notes tendered in response to the Asset Sale Offer. Payment for any Senior Subordinated Discount Notes so purchased shall be made in the same manner as interest payments are made.

          If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Senior Subordinated Discount Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Senior Subordinated Discount Notes pursuant to the Asset Sale Offer.

          Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Depositary. The notice shall contain all instructions and materials necessary to enable such Holders to tender Senior Subordinated Discount Notes pursuant to the Asset Sale Offer. The procedures for commencing an Asset Sale Offer to Holders of Senior Subordinated Notes shall be governed by the terms of the Senior Subordinated Note Indenture. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

          (a) that the Asset Sale Offer is being made pursuant to this Section
    3.10 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

          (b) the Offer Amount, the purchase price and the Purchase Date;

          (c) that any Senior Subordinated Discount Note not tendered or accepted for payment shall continue to accrete or accrue interest;

          (d) that, unless the Company defaults in making such payment, any Senior Subordinated Discount Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest on and after the Purchase Date;

          (e) that Holders electing to have a Senior Subordinated Discount Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Senior Subordinated Discount Note purchased and may not elect to have only a portion of such Senior Subordinated Discount Note purchased;

          (f) that Holders electing to have a Senior Subordinated Discount Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Senior Subordinated Discount Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Subordinated Discount Note completed, or transfer by book-entry transfer, to the Company, a depository, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

          (g) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Senior Subordinated Discount Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Senior Subordinated Discount Note purchased;

          (h) that, if the aggregate principal amount of Senior Subordinated Discount Notes (or, if prior to the Full Accretion Date, the Accreted Value thereof), together with the aggregate principal amount of Senior Subordinated Notes, surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

          (i) that Holders whose Senior Subordinated Discount Notes were purchased only in part shall be issued new Senior Subordinated Discount Notes equal in principal amount to the unpurchased portion of the Senior Subordinated Discount Notes surrendered (or transferred by book-entry transfer).

          On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Senior Subordinated Discount Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Senior Subordinated Discount Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Senior Subordinated Discount Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.10. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Senior Subordinated Discount Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Senior Subordinated Discount Note, and the Trustee, upon receipt of an Authentication Order, shall authenticate and mail or deliver such new Senior Subordinated Discount Note to such Holder, in a principal amount equal to any unpurchased portion of the Senior Subordinated Discount Note surrendered. Any Senior Subordinated Discount Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

          Other than as specifically provided in this Section 3.10, any purchase pursuant to this Section 3.10 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                    ARTICLE 4
                                    COVENANTS

SECTION 4.01.    PAYMENT OF SENIOR SUBORDINATED DISCOUNT NOTES.

          The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Senior Subordinated Discount Notes on the dates and in the manner provided in the Senior Subordinated Discount Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date (or, if required by the Depositary, such earlier time to allow the Trustee to make timely payment to the Depositary) money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Liquidated Damages, if any, in immediately available funds in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

          The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Senior Subordinated Discount Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02.    MAINTENANCE OF OFFICE OR AGENCY.

          The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar or co-registrar) where Senior Subordinated Discount Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Senior Subordinated Discount Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

          The Company may also from time to time designate one or more other offices or agencies where the Senior Subordinated Discount Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

SECTION 4.03.    REPORTS.

          (a) Whether or not required by the rules and regulations of the SEC, so long as any Senior Subordinated Discount Notes are outstanding, the Company shall, commencing after consummation of the Acquisition, furnish to the Holders of Senior Subordinated Discount Notes as of the same dates and for the same periods as would be required pursuant to the Exchange Act if the Company were subject to the Exchange Act (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, following the consummation of the Acquisition, the Company shall file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall at all times comply with TIA Section 314(a).

          (b) For so long as any Senior Subordinated Discount Notes remain outstanding, the Company and the Guarantors shall furnish to the Holders of the Senior Subordinated Discount Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.04.    COMPLIANCE CERTIFICATE.

          (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, Liquidated Damages or interest, if any, on the Senior Subordinated Discount Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

          (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (c) The Company shall, so long as any of the Senior Subordinated Discount Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05.    TAXES.

          The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Senior Subordinated Discount Notes.

Section 4.06.    STAY, EXTENSION AND USURY LAWS.

          Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07.    RESTRICTED PAYMENTS.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Restricted Subsidiary of the Company); (ii) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company; (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness, except at final maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

          (b) the Company would, at the time of such Restricted Payment and immediately after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof; and

          (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of this Indenture (including Restricted Payments permitted by clause (i) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of this Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Board of Directors, of marketable securities received by the Company from the issue or sale since the date of this Indenture of Equity Interests (including Retired Capital Stock (as defined below)) of the Company (except in connection with the Acquisition) or of debt securities of the Company that have been converted into such Equity Interests (other than Refunding Capital Stock (as defined below) or Equity Interests or convertible debt securities of the Company sold to a Restricted Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus (iii) 100% of the aggregate amounts contributed to the common equity capital of the Company since the date of this Indenture (except amounts contributed to finance the Acquisition), plus (iv) 100% of the aggregate amounts received in cash and the fair market value of marketable securities (other than Restricted Investments) received from (x) the sale or other disposition of Restricted Investments made by the Company and its Restricted Subsidiaries since the date of this Indenture or (y) the sale of the stock of an Unrestricted Subsidiary or the sale of all or substantially all of the assets of an Unrestricted Subsidiary to the extent that a liquidating dividend is paid to the Company or any Wholly-Owned Restricted Subsidiary from the proceeds of such sale, plus (v) 100% of any dividends received by the Company or a Wholly Owned Restricted Subsidiary of the Company after the date of this Indenture from an Unrestricted Subsidiary of the Company, plus
    (vi) $10.0 million.

          The foregoing provisions shall not prohibit:

          (i) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Indenture;

          (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company or any Restricted Subsidiary (the "Retired Capital Stock") or any Subordinated Indebtedness, in each case, in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of Equity Interests of the Company (other than any Disqualified Stock) (the "Refunding Capital Stock"); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the immediately preceding paragraph;

          (iii) the defeasance, redemption or repurchase of Subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

          (iv) the redemption, repurchase or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any member of the Company's (or any of its Restricted Subsidiaries') management pursuant to any management equity subscription agreement or stock option or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed the sum of $5.0 million in any twelve-month period plus the aggregate cash proceeds received by the Company during such twelve-month period from any issuance of Equity Interests by the Company to members of management of the Company and its Restricted Subsidiaries; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the immediately preceding paragraph;

          (v) Investments in Unrestricted Subsidiaries or Joint Ventures having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (v) that are at that time outstanding, not to exceed 5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

          (vi) repurchases of Equity Interests deemed to occur upon exercise or conversion of stock options, warrants, convertible securities or other Equity Interests if such Equity Interests represent a portion of the exercise or conversion price of such options, warrants, convertible securities or other similar Equity Interests;

          (vii) the making and consummation of a Subordinated Asset Sale Offer in accordance with the provisions of Section 4.10 hereof; and

          (viii) any dividend or distribution payable on or in respect of any class of Equity Interests issued by a Restricted Subsidiary of the Company; provided that such dividend or distribution is paid on a pro rata basis to all of the holders of such Equity Interests in accordance with their respective holdings of such Equity Interests;

          provided, further, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (iv) or (v) above, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

          As of the date of this Indenture, all of the Company's Subsidiaries shall be Restricted Subsidiaries. The Company shall not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of Unrestricted Subsidiary in Section 1.01 hereof. For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated shall be deemed to be Restricted Payments in an amount equal to the book value of such Investment at the time of such designation. Such designation shall only be permitted if a Restricted Payment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries shall not be subject to any of the restrictive covenants set forth in this Article 4.

          The amount of all Restricted Payments (other than cash) shall be the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, which calculations may be based upon the Company's latest available financial statements.

SECTION 4.08.    DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or
(2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of this Indenture, (b) the New Bank Credit Agreement and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that the New Bank Credit Agreement and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings thereof are no more restrictive taken as a whole with respect to such dividend and other payment restrictions than those terms described in Exhibit F hereto, (c) this Indenture and the Senior Subordinated Discount Notes,
(d) the Senior Subordinated Note Indenture and the Senior Subordinated Notes,
(e) applicable law, (f) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred, (g) by reason of customary non-assignment or net worth provisions in leases and other agreements entered into in the ordinary course of business and consistent with past practices, (h) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (i) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced, (j) other Indebtedness permitted to be incurred subsequent to the date of this Indenture pursuant to the provisions of Section
4.09 hereof; provided that any such restrictions are customary with respect to the type of Indebtedness being incurred (under the relevant circumstances), (k) any Mortgage Financing or Mortgage Refinancing that imposes restrictions on the real property securing such Indebtedness, (l) any Permitted Investment, (m) contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Restricted Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary or (n) customary provisions in joint venture agreements and other similar agreements.

SECTION 4.09.    INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED STOCK.

          The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur" and correlatively, an "incurrence" of) any Indebtedness (including Acquired Debt) and the Company shall not issue any Disqualified Stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio for the Company for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such incurrence would have been at least 2.00 to 1.0 if such date is on or prior to September 15, 1997, 2.25 to 1.0 if such date is after September 15, 1997 and on or prior to March 15, 1999 and 2.50 to 1.0 thereafter, in each case, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock had been issued, as the case may be, and the application of the proceeds therefrom had occurred at the beginning of such four-quarter period.

          The foregoing provisions shall not apply to:

          (a) the incurrence by the Company (and the Guarantee thereof by the Guarantors) of (i) Indebtedness under the New Bank Credit Agreement and the issuance of letters of credit thereunder (with letters of credit being deemed to have a principal amount equal to the aggregate maximum amount then available to be drawn thereunder, assuming compliance with all conditions for drawing) up to an aggregate principal amount of $715.0 million outstanding at any one time, less principal repayments of term loans and permanent commitment reductions with respect to revolving loans and letters of credit under the New Bank Credit Agreement made after the date of this Indenture and (ii) additional Indebtedness under the New Bank Credit Agreement and the issuance of additional letters of credit thereunder (with letters of credit being deemed to have a principal amount equal to the aggregate maximum amount then available to be drawn thereunder, assuming compliance with all conditions for drawing) up to an aggregate principal amount of $75.0 million outstanding at any one time (reduced by the aggregate principal amount (or accreted value, as applicable) of Indebtedness outstanding pursuant to clause (l) of this Section 4.09);

          (b) the incurrence by the Company or any of its Restricted Subsidiaries of any Existing Indebtedness;

          (c) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by the Senior Subordinated Discount Notes or the Senior Subordinated Notes;

          (d) Indebtedness (including Capital Lease Obligations) incurred by the Company or any of its Restricted Subsidiaries to finance the purchase, lease or improvement of property (real or personal), assets or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets), in an aggregate principal amount not to exceed 5% of Total Assets at any time outstanding;

          (e) Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims;

          (f) intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries and Guarantees by a Restricted Subsidiary of the Company of Indebtedness of any other Restricted Subsidiary of the Company or the Company;

          (g) Hedging Obligations that are incurred (1) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding or (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges;

          (h) obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

          (i) the incurrence by the Company or any of the Guarantors of Indebtedness in connection with the acquisition of assets or a new Restricted Subsidiary; provided that such Indebtedness was incurred by the prior owner of such assets or such new Restricted Subsidiary prior to such acquisition by the Company or such Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such acquisition; and provided further that the Fixed Charge Coverage Ratio for the Company for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such transaction would have been at least 2.00 to 1.0 if such date is on or prior to September 15, 1997, 2.25 to 1.0 if such date is after September 15, 1997 and on or prior to March 15, 1999 and 2.50 to 1.0 thereafter, in each case, determined on a pro forma basis, as if such transaction had occurred at the beginning of such four-quarter period and such Indebtedness or Disqualified Stock and the Consolidated Cash Flow of such merged or acquired Person had been included for all purposes in such pro forma calculation;

          (j) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by this Indenture to be incurred;

          (k) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company; and

          (l) the incurrence by the Company of additional Indebtedness not otherwise permitted hereunder in an amount under this clause (l) not to exceed $75.0 million in aggregate principal amount (or accreted value, as applicable) outstanding at any one time (reduced by the aggregate principal amount of Indebtedness outstanding pursuant to clause (a)(ii) above).

SECTION 4.10.    ASSET SALES.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, cause, make or suffer to exist an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) except in the case of a Permitted Asset Swap, at least 80% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Senior Subordinated Discount Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

          Within 365 days after the Company's or any Restricted Subsidiary's receipt of the Net Proceeds of any Asset Sale, the Company or such Restricted Subsidiary may apply the Net Proceeds from such Asset Sale, at its option, (i) to permanently reduce Obligations under the New Bank Credit Agreement (and to correspondingly reduce commitments with respect thereto) or other Senior Debt or Pari Passu Indebtedness, (ii) to secure Letter of Credit Obligations to the extent related letters of credit have not been drawn upon or returned undrawn,
(iii) to an investment in any one or more businesses, capital expenditures or acquisitions of other assets, in each case, used or useful in a Principal Business, (iv) to an investment in properties or assets that replace the properties and assets that are the subject of such Asset Sale and/or (v) in the case of a sale of a bowling center or bowling centers, deem such Net Proceeds to have been applied pursuant to the immediately preceding clause (iv) to the extent of any expenditures made to acquire or construct one or more bowling centers in the general vicinity of the bowling center(s) sold within 365 days preceding the date of the Asset Sale. Pending the final application of any such Net Proceeds, the Company or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Proceeds in Cash Equivalents. Any Net Proceeds from the Asset Sale that are not invested as provided and within the time period set forth in the first sentence of this paragraph shall be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company shall make an Asset Sale Offer to all Holders of Notes to purchase the maximum principal amount of Notes, that is an integral multiple of $1,000, that may be purchased out of the Excess Proceeds at a purchase price in cash in an amount equal to (i) 100% of the aggregate principal amount thereof, plus accrued and unpaid interest, including Liquidated Damages, if any, to the date fixed for the closing of such offer or (ii) with respect to Senior Subordinated Discount Notes, 100% of the Accreted Value thereof on the date of purchase, plus accrued and unpaid Liquidated Damages, if any, if such Asset Sale Offer is prior to the Full Accretion Date, in either case in accordance with the procedures set forth in Section 3.10 hereof. The Company shall commence an Asset Sale Offer with respect to Excess Proceeds within 10 Business Days after the date that the aggregate amount of Excess Proceeds exceeds $25.0 million according to the procedure described in Section 3.10 hereof. To the extent that the aggregate amount of

Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds (x) to offer to redeem Subordinated Indebtedness (a "Subordinated Asset Sale Offer") in accordance with the indenture or other agreement governing such Subordinated Indebtedness or (y) for any purpose not prohibited by any provision herein. If the aggregate principal amount (or Accreted Value, if applicable) of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustees shall select the Notes to be purchased on a pro rata basis, based upon the principal amount (or Accreted Value, if applicable) of Senior Subordinated Discount Notes and the principal amount of Senior Subordinated Notes tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

          The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Senior Subordinated Discount Notes as a result of an Asset Sale.

SECTION 4.11.    TRANSACTIONS WITH AFFILIATES.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors (if there are any disinterested members of the Board of Directors) and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, or with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million as to which there are no disinterested members of the Board of Directors, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

          The foregoing provisions shall not apply to the following: (i) transactions between or among the Company and/or any of its Restricted Subsidiaries; (ii) Restricted Payments or Permitted Investments permitted under
Section 4.07 hereof; (iii) the payment of all fees, expenses and other amounts as disclosed in the Offering Circular relating to the Acquisition; (iv) the payment of reasonable and customary regular fees to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company; (v) the transfer or provision of inventory, goods or services by the Company or any Restricted Subsidiary of the Company in the ordinary course of business to any Restricted Subsidiary of the Company on terms that are customary in the industry or consistent with past practices; (vi) the execution of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any financial advisory, financing, underwriting or placement agreement or any other agreement relating to investment banking or financing activities with Goldman, Sachs & Co. or any of its Affiliates including, without limitation, in connection with acquisitions or divestitures, in each case to the extent that such agreement was approved by a majority of the disinterested members of the Board of Directors in good faith; (vii) payments, advances or loans to employees that are approved by a majority of the disinterested members of the Board of Directors of the Company in good faith; (viii) the performance of any agreement as in effect as of the date of this Indenture or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto so long as any such amendment is not disadvantageous to the Holders of Senior Subordinated Discount Notes in any material respect); (ix) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the date of this Indenture and any similar agreements which it may enter into thereafter, provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the date of this Indenture shall only be permitted by this clause (ix) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders of the Notes in any material respect; (x) transactions permitted by, and complying with, the provisions of Section 5.01 hereof; and (xi) transactions with suppliers or other purchases or sales of goods or services, in each case in the ordinary course of business (including, without limitation, pursuant to joint venture agreements) and otherwise in compliance with the terms of this Indenture which are fair to the Company or its Restricted Subsidiaries, in the reasonable determination of a majority of the disinterested members of the Board of Directors of the Company or an executive officer thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party.

SECTION 4.12.    LIENS.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien that secures obligations under any Pari Passu Indebtedness or Subordinated Indebtedness on any asset or property now owned or hereafter acquired by the Company or any of its Restricted Subsidiaries, or on any income or profits therefrom, or assign or convey any right to receive income therefrom to secure any Pari Passu Indebtedness or Subordinated Indebtedness, unless the Senior Subordinated Discount Notes are equally and ratably secured with the obligations so secured or until such time as such obligations are no longer secured by a Lien; provided, that in any case involving a Lien securing Subordinated Indebtedness, such Lien is subordinated to the Lien securing the Senior Subordinated Discount Notes to the same extent that such Subordinated Indebtedness is subordinated to the Senior Subordinated Discount Notes.

SECTION 4.13.    OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

          (a) Upon the occurrence of a Change of Control, each Holder of Senior Subordinated Discount Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Senior Subordinated Discount Notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price in cash (the "Change of Control Payment") equal to (i) 101% of the aggregate principal amount thereof plus accrued and unpaid interest, including Liquidated Damages, if any, thereon to the date of repurchase or (ii) 101% of the Accreted Value thereof on the date of repurchase plus accrued and unpaid Liquidated Damages, if any, if the Change of Control Offer is prior to the Full Accretion Date. Within 30 days following any Change of Control, the Company shall mail a notice to each Holder, the Trustee and the Depositary stating: (1) that the Change of Control Offer is being made pursuant to this Section 4.13 and that all Senior Subordinated Discount Notes tendered shall be accepted for payment; (2) the purchase price and the purchase date described below (the "Change of Control Payment Date");
(3) that any Senior Subordinated Discount Note not tendered shall continue to accrete or accrue interest; (4) that, unless the Company defaults in the payment of the Change of Control

Payment, all Senior Subordinated Discount Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrete or accrue interest after the Change of Control Payment Date; (5) that Holders electing to have any Senior Subordinated Discount Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Senior Subordinated Discount Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Subordinated Discount Notes completed, to the Paying Agent or the Depositary, as applicable, at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
(6) that Holders shall be entitled to withdraw their election if the Paying Agent or Depositary, as applicable, receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date (or such later date required by applicable law), a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Senior Subordinated Discount Notes delivered for purchase, and a statement that such Holder is withdrawing his or her election to have the Senior Subordinated Discount Notes purchased; and (7) that Holders whose Senior Subordinated Discount Notes are being purchased only in part shall be issued new Senior Subordinated Discount Notes equal in principal amount to the unpurchased portion of the Senior Subordinated Discount Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Senior Subordinated Discount Notes as a result of a Change of Control.

          (b) On a date that is no earlier than 30 days nor later than 60 days from the date that the Company mails or causes to be mailed notice of the Change of Control to the Holders (the "Change of Control Payment Date") the Company shall, to the extent lawful, (1) accept for payment all Senior Subordinated Discount Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Senior Subordinated Discount Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee for cancellation the Senior Subordinated Discount Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Senior Subordinated Discount Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Senior Subordinated Discount Notes so tendered the Change of Control Payment for such Senior Subordinated Discount Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Senior Subordinated Discount Note equal in principal amount to any unpurchased portion of the Senior Subordinated Discount Notes surrendered, if any; provided that each such new Senior Subordinated Discount Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

          (c) Prior to complying with the provisions of this Section 4.13, but in any event within 30 days following a Change of Control, the Company shall either repay all outstanding amounts under the New Bank Credit Agreement or offer to repay in full all outstanding amounts under the New Bank Credit Agreement and repay the Obligations held by each lender who has accepted such offer or obtain the requisite consents, if any, under the New Bank Credit Agreement to permit the repurchase of the Senior Subordinated Discount Notes required by this Section 4.13.

          (d) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.13 and Section 3.10 hereof and such third party purchases all of the Senior Subordinated Discount Notes validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.14.    ISSUANCES OF GUARANTEES OF INDEBTEDNESS.

          The Company shall not permit any Restricted Subsidiary, directly or indirectly, to guarantee or pledge any assets to secure the payment of any other Indebtedness unless such Restricted Subsidiary either (i) is a Guarantor, or
(ii) simultaneously executes and delivers a supplemental indenture to this Indenture, in the form of Exhibit E hereto, providing for the Guarantee of the payment of all Obligations with respect to the Senior Subordinated Discount Notes by such Restricted Subsidiary, which Guarantee shall be senior to such Restricted Subsidiary's Guarantee of or pledge to secure any other Indebtedness that constitutes Subordinated Indebtedness and subordinated to such Restricted Subsidiary's Guarantee of or pledge to secure any other Indebtedness that constitutes Senior Debt to the same extent as the Senior Subordinated Discount Notes are subordinated to Senior Debt. In addition, (x) if the Company shall, after the date of this Indenture, create or acquire any new First-Tier Subsidiary, then such newly created or acquired First-Tier Subsidiary shall execute a supplemental indenture and a Senior Subordinated Guarantee and deliver an Opinion of Counsel in accordance with Article 11 hereof, (y) if any First-Tier Subsidiary shall, after the date of this Indenture, create or acquire any new Second-Tier Subsidiary, then such newly created or acquired Second-Tier Subsidiary shall execute a supplemental indenture and a Senior Subordinated Guarantee and deliver an Opinion of Counsel in accordance with Article 11 hereof and (z) if the Company shall, after the date of this Indenture, create or acquire any new Subsidiary (other than a First-Tier Subsidiary or Second-Tier Subsidiary) that becomes a guarantor under the New Bank Credit Agreement, then such newly created or acquired Subsidiary shall execute a supplemental indenture and a Senior Subordinated Guarantee and deliver an Opinion of Counsel in accordance with Article 11 hereof. Notwithstanding the foregoing, any such Senior Subordinated Guarantee shall provide by its terms that it shall be automatically and unconditionally released and discharged upon certain mergers, consolidations, sales and other dispositions (including, without limitation, by foreclosure) pursuant to Article 11 hereof.

SECTION 4.15.    ACTIVITIES OF HOLDINGS.

          In addition to the restrictions set forth herein, Holdings shall not
(i) hold any assets or incur any Indebtedness or (ii) engage in any business activities; except Holdings may (x) hold all, but not less than all, of the Capital Stock of the Company and (y) be a co-obligor and/or guarantor with respect to Indebtedness if the Company is a primary obligor or guarantor of such Indebtedness and the net proceeds of such Indebtedness are lent to the Company or one or more of its Restricted Subsidiaries.

SECTION 4.16.    ACTIVITIES OF THE COMPANY.

          The Company shall use its best efforts to cause the Acquisition to be consummated as soon as practicable after the closing of the Offering on substantially the terms described in the Offering Circular; provided, however, that the foregoing shall not require Holdings to waive any condition provided in the Stock Purchase Agreement to its obligation to consummate the Acquisition.

          Until consummation of the Acquisition, neither the Company nor any of its Subsidiaries shall be permitted to conduct any substantial business activities of any kind.

SECTION 4.17.    CORPORATE EXISTENCE.

          Subject to Article 5 hereof, the Company and the Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company, the Guarantors and their respective Restricted Subsidiaries; provided, however, that the Company and the Guarantors shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of their respective Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or such Guarantor, as applicable, and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes. Notwithstanding the foregoing, the loss of licenses shall not be deemed a default under this Section 4.17 provided that such loss is not adverse in any material respect to the Holders of the Notes.

SECTION 4.18.     NO SENIOR SUBORDINATED DEBT.

          Notwithstanding the provisions of Section 4.09 hereof, (i) the Company shall not directly or indirectly incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Senior Subordinated Discount Notes and (ii) no Guarantor shall directly or indirectly incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to the Senior Guarantees and senior in any respect in right of payment to the Senior Subordinated Guarantees.

                                    ARTICLE 5
                                   SUCCESSORS

SECTION 5.01.    MERGER, CONSOLIDATION, OR SALE OF ALL OR SUBSTANTIALLY ALL
                 ASSETS.

          The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Senior Subordinated Discount Notes and this Indenture pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, and, if such sale, assignment, transfer, lease, conveyance or other disposition occurs prior to the consummation of the Acquisition, all the obligations of the Company under the Senior Subordinated Discount Note Pledge and Escrow Agreement; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof. Notwithstanding the foregoing clauses (iii) and (iv), (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (b) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction.

SECTION 5.02.    SUCCESSOR CORPORATION SUBSTITUTED.

          Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Senior Subordinated Discount Notes except in the case of a sale of all of the Company's assets that meets the requirements of
Section 5.01 hereof.

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

SECTION 6.01.    EVENTS OF DEFAULT.

          An "Event of Default" occurs if:

          (1) the Company defaults in the payment of interest, including Liquidated Damages, if any, on the Senior Subordinated Discount Notes when the same becomes due and payable and the Default continues for a period of 30 days, whether or not such payment is prohibited by the provisions of
    Article 10 hereof;

          (2) the Company defaults in the payment of the principal of or premium, if any, on the Senior Subordinated Discount Notes when the same become due and payable at maturity, upon redemption or otherwise, whether or not such payment is prohibited by the provisions of Article 10 hereof;

          (3) the Company fails, and such failure continues for 30 days after notice from the Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Subordinated Discount Notes, to observe or perform any covenant, condition or agreement on the part of the Company to be observed or performed pursuant to Sections 3.09, 4.07, 4.09, 4.13 and
    5.01 hereof;

          (4) the Company fails, and such failure continues for 60 days after notice from the Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Subordinated Discount Notes, to comply with any of its other agreements or covenants in, or provisions of, the Senior Subordinated Discount Notes or this Indenture;

          (5) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists or shall be created after the date of this Indenture, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $25.0 million or more;

          (6) the Company or any of its Restricted Subsidiaries fails to pay final judgments aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

          (7) the Company or any of its Restricted Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

              (a) commences a voluntary case,

              (b) consents to the entry of an order for relief against it in an involuntary case,

              (c) consents to the appointment of a Custodian of it or for all or substantially all of its property,

              (d) makes a general assignment for the benefit of its creditors,
                  or

              (e) admits in writing its inability to pay its debts as they become due;

          (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

              (a) is for relief against the Company or any Restricted Subsidiary in an involuntary case,

              (b) appoints a Custodian of the Company or any Restricted
                  Subsidiary or for all or substantially all of the property of the Company or any Restricted Subsidiary, or

              (c) orders the liquidation of the Company or any Restricted
                  Subsidiary,

    and the order or decree remains unstayed and in effect for 60 consecutive days;

          (9) at any time prior to the consummation of the Acquisition, the Company shall breach any material representation, warranty or agreement set forth in, or otherwise not comply with the provisions of, the Senior Subordinated Discount Note Pledge and Escrow Agreement, or the Senior Subordinated Discount Note Pledge and Escrow Agreement shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect; or

          (10) except as otherwise permitted under the provisions of this Indenture, any Senior Subordinated Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect (except by its terms) or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms such Guarantor's obligations under its Senior Subordinated Guarantee.

          The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law. Except for a Default or an Event of Default pursuant to Sections 6.01(1), 6.01(2) or 6.01(3) (with respect to Section 3.09) hereof, the Trustee shall not be deemed to have knowledge of any Default or Event of Default unless the Trustee shall have received written notification of such Default or Event of Default.

          In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Senior Subordinated Discount Notes pursuant to Section 3.07 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Senior Subordinated Discount Notes. If an Event of Default occurs prior to March 15, 2001 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Senior Subordinated Discount Notes prior to March 15, 2001, pursuant to Section 3.07 hereof, then the premium payable for purposes of this paragraph for each of the years beginning on March 15 of the years set forth below shall be as set forth in the following table expressed as a percentage of the Accreted Value, plus accrued interest, if any, and Liquidated Damages, if any, to the date of payment:

                                                      Percentage of
      Year                                            Accreted Value
      ----                                           --------------
      1996....................................          112.250%

      1997....................................          111.025%

      1998....................................          109.800%

      1999....................................          108.575%

      2000....................................          107.350%

SECTION 6.02.    ACCELERATION.

          If an Event of Default (other than an Event of Default specified in clauses (7) and (8) of Section 6.01 hereof) relating to the Company or any Restricted Subsidiary occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Senior Subordinated Discount Notes by written notice to the Company and the Trustee, may declare the unpaid principal amount of (or, if prior to the Full Accretion Date, the Accreted Value of), any accrued interest on and any Liquidated Damages due in respect of all the Senior Subordinated Discount Notes to be due and payable immediately. Upon such declaration the principal (or Accreted Value, if applicable), premium, if any, and interest, including Liquidated Damages, if any, shall be due and payable immediately; provided, however, that so long as any Senior Debt or any commitment therefor is outstanding under the New Bank Credit Agreement, any such notice or declaration shall not become effective until the earlier of (a) five Business Days after such notice is delivered to the Representative for the Senior Bank Debt or (b) the acceleration of any Indebtedness under the New Bank Credit Agreement. Notwithstanding the foregoing, if an Event of Default specified in clause (7) or
(8) of Section 6.01 hereof relating to the Company, any Significant Restricted Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant

Restricted Subsidiary occurs, all outstanding Senior Subordinated Discount Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the then outstanding Senior Subordinated Discount Notes by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree.

SECTION 6.03.    OTHER REMEDIES.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest, including Liquidated Damages, if any, on the Senior Subordinated Discount Notes or to enforce the performance of any provision of the Senior Subordinated Discount Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Senior Subordinated Discount Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Senior Subordinated Discount Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.    WAIVER OF PAST DEFAULTS.

          Holders of not less than a majority in aggregate principal amount of the Senior Subordinated Discount Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Senior Subordinated Discount Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of principal of, premium, if any, and interest, including Liquidated Damages, if any, on, the Senior Subordinated Discount Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Senior Subordinated Discount Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.    CONTROL BY MAJORITY.

          Holders of a majority in principal amount of the then outstanding Senior Subordinated Discount Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Senior Subordinated Discount Notes or that may involve the Trustee in personal liability.

SECTION 6.06.    LIMITATION ON SUITS.

          A Holder of a Senior Subordinated Discount Note may pursue a remedy with respect to this Indenture or the Senior Subordinated Discount Notes only if:

          (a) the Holder of a Senior Subordinated Discount Note gives to the Trustee written notice of a continuing Event of Default;

          (b) the Holders of at least 25% in principal amount of the then outstanding Senior Subordinated Discount Notes make a written request to the Trustee to pursue the remedy;

          (c) such Holder of a Senior Subordinated Discount Note or Holders of Senior Subordinated Discount Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Senior Subordinated Discount Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Senior Subordinated Discount Note may not use this Indenture to prejudice the rights of another Holder of a Senior Subordinated Discount Note or to obtain a preference or priority over another Holder of a Senior Subordinated Discount Note.

SECTION 6.07. RIGHTS OF HOLDERS OF SENIOR SUBORDINATED DISCOUNT NOTES TO RECEIVE PAYMENT.

          Notwithstanding any other provision of this Indenture, the right of any Holder of a Senior Subordinated Discount Note to receive payment of principal (or Accreted Value, if applicable), premium, if any, and interest, including Liquidated Damages, if any, on the Senior Subordinated Discount Note, on or after the respective due dates expressed in the Senior Subordinated Discount Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.    COLLECTION SUIT BY TRUSTEE.

          If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgments in its own name and as trustee of an express trust against the Company or any Guarantor for the whole amount of principal (or Accreted Value, if applicable) of, premium, if any, and interest, including Liquidated Damages, if any, remaining unpaid on the Senior Subordinated Discount Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.    TRUSTEE MAY FILE PROOFS OF CLAIM.

          The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Senior Subordinated Discount Notes allowed in any judicial proceedings relative to the Company or any of the Guarantors (or any other obligor upon the Senior Subordinated Discount Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Senior Subordinated Discount Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.    PRIORITIES.

          If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

          First: to the Trustee, its agents and attorneys for amounts due under
Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          Second: to Holders of Senior Subordinated Discount Notes for amounts due and unpaid on the Senior Subordinated Discount Notes for principal (or Accreted Value, if applicable), premium, if any, and interest, including Liquidated Damages, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Senior Subordinated Discount Notes for principal, premium and Liquidated Damages, if any, and interest, respectively; and

          Third: to the Company or to such party as a court of competent jurisdiction shall direct.

          The Trustee may fix a record date and payment date for any payment to Holders of Senior Subordinated Discount Notes pursuant to this Section 6.10.

SECTION 6.11.    UNDERTAKING FOR COSTS.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Senior Subordinated Discount Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Senior Subordinated Discount Notes.

                                    ARTICLE 7
                                     TRUSTEE

SECTION 7.01.    DUTIES OF TRUSTEE.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (b) Except during the continuance of an Event of Default:

          (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this Section;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section.

          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity reasonably satisfactory to it against any loss, liability or expense.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.    RIGHTS OF TRUSTEE.

          (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or any Guarantor shall be sufficient if signed by an Officer of the Company or such Guarantor.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

          (g) Except with respect to Sections 4.01 and 4.04 hereof, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.01(1), 6.01(2) or 6.01(3) (with respect to Section 3.09) hereof or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

SECTION 7.03.    INDIVIDUAL RIGHTS OF TRUSTEE.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Senior Subordinated Discount Notes and may otherwise deal with the Company, the Guarantors or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04.    TRUSTEE'S DISCLAIMER.

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Senior Subordinated Discount Notes or the Senior Subordinated Guarantees, it shall not be accountable for the Company's use of the proceeds from the Senior Subordinated Discount Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Senior Subordinated Discount Notes or any other document in connection with the sale of the Senior Subordinated Discount Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05.    NOTICE OF DEFAULTS.

          If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Senior Subordinated Discount Notes a notice of the Default or Event of Default within 90 days after it occurs unless such Default or Event of Default has been cured. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on, any Senior Subordinated Discount Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Senior Subordinated Discount Notes.

SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS OF THE SENIOR SUBORDINATED DISCOUNT NOTES.

          Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Senior Subordinated Discount Notes remain outstanding, the Trustee shall mail to the Holders of the Senior Subordinated Discount Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

          A copy of each report at the time of its mailing to the Holders of Senior Subordinated Discount Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Senior Subordinated Discount Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Senior Subordinated Discount Notes are listed on any stock exchange.

SECTION 7.07.    COMPENSATION AND INDEMNITY.

          The Company and the Guarantors shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Guarantors shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel whether incurred in disputes between the parties or in disputes with third parties or otherwise.

          The Company and the Guarantors shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company and the Guarantors promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company and the Guarantors shall not relieve the Company and the Guarantors of their obligations hereunder. The Company and the Guarantors shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company and the Guarantors shall pay the reasonable fees and expenses of such counsel. The Company and the Guarantors need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

          The obligations of the Company and the Guarantors under this Section
7.07 shall survive the satisfaction and discharge of this Indenture.

          To secure the Company's and the Guarantors' payment obligations in this Section, the Trustee shall have a Lien prior to the Senior Subordinated Discount Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal (or Accreted Value, if applicable), premium, if any, and interest, including Liquidated Damages, if any, on particular Senior Subordinated Discount Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7) or (8) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

          The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

SECTION 7.08.    REPLACEMENT OF TRUSTEE.

          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

          The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Senior Subordinated Discount Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

          (a) the Trustee fails to comply with Section 7.10 hereof;

          (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (c) a Custodian or public officer takes charge of the Trustee or its property; or

          (d) the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Senior Subordinated Discount Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Senior Subordinated Discount Notes of at least 10% in principal amount of the then outstanding Senior Subordinated Discount Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee, after written request by any Holder of a Senior Subordinated Discount Note who has been a Holder of a Senior Subordinated Discount Note for at least six months, fails to comply with Section 7.10, such Holder of a Senior Subordinated Discount Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Senior Subordinated Discount Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09.    SUCCESSOR TRUSTEE BY MERGER, ETC.

          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10.    ELIGIBILITY; DISQUALIFICATION.

          There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

          This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

SECTION 7.11.    PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

          The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                    ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.    OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

          The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Senior Subordinated Discount Notes upon compliance with the conditions set forth below in this Article 8.

SECTION 8.02.    LEGAL DEFEASANCE AND DISCHARGE.

          Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Senior Subordinated Discount Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Senior Subordinated Discount Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Senior Subordinated Discount Notes and this Indenture and the Senior Subordinated Guarantees (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Senior Subordinated Discount Notes to receive payments in respect of the principal of, premium, if any, and interest, including Liquidated Damages, if any, on such Senior Subordinated Discount Notes when such payments are due from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, (b) the Company's obligations with respect to such Senior Subordinated Discount Notes under Article 2 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this
Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03.    COVENANT DEFEASANCE.

          Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16 and 4.18 hereof and the covenants contained in the Senior Subordinated Guarantees with respect to the outstanding Senior Subordinated Discount Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Senior Subordinated Discount Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Senior Subordinated Discount Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Senior Subordinated Discount Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under
Section 6.01 hereof, but, except as specified above, the remainder of this Indenture, such Senior Subordinated Discount Notes and such Senior Subordinated Guarantees shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(6), 6.01(9) and 6.01(10) hereof shall not constitute Events of Default.

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SECTION 8.04.    CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

          The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Senior Subordinated Discount
Notes:

              In order to exercise either Legal Defeasance or Covenant
              Defeasance:

                    (a) the Company or the Guarantors must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Senior Subordinated Discount Notes, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants provided to the Trustee, to pay the principal of, premium, if any, and interest, including Liquidated Damages, if any, on the outstanding Senior Subordinated Discount Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company or the Guarantors must, concurrently with such deposit and opinion, provide written notice to the Trustee specifying whether the Senior Subordinated Discount Notes are being defeased to maturity or to a particular redemption date;

                    (b) in the case of an election under Section 8.02 hereof,
              the Company or the Guarantors shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company or the Guarantors have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Senior Subordinated Discount Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                    (c) in the case of an election under Section 8.03 hereof,
              the Company or the Guarantors shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Senior Subordinated Discount Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                    (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Section 6.01(7) or 6.01(8) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

                    (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

                    (f) the Company or the Guarantors shall have delivered to
              the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be

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
              subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

                    (g) the Company or the Guarantors shall have delivered to
              the Trustee an Officers' Certificate stating that the deposit was not made by the Company or the Guarantors, as applicable, with the intent of preferring the Holders of Senior Subordinated Discount Notes over the other creditors of the Company or the Guarantors, as applicable, with the intent of defeating, hindering, delaying or defrauding creditors of the Company or the Guarantors, as applicable, or others; and

                    (h) the Company or the Guarantors shall have delivered to
              the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

              Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Senior Subordinated Discount Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Senior Subordinated Discount Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Senior Subordinated Discount Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

              The Company and the Guarantors shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Senior Subordinated Discount Notes.

              Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06.    REPAYMENT TO COMPANY.

              Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest, including Liquidated Damages, if any, on any Senior Subordinated Discount Note and remaining unclaimed for two years after such principal, premium, if any, or interest, including Liquidated Damages, if any, has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Senior Subordinated Discount Note shall thereafter, as a general creditor,

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
look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.07.    REINSTATEMENT.

          If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company and the Guarantors under this Indenture, the Senior Subordinated Discount Notes and the Senior Subordinated Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or
8.03 hereof, as the case may be; provided, however, that, if the Company or any Guarantor makes any payment of principal of, premium, if any, or interest, including Liquidated Damages, if any, on any Senior Subordinated Discount Note following the reinstatement of its obligations, the Company or such Guarantor shall be subrogated to the rights of the Holders of such Senior Subordinated Discount Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                    ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.    WITHOUT CONSENT OF HOLDERS OF SENIOR SUBORDINATED DISCOUNT
                 NOTES.

          Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Senior Subordinated Discount Note Pledge and Escrow Agreement or the Senior Subordinated Discount Notes without the consent of any Holder of a Senior Subordinated Discount Note:

          (a) to cure any ambiguity, defect or inconsistency;

          (b) to provide for uncertificated Senior Subordinated Discount Notes in addition to or in place of certificated Senior Subordinated Discount Notes;

          (c) to provide for the assumption of the Company's obligations to the Holders of the Senior Subordinated Discount Notes in the case of a merger or consolidation pursuant to Article 5 hereof;

          (d) to make any change that would provide any additional rights or benefits to the Holders of the Senior Subordinated Discount Notes or that does not adversely affect the legal rights hereunder of any Holder of the Senior Subordinated Discount Notes;

          (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

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
          (f) to allow any Guarantor to execute a supplemental indenture and/or a Senior Subordinated Guarantee with respect to the Senior Subordinated Discount Notes.

          Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company and each of the Guarantors, as the case may be, authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02.    WITH CONSENT OF HOLDERS OF SENIOR SUBORDINATED DISCOUNT NOTES.

          Except as provided below in this Section 9.02, the Company, the Guarantors and the Trustee may amend or supplement this Indenture (including
Section 4.10 and 4.13 hereof), the Senior Subordinated Discount Note Pledge and Escrow Agreement and the Senior Subordinated Discount Notes with the consent of the Holders of at least a majority in principal amount of the Senior Subordinated Discount Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Senior Subordinated Discount Notes), and, subject to Sections
6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest, including Liquidated Damages, if any, on the Senior Subordinated Discount Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Senior Subordinated Discount Note Pledge and Escrow Agreement or the Senior Subordinated Discount Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Subordinated Discount Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Senior Subordinated Discount Notes).

          Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company and each of the Guarantors, as the case may be, authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Senior Subordinated Discount Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company and the Guarantors in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

          It shall not be necessary for the consent of the Holders of Senior Subordinated Discount Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Senior Subordinated Discount Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate

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
principal amount of the Senior Subordinated Discount Notes then outstanding may waive compliance in a particular instance by the Company or any Guarantor with any provision of this Indenture or the Senior Subordinated Discount Notes. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Senior Subordinated Discount Notes held by a non-consenting Holder):

              (a) reduce the principal amount of Senior Subordinated Discount Notes whose Holders must consent to an amendment, supplement or waiver;

              (b) reduce the principal of or change the fixed maturity of any Senior Subordinated Discount Note or alter the provisions with respect to the redemption of the Senior Subordinated Discount Notes (except as provided above with respect to Sections 4.10 and 4.13 hereof);

              (c) reduce the rate of accretion on the Senior Subordinated Discount Notes;

              (d) reduce the rate of or change the time for payment of interest, default interest and Liquidated Damages, if any, on any Senior Subordinated Discount Note;

              (e) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest, including Liquidated Damages, if any, on the Senior Subordinated Discount Notes (except a rescission of acceleration of the Senior Subordinated Discount Notes by the Holders of at least a majority in aggregate principal amount of the Senior Subordinated Discount Notes and a waiver of the payment default that resulted from such acceleration);

              (f) make any Senior Subordinated Discount Note payable in money other than that stated in the Senior Subordinated Discount Notes;

              (g) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Senior Subordinated Discount Notes to receive payments of principal of or premium, if any, or interest, including Liquidated Damages, if any, on the Senior Subordinated Discount Notes;

              (h) waive a redemption payment with respect to any Senior Subordinated Discount Note (except as provided above with respect to Sections 4.10 and 4.13 hereof);

              (i) make any change in the foregoing amendment and waiver provisions.

SECTION 9.03.    COMPLIANCE WITH TRUST INDENTURE ACT.

          Every amendment or supplement to this Indenture or the Senior Subordinated Discount Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04.    REVOCATION AND EFFECT OF CONSENTS.

          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Senior Subordinated Discount Note is a continuing consent by the Holder of a Senior Subordinated Discount Note and every subsequent Holder of a Senior Subordinated Discount Note or portion of a Senior Subordinated Discount Note that evidences the same debt as the consenting Holder's Senior Subordinated Discount Note, even if notation of the consent is not made on any Senior Subordinated Discount Note. However, any


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such Holder of a Senior Subordinated Discount Note or subsequent Holder of a
Senior Subordinated Discount Note may revoke the consent as to its Senior Subordinated Discount Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05.    NOTATION ON OR EXCHANGE OF SENIOR SUBORDINATED DISCOUNT NOTES.

          The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Senior Subordinated Discount Note thereafter authenticated. The Company in exchange for all Senior Subordinated Discount Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Senior Subordinated Discount Notes that reflect the amendment, supplement or waiver.

          Failure to make the appropriate notation or issue a new Senior Subordinated Discount Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.    TRUSTEE TO SIGN AMENDMENTS, ETC.

          The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. Neither the Company nor any Guarantor may sign an amended or supplemental Indenture until its respective Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that there has been compliance with all conditions precedent.

                                   ARTICLE 10
                                  SUBORDINATION

SECTION 10.01.   AGREEMENT TO SUBORDINATE.

          The Company agrees, and each Holder by accepting a Senior Subordinated Discount Note agrees, that the Indebtedness evidenced by the Senior Subordinated Discount Note is subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

SECTION 10.02.   CERTAIN DEFINITIONS.

          "Accrued Bankruptcy Interest" means, with respect to any Indebtedness or Hedging Obligations under or secured by the New Bank Credit Agreement, all interest accruing thereon after the filing of a petition by or against the Company under any Bankruptcy Law, in accordance with and at the rate (including any rate applicable upon any default or event of default, to the extent lawful) specified in the documents evidencing or governing such Indebtedness or Hedging Obligations, whether or not the claim for such interest is allowed as a claim after such filing in any proceeding under such Bankruptcy Law.


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          "Bankruptcy Law" means title 11, U.S. Code or any similar Federal or state law for the relief of debtors.

          "Designated Senior Debt" means (i) so long as the Senior Bank Debt is outstanding, the Senior Bank Debt, (ii) the Senior Bank Hedging Obligations and
(iii) any other Senior Debt permitted under this Indenture the principal amount of which is $25.0 million or more and that has been designated by the Company as "Designated Senior Debt."

          "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Debt.

          "Senior Bank Debt" means all Obligations in respect of the Indebtedness outstanding under the New Bank Credit Agreement, together with any refunding, refinancing or replacement (in whole or in part) of such Indebtedness.

          "Senior Bank Hedging Obligations" means all present and future Hedging Obligations of the Company, whether existing now or in the future, that are secured by the New Bank Credit Agreement or any of the collateral documents executed from time to time in connection therewith.

          "Senior Debt" means (i) the Senior Bank Debt, (ii) the Senior Bank Hedging Obligations and (iii) any other Indebtedness permitted to be incurred by the Company under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Senior Subordinated Discount Notes. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (1) any liability for federal, state, local or other taxes owed or owing by the Company, (2) any Indebtedness of the Company to any of its Restricted Subsidiaries or other Affiliates (other than Goldman, Sachs & Co. and its Affiliates, including Pearl Street L.P.), (3) any trade payables, (4) that portion of any Indebtedness that is incurred in violation of this Indenture, (5) Indebtedness which, when incurred and without respect to any election under
Section 1111(b) of Title 11, United States Code, is without recourse to the Company, (6) any Indebtedness, Guarantee or obligation of the Company which is contractually subordinate in right of payment to any other Indebtedness, Guarantee or obligation of the Company; provided, however, that this clause (6) shall not apply to the subordination of liens or security interests covering particular properties or types of assets securing Senior Debt, (7) Indebtedness evidenced by the Notes and (8) Capital Stock.

          A distribution may consist of cash, securities or other property, by set-off or otherwise.

          All Designated Senior Debt now or hereafter existing and all other Obligations relating thereto shall not be deemed to have been paid in full unless the holders or owners thereof shall have received payment in full in cash with respect to such Designated Senior Debt and all other Obligations with respect thereto.

SECTION 10.03.   LIQUIDATION; DISSOLUTION; BANKRUPTCY.

          Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company, in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, or in an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities:



                                       66
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          (1) holders of Senior Debt shall be entitled to receive payment in full of all Obligations in respect of such Senior Debt (including Accrued Bankruptcy Interest) and to have all outstanding Letter of Credit Obligations fully cash collateralized before the Trustee or the Holders shall be entitled to receive any payment of Obligations with respect to the Senior Subordinated Discount Notes (except that the Trustee or the Holders of Senior Subordinated Discount Notes may receive (i) payments of Escrow Funds from the Escrow Account and (ii) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof); and

          (2) until all Obligations with respect to Senior Debt (as provided in subsection (1) above) are paid in full and all outstanding Letter of Credit Obligations are fully cash collateralized, any distribution to which the Trustee or the Holders of Senior Subordinated Discount Notes would be entitled but for this Article, including any such distribution that is payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Senior Subordinated Discount Notes, shall be made to holders of Senior Debt or their Representatives, ratably in accordance with the respective amounts of the principal of such Senior Debt, interest (including Accrued Bankruptcy Interest) thereon and all other Obligations with respect thereto (except that Holders of Senior Subordinated Discount Notes may receive (i) payments of Escrow Funds from the Escrow Account and (ii) payments and other distributions made from any defeasance trust created pursuant to Section
    8.01 hereof), as their interests may appear.

SECTION 10.04.   DEFAULT ON DESIGNATED SENIOR DEBT.

          The Company may not make any payment or distribution to the Trustee or any Holder in respect of Obligations with respect to the Senior Subordinated Discount Notes and may not acquire from the Trustee or any Holder any Senior Subordinated Discount Notes for cash or property (other than (i) payments of Escrow Funds from the Escrow Account and (ii) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof) until all principal and other Obligations with respect to the Senior Debt have been paid in full if:

          (i) a default in the payment of any principal or other Obligations with respect to Designated Senior Debt occurs and is continuing (including any default in payment upon the maturity of any Designated Senior Debt by lapse of time, acceleration or otherwise), or any judicial proceeding is pending to determine whether any such default has occurred; or

          (ii) a default, other than a payment default described in subsection
    (i) above, on Designated Senior Debt, including any event which, with giving of notice or lapse of time, or both, would become an event of default and including any default or event of default that would result upon any payment or distribution with respect to the Senior Subordinated Discount Notes, has occurred and is continuing with respect to any Designated Senior Debt (as such default or event of default is defined in any agreement, indenture or other document governing such Designated Senior Debt) and the Trustee receives a notice of the default (a "Payment Blockage Notice") from a Person who may give it pursuant to Section 10.12 hereof. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until at least 360 days shall have elapsed since the first day of effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been waived for a period of not less than 180 days.


                                       67
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          If the Company is prohibited from making payments on or distributions in respect of the Senior Subordinated Discount Notes or from acquiring the Senior Subordinated Discount Notes, under subsection (i) or (ii) above, the Company may and shall resume payments on and distributions in respect of the Senior Subordinated Discount Notes and may acquire them upon the earlier of:

          (1) the date upon which the default, event of default or other event giving rise to such prohibition is cured or waived or shall have ceased to exist, unless another default, event of default or other event that would prohibit such payment, distribution or acquisition under Section 10.04(i) has occurred and is continuing, or all Obligations in respect of such Designated Senior Debt shall have been discharged or paid in full, or

          (2) in the case of any prohibition referred to in Section 10.04(ii) hereof, 179 days pass after the relevant Payment Blockage Notice is received by the Trustee thereunder,

in each such case, if this Article otherwise permits the payment, distribution or acquisition.

SECTION 10.05.   ACCELERATION OF SENIOR SUBORDINATED DISCOUNT NOTES.

          If payment of the Senior Subordinated Discount Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the acceleration in accordance with Section 6.01 of this Indenture.

SECTION 10.06.   WHEN DISTRIBUTION MUST BE PAID OVER.

          If, notwithstanding the provisions of Sections 10.03 and 10.04, any direct or indirect payment or distribution on account of principal of or interest on or other Obligations with respect to the Senior Subordinated Discount Notes or acquisition, repurchase, redemption, retirement or defeasance of any of the Senior Subordinated Discount Notes shall be made by or on behalf of the Company (including any payments or distribution by any liquidating trustee or agent or other Person in a proceeding referred to in Section 10.03) and received by the Trustee or any Holder of Senior Subordinated Discount Notes at a time when such payment or distribution was prohibited by the provisions of
Section 10.03 or 10.04 or such payment or distribution was required to be made to holders of Senior Debt or their Representatives, then, unless and until such payment or distribution is no longer prohibited by Section 10.03 or 10.04, such payment or distribution shall be received, segregated from other funds or assets and held in trust by the Trustee or such Holder of Senior Subordinated Discount Notes, as the case may be, for the benefit of, and shall be immediately paid or delivered over to, the holders of Senior Debt or their Representatives, ratably in accordance with the respective amounts of the principal of such Senior Debt, interest (including Accrued Bankruptcy Interest) thereon and all other Obligations with respect thereto held or represented by each, until the principal of all Senior Debt, interest (including Accrued Bankruptcy Interest) thereon and all other Obligations with respect thereto have been paid in full and all outstanding Letter of Credit Obligations have been fully cash collateralized. Any distribution to the holders of Senior Debt or their Representatives of assets other than cash may be held by such holders or such Representatives as additional collateral without any duty to the Holder of Senior Subordinated Discount Notes to liquidate or otherwise realize on such assets or to apply such assets to any Senior Debt or other Obligations relating thereto.

          With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee



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shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to or on behalf of Holders of Senior Subordinated Discount Notes or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee. Nothing in this Section 10.06 shall affect the obligation of any Person other than the Trustee to hold such payment or distribution for the benefit of, and to pay or deliver such payment or distribution over to, the holders of Senior Debt or their Representatives.

SECTION 10.07.   NOTICE BY COMPANY.

          The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Senior Subordinated Discount Notes to violate this Article, but failure to give such notice shall not affect the subordination of the Senior Subordinated Discount Notes to the Senior Debt as provided in this Article.

SECTION 10.08.   SUBROGATION.

          After all Senior Debt is paid in full and until the Senior Subordinated Discount Notes are paid in full, Holders of Senior Subordinated Discount Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Senior Subordinated Discount Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders of Senior Subordinated Discount Notes have been applied to the payment of Senior Debt. A distribution made under this Article to holders of Senior Debt that otherwise would have been made to Holders of Senior Subordinated Discount Notes is not, as between the Company and Holders, a payment by the Company on the Senior Subordinated Discount Notes.

SECTION 10.09.   RELATIVE RIGHTS.

          This Article defines the relative rights of Holders of Senior Subordinated Discount Notes and holders of Senior Debt. Nothing in this Indenture shall:

          (1) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium, if any, and interest, including Liquidated Damages, if any, on the Senior Subordinated Discount Notes in accordance with their terms;

          (2) affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders of Senior Debt; or

          (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders.

          If the Company fails because of this Article to pay principal of, premium if any, or interest, including Liquidated Damages, if any, on a Senior Subordinated Discount Note on the due date, the failure is still a Default or Event of Default.

SECTION 10.10.   SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.

          No right of any present or future holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Senior Subordinated Discount Notes shall be impaired by any act or failure to act by the Company or any Holder of Senior Subordinated Discount Notes or any holder of Senior Debt or by the failure of the Company or any Holder of Senior Subordinated Discount Notes or any holder of Senior Debt to comply with this Indenture regardless of any knowledge thereof that any such Holder of Senior Subordinated Discount Notes or holder of Senior Debt, as the case may be, may have or be otherwise charged with. The holders of Senior Debt may extend, renew, restate, supplement, modify or amend the terms of the Senior Debt or any Obligations with respect thereto or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company and its Subsidiaries and Affiliates all without affecting the liabilities and obligations of the parties to this Indenture or the Holders. No provision in any supplemental indenture that adversely affects the subordination of the Senior Subordinated Discount Notes or other provisions of this Article 10 shall be effective against the holders of the Designated Senior Debt that have not consented thereto.

          Each Holder of the Senior Subordinated Discount Notes by their acceptance thereof: (a) acknowledges and agrees that the holders of any Senior Debt or their Representative, in its or their discretion, and without affecting any rights of any holder of Senior Debt under this Article 10, may foreclose any mortgage or deed of trust covering interest in real property securing such Senior Debt or any guarantee thereof by judicial or nonjudicial sale, even though such action may release the Company or any guarantor of such Senior Debt from further liability under such Senior Debt or any guarantee thereof or may otherwise limit the remedies available to the holders thereof; and (b) hereby waives any defense that such Holder may otherwise have to the enforcement by any holder of any Senior Debt or any Representative of such holder against such Holder of this Article 10 after or as a result of any action, including any such defense based on any loss or impairment of rights of subrogation.

          If at any time any payment of Obligations with respect to any Senior Debt is rescinded or must otherwise be returned upon the insolvency, bankruptcy, reorganization or liquidation of the Company or otherwise, the provisions of this Article 10 shall continue to be effective or reinstated, as the case may be, to the same extent as though such payments had not been made.

SECTION 10.11.   DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

          Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

          Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders of Senior Subordinated Discount Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Senior Subordinated Discount Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

SECTION 10.12.   RIGHTS OF TRUSTEE AND PAYING AGENT.

          Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Senior Subordinated Discount Notes, unless a Responsible Officer of the Trustee shall have received at its Corporate Trust Office at least two Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Senior Subordinated Discount Notes to violate this Article. Only the Company or a Representative may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

          The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 10.13.   AUTHORIZATION TO EFFECT SUBORDINATION.

          Each Holder of a Senior Subordinated Discount Note by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the agent under the New Bank Credit Agreement is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Senior Subordinated Discount Notes.

          The Company, the Trustee and each Holder by their acceptance of the Senior Subordinated Discount Notes acknowledge that damages would be inadequate to compensate the holders of Senior Debt for any breach or default by the Company, the Trustee or any such Holder of its obligations under this Article 10, and, therefore, agree that the holders of Senior Debt and their Representatives shall be entitled to equitable relief, including injunctive relief and specific performance, in the enforcement thereof.

SECTION 10.14.   AMENDMENTS.

          The provisions of this Article 10 shall not be amended or modified without the written consent of the holders of all Senior Debt unless such amendment or modification does not adversely affect the holders of such Senior Debt.

                                   ARTICLE 11
                         SENIOR SUBORDINATED GUARANTEES

SECTION 11.01.   SENIOR SUBORDINATED GUARANTEES.

          Subject to this Article 11, each of the Guarantors, jointly and severally, hereby unconditionally guarantees to each Holder of a Senior Subordinated Discount Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Senior Subordinated Discount Notes or the obligations of the Company under this Indenture or the Senior Subordinated Discount Notes, that: (a) the principal of, premium, if any, and interest, including Liquidated Damages, if any, on the Senior Subordinated Discount Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and (to the extent permitted by law) interest on the overdue principal of, premium and interest, including Liquidated Damages, on the Senior Subordinated Discount Notes, if any, and all other obligations of the Company to the Holders or the Trustee under this Indenture or the Senior Subordinated Discount Notes shall be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Senior Subordinated Discount Notes; and (b) in case of any extension of time of payment or renewal of any Senior Subordinated Discount Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, the Guarantors shall be obligated to pay the same immediately whether or not such failure to pay has become an Event of Default which could cause acceleration pursuant to Section 6.02 hereof. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

          The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Senior Subordinated Discount Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Senior Subordinated Discount Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that, subject to this Article 11, this Senior Subordinated Guarantee shall not be discharged except by complete performance of the obligations contained in the Senior Subordinated Discount Notes and this Indenture.

          If any Holder of Senior Subordinated Discount Notes or the Trustee is required by any court or otherwise to return to the Company or Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or Guarantors, any amount paid by either to the Trustee or such Holder, this Senior Subordinated Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

          Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders of Senior Subordinated Discount Notes in respect of any Obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Senior Subordinated Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby and (y) in the event of any declaration of acceleration of such Obligations as provided in
Section 6.02 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Senior Subordinated Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Senior Subordinated Guarantees.

SECTION 11.02.   SUBORDINATION OF SENIOR SUBORDINATED GUARANTEE.

          The Obligations of each Guarantor under its Senior Subordinated Guarantee pursuant to this Article 11 shall be junior and subordinated to the Senior Guarantee of such Guarantor on the same basis as the Senior Subordinated Discount Notes are junior and subordinated to Senior Debt of the Company. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Senior Subordinated Discount Notes pursuant to this Indenture, including Article 10 hereof.

SECTION 11.03.   LIMITATION ON GUARANTOR LIABILITY.

          Each Guarantor, and by its acceptance of Senior Subordinated Discount Notes, each Holder, hereby confirms that it is the intention of all such parties that the Senior Subordinated Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Senior Subordinated Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Senior Subordinated Guarantee and this Article 11 shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Senior Subordinated Guarantee not constituting a fraudulent transfer or conveyance.

SECTION 11.04.   EXECUTION AND DELIVERY OF SENIOR SUBORDINATED GUARANTEES.

          To evidence its Senior Subordinated Guarantee set forth in Section 11.01, each Guarantor hereby agrees that a notation of such Senior Subordinated Guarantee substantially in the form of Exhibit D shall be endorsed by an Officer of such Guarantor on each Senior Subordinated Discount Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by its President or one of its Vice Presidents and attested to by an Officer of such Guarantor.

          Each Guarantor hereby agrees that its Senior Subordinated Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Senior Subordinated Discount Note a notation of such Senior Subordinated Guarantee.

          If an Officer whose signature is on this Indenture or on the Senior Subordinated Guarantee no longer holds that office at the time the Trustee authenticates the Senior Subordinated Discount Note on which a Senior Subordinated Guarantee is endorsed, the Senior Subordinated Guarantee shall be valid nevertheless.

          The delivery of any Senior Subordinated Discount Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Senior Subordinated Guarantee set forth in this Indenture on behalf of the Guarantors.

          In the event that the Company creates or acquires any new Subsidiaries subsequent to the date of this Indenture, if required by Section 4.14 hereof, the Company shall cause such Subsidiaries to execute supplemental indentures to this Indenture and Senior Subordinated Guarantees in accordance with Section
4.14 hereof and this Article 11, to the extent applicable.

SECTION 11.05.   GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

          No Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor unless:

          (a) subject to Section 11.06 hereof, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) unconditionally assumes all the obligations of such Guarantor under the Senior Subordinated Guarantee and this Indenture on the terms set forth herein pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee;

          (b) immediately after giving effect to such transaction, no Default or Event of Default exists; and

          (c) the Company would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio to incur, immediately after giving effect to such transaction, at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of
    Section 4.09 hereof.

In case of any such consolidation or merger and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Senior Subordinated Guarantee endorsed upon the Senior Subordinated Discount Notes and of the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Senior Subordinated Guarantees to be endorsed upon all of the Senior Subordinated Discount Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Senior Subordinated Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Senior Subordinated Guarantees had been issued at the date of the execution hereof.

          Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (a) through (c) above, nothing contained in this Indenture or in any of the Senior Subordinated Discount Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

SECTION 11.06.   RELEASES OF SENIOR SUBORDINATED GUARANTEES.

          In the event of a sale or other disposition of all or substantially all of the assets of any Guarantor (other than Holdings), by way of merger, consolidation or otherwise, or a sale or other disposition (including, without limitation, by foreclosure) of all of the Capital Stock of any Guarantor (other than Holdings), then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise (including, without limitation, by foreclosure), of all of the Capital Stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) shall be automatically released and relieved of any obligations under its Senior Subordinated Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with Section 4.10 hereof. Upon the merger, consolidation, sale or other disposition (including, without limitation, by foreclosure) of all or substantially all of the assets of the Company, then Holdings shall be automatically released and relieved of any obligations under its Senior Subordinated Guarantee; provided that such merger, consolidation or sale complies with Section 5.01 hereof. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Sections 4.10 and
5.01 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Senior Subordinated Guarantee.

          Any Guarantor not released from its obligations under its Senior Subordinated Guarantee shall remain liable for the full amount of principal of and interest on the Senior Subordinated Discount Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.

SECTION 11.07.   "TRUSTEE" TO INCLUDE PAYING AGENT.

          In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 11 shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 11 in place of the Trustee.

                                   ARTICLE 12
                                  MISCELLANEOUS

SECTION 12.01.   TRUST INDENTURE ACT CONTROLS.

          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

SECTION 12.02.   NOTICES.

          Any notice, request, instruction, order or other communication by the Company, the Guarantors or the Trustee to the others is duly given only if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

          If to the Company or any Guarantors:

            AMF Group Inc.
            7313 Bell Creek Road
            Mechanicsville, VA  23221
            Telecopier No.:  (804) 559-8666
            Attention:  Secretary

          With a copy to:

             GS Capital Partners II, L.P.
             85 Broad Street
             New York, NY  10004
             Telecopier No.:  (212) 902-3000
             Attention:  David J. Greenwald

                and

             Wachtell, Lipton, Rosen & Katz
             51 West 52nd Street
             New York, NY  10019
             Telecopier No.:  (212) 403-2000
             Attention:  Elliott V. Stein

          If to the Trustee:

              American Bank National Association
              101 E. Fifth Street
              St. Paul, MN  55101-1860
              Telecopier No.:  (612) 229-6415
              Attention:  Corporate Trust Administration

          The Company, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

          All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 12.03. COMMUNICATION BY HOLDERS OF SENIOR SUBORDINATED DISCOUNT NOTES WITH OTHER HOLDERS OF SENIOR SUBORDINATED DISCOUNT NOTES.

          Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Senior Subordinated Discount Notes. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 12.04.   CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

          Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, the Company or such Guarantor, as the case may be, shall furnish to the Trustee:

          (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 12.05.   STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

          (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 12.06.   RULES BY TRUSTEE AND AGENTS.

          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

          No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Senior Subordinated Discount Notes, the Senior Subordinated Guarantees, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Senior Subordinated Discount Notes by accepting a Senior Subordinated Discount Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Subordinated Discount Notes.

SECTION 12.08.   GOVERNING LAW.

          THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE SENIOR SUBORDINATED DISCOUNT NOTES AND THE SENIOR SUBORDINATED GUARANTEES.

SECTION 12.09.   NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

          This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture and the Senior Subordinated Guarantees.

SECTION 12.10.   SUCCESSORS.

          All agreements of the Company and each Guarantor in this Indenture and the Senior Subordinated Discount Notes shall bind its respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.11.   SEVERABILITY.

          In case any provision in this Indenture or in the Senior Subordinated Discount Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.12.   COUNTERPART ORIGINALS.

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 12.13.   TABLE OF CONTENTS, HEADINGS, ETC.

          The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


                         [Signatures on following page]

                                   SIGNATURES

Dated as of March 21, 1996

                                     AMF GROUP INC.

Attest:                              By: /s/ Richard A. Friedman
                                        ----------------------------
                                     Name: Richard A. Friedman
                                     Title: President
/s/ Michael P. Bardaro
- --------------------------
Name: Michael P. Bardaro
Title: Secretary

                                     AMF GROUP HOLDINGS INC.

Attest:                              By: /s/ Richard A. Friedman
                                        ----------------------------
                                     Name: Richard A. Friedman
                                     Title: President
/s/ Carla H. Skodinski
- --------------------------
Name: Carla H. Skodinski
Title: Secretary

                                     AMF BOWLING HOLDINGS INC.

Attest:                              By: /s/ Robert L. Morin
                                        ----------------------------
                                     Name: Robert L. Morin
                                     Title: President
/s/ William W. Flexon
- --------------------------
Name: William W. Flexon
Title: Secretary

                                     AMF BOWLING CENTERS HOLDINGS INC.

Attest:                              By: /s/ Douglas J. Stanard
                                        ----------------------------
                                     Name: Douglas J. Stanard
                                     Title: President
/s/ Michael P. Bardaro
- --------------------------
Name: Michael P. Bardaro
Title: Assistant Secretary

                                     AMF WORLDWIDE BOWLING CENTERS HOLDINGS INC.

Attest:                              By: /s/ Douglas J. Stanard
                                        ----------------------------
                                     Name: Douglas J. Stanard
                                     Title: President
/s/ Michael P. Bardaro
- --------------------------
Name: Michael P. Bardaro
Title: Secretary

Dated as of March 21, 1996

                                     AMERICAN BANK NATIONAL ASSOCIATION
                                                  Trustee

Attest:                              By:  /s/ Frank Lester
                                          -----------------------------------
/s/ THOMAS M. KORSMAN                Name:  FRANK P. LESTER IV
- ----------------------               Title: Vice President
THOMAS M. KORSMAN
 VICE PRESIDENT

                                   EXHIBIT A-1
                   (Face of Senior Subordinated Discount Note)
================================================================================

   FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, THE ISSUE PRICE IS $552.94, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $447.06, THE ISSUE DATE IS MARCH 21, 1996 AND THE YIELD TO MATURITY IS 12 1/4% PER ANNUM.



                                                                 CUSIP 030985AB1


No.                                                                   $
    -----                                                              ---------


    12 1/4% [Series A] [Series B] Senior Subordinated Discount Notes due 2006

                                 AMF GROUP INC.

   promises to pay to

   or registered assigns,

   the principal sum of

   Dollars ($           ) on March 15, 2006.

   Interest Payment Dates: March 15 and September 15

   Record Dates: March 1 and September 1

                                                     Dated:           ,
                                                           -----------  -----

                                                     AMF GROUP INC.

                                                     By:
                                                        ------------------------
                                                      Name:
                                                      Title:

                                                     By:
                                                        ------------------------
                                                      Name:
                                                      Title:

This is one of the Senior
Subordinated Discount Notes
referred to in the                                           (SEAL)
within-mentioned Indenture:

AMERICAN BANK NATIONAL ASSOCIATION,
as Trustee

By:
   ----------------------------------
  Authorized Signatory

================================================================================



                                      A1-1

                   (Back of Senior Subordinated Discount Note)

    12 1/4% [Series A] [Series B] Senior Subordinated Discount Note due 2006

          [UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SENIOR SUBORDINATED DISCOUNT NOTES IN DEFINITIVE FORM, THIS SENIOR SUBORDINATED DISCOUNT NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.](1)

          THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND (A) MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) BY THE INITIAL INVESTOR (a) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (d) TO THE COMPANY OR (e) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (2) BY SUBSEQUENT INVESTORS, AS SET FORTH IN (1) ABOVE AND, IN ADDITION, TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTES EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THE NOTES.

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

    1. INTEREST. AMF Group Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Senior Subordinated Discount Note beginning March 15, 2001 at the rate of 12 1/4% per annum. Until March 15, 2001 (the "Full Accretion Date"), no interest will be paid in cash on the Senior Subordinated Discount Notes, but the Accreted Value will accrete (representing the amortization of original issue discount) between the Issuance Date and the Full Accretion Date, on a semi-annual bond equivalent basis using a 360-day year comprised of twelve 30-day months such that the Accreted Value shall be equal to the full principal amount at maturity of the Senior Subordinated Discount Notes on the Full Accretion Date. Beginning on the Full Accretion Date, interest on the Senior Subordinated Discount

- --------------
1.  This paragraph should be included only if the Senior Subordinated Discount
      Note is issued in global form.



                                      A1-2

Notes shall accrue at the rate of 12 1/4% per annum and shall be payable in cash semi-annually in arrears on March 15 and September 15, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"); provided that the first Interest Payment Date shall be September 15, 2001. Interest on the Senior Subordinated Discount Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Full Accretion Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

    2. METHOD OF PAYMENT. On each Interest Payment Date the Company shall pay interest and Liquidated Damages, if any, to the Person who is the Holder of record of this Senior Subordinated Discount Note as of the close of business on March 1 or September 1 immediately preceding such Interest Payment Date, even if this Senior Subordinated Discount Note is cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Principal, premium, if any, and interest, including Liquidated Damages, if any, on this Senior Subordinated Discount Note will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest, including Liquidated Damages, if any, may be made by check mailed to the Holder of this Senior Subordinated Discount Note at its address set forth in the register of Holders of Senior Subordinated Discount Notes; provided, however, that all payments with respect to Global Notes and Certificated Notes the Holders of which have given wire transfer instructions to the Company at least 10 Business Days prior to the applicable payment date will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

    3. PAYING AGENT AND REGISTRAR. Initially, American Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company, any Guarantor or any other of its Restricted Subsidiaries may act in any such capacity.

    4. INDENTURE. The Company issued the Senior Subordinated Discount Notes under an Indenture dated as of March 21, 1996 ("Indenture") among the Company, the Guarantors and the Trustee. The terms of the Senior Subordinated Discount Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Senior Subordinated Discount Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Senior Subordinated Discount Notes are general unsecured obligations of the Company limited in an aggregate principal amount at maturity to $452.0 million and will mature on March 15, 2006.

    5. OPTIONAL REDEMPTION.

    (a) The Senior Subordinated Discount Notes are not redeemable at the Company's option prior to March 15, 2001. From and after March 15, 2001, the Senior Subordinated Discount Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' written notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, including Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on March 15 of the years indicated below:


                                      A1-3

                  YEAR                                         PERCENTAGE
                  ----                                         ----------
                  2001 .................................         106.125%
                  2002 .................................         104.083%
                  2003 .................................         102.042%
                  2004 and thereafter ..................         100.000%

    (b) Notwithstanding the provisions of clause (a) of this Paragraph 5, prior to March 15, 1999, the Company may, at its option, on any one or more occasions, redeem Senior Subordinated Discount Notes at a redemption price equal to 112.250% of the Accreted Value thereof, plus accrued and unpaid Liquidated Damages, if any, thereon with the net proceeds of public or private sales of common stock of, or contributions to the common equity capital of, the Company; provided that at least $150.0 million in aggregate Accreted Value of Senior Subordinated Discount Notes remains outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 60 days of the date of the closing of the related sale of common stock of, or capital contribution to, the Company.

    6. MANDATORY REDEMPTION.

    Except as set forth in paragraphs 7 and 8 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Senior Subordinated Discount Notes.

    7. SPECIAL MANDATORY REDEMPTION.

    If consummation of the Acquisition has not occurred on or prior to May 31, 1996, all of the outstanding Senior Subordinated Discount Notes shall be subject to a Special Mandatory Redemption upon seven days' prior written notice to the Holders with the Escrow Funds from the Escrow Account at a redemption price equal to the Special Redemption Price, including Liquidated Damages, if any, as of the date of redemption. Such Special Mandatory Redemption may be made prior to May 31, 1996, in accordance with the provisions described above if the Company determines at such time that it will not consummate the Acquisition. "Special Redemption Price" means, with respect to any Senior Subordinated Discount Note as of any date of redemption with respect thereto, an amount equal to (x) 101% of the Accreted Value thereof if such date is prior to April 18, 1996, (y) 102.5% of the Accreted Value thereof if such date is on or after May 31, 1996, and (z) on any date that is on or after April 18, 1996, and prior to May 31, 1996, a percentage of the Accreted Value thereof determined by linear interpolation between 101% and 102.5% based on the number of days elapsed since April 18, 1996, in the 43-day period between April 18, 1996, and May 31, 1996, including April 18, 1996, as the first day in such period.

    8. REPURCHASE AT OPTION OF HOLDER.

    (a) If there is a Change of Control, each Holder of Senior Subordinated Discount Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 in principal amount or an integral multiple thereof) of such Holder's Senior Subordinated Discount Notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, including Liquidated Damages, if any, thereon to the date of repurchase (or 101% of the Accreted Value thereof on the date of repurchase, plus accrued and unpaid Liquidated Damages, if any, if the Change of Control Offer occurs prior to the Full Accretion Date). Within 30 days following any Change of Control, the Company shall




                                      A1-4
mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

    (b) If the Company or a Restricted Subsidiary consummates any Asset Sales permitted by the Indenture, within 10 days of each date on which the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company shall commence an offer to all Holders of Senior Subordinated Discount Notes and, to the extent required by the Senior Subordinated Note Indenture, the Holders of Senior Subordinated Notes (an "Asset Sale Offer") pursuant to Section 3.10 of the Indenture to purchase the maximum principal amount of Notes, that is an integral multiple of $1,000, that may be purchased out of the Excess Proceeds at a purchase price in cash in an amount equal to 100% of the aggregate principal amount thereof on the date fixed for the closing of such offer plus accrued and unpaid interest, including Liquidated Damages, if any, to the date fixed for the closing of such offer (or, with respect to Senior Subordinated Discount Notes, 100% of the Accreted Value thereof on the date of purchase if such Asset Sale Offer is prior to the Full Accretion Date) in accordance with the procedures set forth in the Indenture and the Senior Subordinated Note Indenture, as applicable. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds (x) to offer to redeem Subordinated Indebtedness in accordance with Section 4.07 of the Indenture or (y) for any purpose not prohibited by any provision of the Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustees shall select the Notes to be purchased on a pro rata basis. Holders of Senior Subordinated Discount Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Senior Subordinated Discount Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of this Senior Subordinated Discount Note.

    9. NOTICE OF OPTIONAL REDEMPTION. Notice of optional redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Senior Subordinated Discount Notes are to be redeemed at its registered address. Senior Subordinated Discount Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Senior Subordinated Discount Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrete or accrue on Senior Subordinated Discount Notes or portions thereof called for redemption.

    10. DENOMINATIONS, TRANSFER, EXCHANGE. The Senior Subordinated Discount Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Senior Subordinated Discount Notes may be registered and Senior Subordinated Discount Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Senior Subordinated Discount Note or portion of a Senior Subordinated Discount Note selected for redemption, except for the unredeemed portion of any Senior Subordinated Discount Note being redeemed in part. Also, it need not exchange or register the transfer of any Senior Subordinated Discount Notes for a period of 15 days before a selection of Senior Subordinated Discount Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

    11. PERSONS DEEMED OWNERS. The registered Holder of a Senior Subordinated Discount Note may be treated as its owner for all purposes.


                                      A1-5

    12. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Senior Subordinated Discount Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Senior Subordinated Discount Notes, and any existing default or compliance with any provision of the Indenture or the Senior Subordinated Discount Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Subordinated Discount Notes. Without the consent of any Holder of a Senior Subordinated Discount Note, the Indenture or the Senior Subordinated Discount Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Senior Subordinated Discount Notes in addition to or in place of certificated Senior Subordinated Discount Notes, to provide for the assumption of the Company's obligations to Holders of the Senior Subordinated Discount Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Senior Subordinated Discount Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

    13. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest, including Liquidated Damages, if any, on the Senior Subordinated Discount Notes (whether or not prohibited by Article 10 the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Senior Subordinated Discount Notes (whether or not prohibited by Article 10 of the Indenture); (iii) failure by the Company for 30 days after notice from the Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Subordinated Discount Notes to comply with Sections 3.09, 4.07, 4.09, 4.13 or 5.01 of the Indenture; (iv) failure by the Company for 60 days after notice from the Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Subordinated Discount Notes to comply with any of its other agreements in the Indenture or the Senior Subordinated Discount Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $25.0 million or more; (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries; (viii) any failure by the Company to comply with the provisions of the Senior Subordinated Discount Note Pledge and Escrow Agreement at any time prior to the consummation of the Acquisition; and (ix) except as permitted by the Indenture, any Senior Subordinated Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect (except by its terms) or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms such Guarantor's obligations under its Senior Subordinated Guarantee. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Subordinated Discount Notes may declare all the Senior Subordinated Discount Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Senior Subordinated Discount Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Senior Subordinated Discount Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Senior Subordinated Discount Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Senior Subordinated Discount Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment



                                      A1-6
of principal or interest, including Liquidated Damages, if any) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Senior Subordinated Discount Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Senior Subordinated Discount Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest, including Liquidated Damages, if any, on, or the principal and premium, if any, of, the Senior Subordinated Discount Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

          14. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Senior Subordinated Discount Notes, and may otherwise deal with the Company, any Guarantor or any of their respective Affiliates, as if it were not the Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign.

          15. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Senior Subordinated Discount Notes, the Senior Subordinated Guarantees, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Senior Subordinated Discount Notes by accepting a Senior Subordinated Discount Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Senior Subordinated Discount Notes.

          16. AUTHENTICATION. This Senior Subordinated Discount Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          18. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES. In addition to the rights provided to Holders of Senior Subordinated Discount Notes under the Indenture, Holders of Transferred Restricted Securities shall have all the rights set forth in the Registration Rights Agreement dated as of March 21, 1996, between the Company and the parties named on the signature pages thereto (the "Registration Rights Agreement").

          19. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Senior Subordinated Discount Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Senior Subordinated Discount Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.



                                      A1-7

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture, the Senior Subordinated Discount Note Pledge and Escrow Agreement and/or the Registration Rights Agreement. Requests may be made to:

               AMF Group Inc.
               7313 Bell Creek Road
               Mechanicsville, Virginia, 23221
               Telecopier No.:  (804) 559-8666
               Attention:  Secretary



                                      A1-8

                                 ASSIGNMENT FORM

          To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

________________________________________________________________________________
               (Insert assignee's Social Security or tax I.D. No.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________


Date: _________________



                               Your Signature:__________________________________
                               (Sign exactly as your name appears on the face
                                of this Security)

                               Signature Guarantee:* ___________________________


___________________
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).



                                      A1-9

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Senior Subordinated Discount Note purchased by the Company pursuant to Section 4.10 or 4.13 of the Indenture, check the box below:

          /  /  Section 4.10        /  /  Section 4.13

          If you want to elect to have only part of the Senior Subordinated Discount Note purchased by the Company pursuant to Section 4.10 or Section 4.13 of the Indenture, state the amount you elect to have purchased: $___________

Date:                        Your Signature:
                             (Sign exactly as your name appears on the Security)

                             Tax Identification No.: ___________________________

                             Signature Guarantee:* _____________________________

______________________
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).



                                     A1-10

     SCHEDULE OF EXCHANGES FOR CERTIFICATED NOTES OR ANOTHER GLOBAL NOTE(2)

          The following exchanges of a part of this Global Note for Certificated Notes or another Global Note have been made:

                                                                       Principal Amount of this         Signature of
                    Amount of decrease in    Amount of increase in           Global Note            authorized officer of
                      Principal Amount of     Principal Amount of      following such decrease         Trustee or Note
Date of Exchange       this Global Note        this Global Note             (or increase)                Custodian
- ----------------    ---------------------    ---------------------     -----------------------      ---------------------





- --------------------

2. To be included only if the Senior Subordinated Discount Note is issued in global form.


                                     A1-11

                                  EXHIBIT A-2
                  (Face of Regulation S Temporary Global Note)
================================================================================

   FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, THE ISSUE PRICE IS $552.94, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $447.06, THE ISSUE DATE IS MARCH 21, 1996 AND THE YIELD TO MATURITY IS 12 1/4% PER ANNUM.

                                                                CUSIP U03155AB1

No.                                                               $
   -----------                                                     ------------

   12 1/4% [Series A] [Series B] Senior Subordinated Discount Notes due 2006

                                 AMF GROUP INC.

   promises to pay to

   or registered assigns,

   the principal sum of

   Dollars on March 15, 2006.

   Interest Payment Dates:  March 15 and September 15

   Record Dates:  March 1 and September 1

                                        Dated:         ,
                                              --------- -----

                                        AMF GROUP INC.

                                        By:
                                           ----------------------------------
                                          Name:
                                          Title:

                                        By:
                                           ----------------------------------
                                          Name:
                                          Title:

This is one of the Senior
Subordinated Discount Notes
referred to in the                                       (SEAL)
within-mentioned Indenture:

AMERICAN BANK NATIONAL ASSOCIATION,
as Trustee

By:
   -----------------------------------
   Authorized Signatory


================================================================================


                                      A2-1

                  (Back of Regulation S Temporary Global Note)

    12 1/4% [Series A] [Series B] Senior Subordinated Discount Note due 2006

        THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

        NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

        UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SENIOR SUBORDINATED DISCOUNT NOTES IN DEFINITIVE FORM, THIS SENIOR SUBORDINATED DISCOUNT NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND (A) MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) BY THE INITIAL INVESTOR (A) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (D) TO THE COMPANY OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (2) BY SUBSEQUENT INVESTORS, AS SET FORTH IN (1) ABOVE AND, IN ADDITION, TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTES EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THE NOTES.

        AMF Group Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Senior Subordinated Discount Note beginning March 15, 2001 at the rate of 12 1/4% per annum. Until March 15, 2001 (the "Full Accretion Date"), no interest will be paid in cash on the Senior Subordinated Discount Notes, but the Accreted Value will accrete (representing the amortization of original issue discount) between the Issuance Date and the Full Accretion Date, on a semi-annual bond equivalent basis using a 360-day year comprised of twelve 30-day months such that the Accreted Value shall be equal

                                      A2-2
to the full principal amount at maturity of the Senior Subordinated Discount Notes on the Full Accretion Date. Beginning on the Full Accretion Date, interest on the Senior Subordinated Discount Notes shall accrue at the rate of 12 1/4% per annum and shall be payable in cash semi-annually in arrears on March 15 and September 15, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"); provided that the first Interest Payment Date shall be September 15, 2001. Interest on the Senior Subordinated Discount Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Full Accretion Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        This Regulation S Temporary Global Note is issued in respect of an issue of 12 1/4% Senior Subordinated Discount Notes due 2006 (the "Senior Subordinated Discount Notes") of the Company, limited to the aggregate principal amount of U.S. $452.0 million issued pursuant to an Indenture (the "Indenture") dated as of March 21, 1996, among the Company, the Guarantors Listed on Exhibit C thereto and American Bank National Association, as trustee (the "Trustee"), and is governed by the terms and conditions of the Indenture governing the Senior Subordinated Discount Notes, which terms and conditions are incorporated herein by reference and, except as otherwise provided herein, shall be binding on the Company and the Holder hereof as if fully set forth herein. Unless the context otherwise requires, the terms used herein shall have the meanings specified in the Indenture.

         Until this Regulation S Temporary Global Note is exchanged for Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Senior Subordinated Discount Notes under the Indenture.

         This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Regulation S Permanent Global Notes or Rule 144A Global Notes only (i) on or after the termination of the 40-day restricted period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Regulation S Permanent Global Notes or Rule 144A Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.

          This Regulation S Temporary Global Note shall not become valid or obligatory until the certificate of authentication hereon shall have been duly manually signed by the Trustee in accordance with the Indenture. This Regulation S Temporary Global Note shall be governed by and construed in accordance with the laws of the State of the New York. All references to "$," "Dollars," "dollars" or "U.S. $" are to such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts therein.




                                      A2-3

                     SCHEDULE OF EXCHANGES FOR GLOBAL NOTES

        The following exchanges of a part of this Regulation S Temporary Global Note for other Global Notes have been made:


                                                                       Principal Amount of this         Signature of
                    Amount of decrease in    Amount of increase in           Global Note            authorized officer of
                      Principal Amount of     Principal Amount of      following such decrease         Trustee or Note
Date of Exchange       this Global Note        this Global Note             (or increase)                Custodian
- ----------------    ---------------------    ---------------------     -----------------------      ---------------------





                                      A2-4

                                  EXHIBIT B-1

          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
             FROM RULE 144A GLOBAL NOTE TO REGULATION S GLOBAL NOTE
              (Pursuant to Section 2.06 (a)(i) of the Indenture)

American Bank National Association
101 E. Fifth Street
St. Paul, MN  55101-1860
Attention:  Corporate Trust Division

       Re: 12 1/4% Senior Subordinated Discount Notes due 2006 of AMF Group Inc.

       Reference is hereby made to the Indenture, dated as of March 21, 1996 (the "Indenture"), among AMF Group Inc., as issuer (the "Company"), the Parties Listed on Exhibit C thereto as guarantors and American Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

       This letter relates to $_______ principal amount of Senior Subordinated Discount Notes which are evidenced by one or more Rule 144A Global Notes (CUSIP 030985AB1) and held with the Depositary in the name of_________________________ (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Senior Subordinated Discount Notes to a Person who will take delivery thereof in the form of an equal principal amount of Senior Subordinated Discount Notes evidenced by one or more Regulation S Global Notes (CUSIP U03155AB1), which amount, immediately after such transfer, is to be held with the Depositary through Euroclear or Cedel Bank or both (Common Code 6470947).

       In connection with such request and in respect of such Senior Subordinated Discount Notes, the Transferor hereby certifies that such transfer has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with Rule 903 or Rule 904 under the United States Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor hereby further certifies that:

   (1) The offer of the Senior Subordinated Discount Notes was not made to a person in the United States;

   (2)  either:

        (a) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States; or

        (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;


   (3) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S;




                                      B1-1

  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

  (5) upon completion of the transaction, the beneficial interest being transferred as described above is to be held with the Depositary through Euroclear or Cedel Bank or both (Common Code 6470947).

        Upon giving effect to this request to exchange a beneficial interest in a Rule 144A Global Note for a beneficial interest in a Regulation S Global Note, the resulting beneficial interest shall be subject to the restrictions on transfer applicable to Regulation S Global Notes pursuant to the Indenture and the Securities Act and, if such transfer occurs prior to the end of the 40-day restricted period associated with the initial offering of Senior Subordinated Discount Notes, the additional restrictions applicable to transfers of interest in the Regulation S Temporary Global Note.

        This certificate and the statements contained herein are made for your benefit and the benefit of the Company and Goldman, Sachs & Co. (85 Broad Street, New York, New York, 10004), the initial purchaser of such Senior Subordinated Discount Notes being transferred. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.


                        ---------------------------
                        [Insert Name of Transferor]


                        By: ______________________
                        Name:
                        Title:



Dated: _____________,_____

 cc:  AMF Group Inc.
      Goldman, Sachs & Co.



                                      B1-2

                                  EXHIBIT B-2

          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
             FROM REGULATION S GLOBAL NOTE TO RULE 144A GLOBAL NOTE
               (Pursuant to Section 2.06 (a)(ii) of the Indenture)


American Bank National Association
101 E. Fifth Street
St. Paul, MN  55101-1860
Attention:  Corporate Trust Division

     Re:  12 1/4% Senior Subordinated Discount Notes due 2006 of AMF Group Inc.

     Reference is hereby made to the Indenture, dated as of March 21, 1996 (the "Indenture"), among AMF Group Inc., as issuer (the "Company"), the Parties Listed on Exhibit C thereto as guarantors and American Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     This letter relates to $_______ principal amount of Senior Subordinated Discount Notes which are evidenced by one or more Regulation S Global Notes (CUSIP U03155AB1) and held with the Depositary through [Euroclear] [Cedel Bank] (Common Code 6470947) in the name of ____________________________ (the
"Transferor"). The Transferor has requested a transfer of such beneficial interest in the Senior Subordinated Discount Notes to a Person who will take delivery thereof in the form of an equal principal amount of Senior Subordinated Discount Notes evidenced by one or more Rule 144A Global Notes (CUSIP 030985AB1), to be held with the Depositary.

     In connection with such request and in respect of such Senior Subordinated Discount Notes, the Transferor hereby certifies that:

                                  [CHECK ONE]

 / / such transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Senior Subordinated Discount Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Senior Subordinated Discount Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A;

                                       or

 / / such transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

 / / such transfer is being effected pursuant to an effective registration statement under the Securities Act;

                                       B2-1
                                       or

 / / such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Senior Subordinated Discount Notes are being transferred in compliance with the transfer restrictions applicable to the Global Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

and such Senior Subordinated Discount Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

          Upon giving effect to this request to exchange a beneficial interest in Regulation S Global Notes for a beneficial interest in Rule 144A Global Notes, the resulting beneficial interest shall be subject to the restrictions on transfer applicable to Rule 144A Global Notes pursuant to the Indenture and the Securities Act.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company and Goldman, Sachs & Co. (85 Broad Street, New York, New York, 10004), the initial purchaser of such Senior Subordinated Discount Notes being transferred. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.


                                    --------------------------
                                    [Insert Name of Transferor]

                                    By: _____________________
                                    Name:
                                    Title:

Dated:  _____________, _____

cc:  AMF Group Inc.
     Goldman, Sachs & Co.




                                      B2-2

                                  EXHIBIT B-3

          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
                             OF CERTIFICATED NOTES
                 (Pursuant to Section 2.06 (b) of the Indenture)

American Bank National Association
101 E. Fifth Street
St. Paul, MN  55101-1860
Attention: Corporate Trust Division

      Re:  12 1/4% Senior Subordinated Discount Notes due 2006 of AMF Group Inc.

      Reference is hereby made to the Indenture, dated as of March 21, 1996 (the "Indenture"), among AMF Group Inc., as issuer (the "Company"), the Parties Listed on Exhibit C thereto as guarantors and American Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      This letter relates to $_______ principal amount of Senior Subordinated Discount Notes which are evidenced by one or more Certificated Notes (CUSIP __________) in the name of ________________ (the "Transferor"). The Transferor has requested an exchange or transfer of such Certificated Note(s) in the form of an equal principal amount of Senior Subordinated Discount Notes evidenced by one or more Certificated Notes (CUSIP _________), to be delivered to the Transferor or, in the case of a transfer of such Senior Subordinated Discount Notes, to such Person as the Transferor instructs the Trustee.

       In connection with such request and in respect of the Senior Subordinated Discount Notes surrendered to the Trustee herewith for exchange or transfer (the "Surrendered Senior Subordinated Discount Notes"), the Transferor hereby certifies that:

                                   [CHECK ONE]

  / / the Surrendered Senior Subordinated Discount Notes are being acquired for the Transferor's own account, without transfer;

                                       or

 / / the Surrendered Senior Subordinated Discount Notes are being transferred to the Company;

                                       or

 / / the Surrendered Senior Subordinated Discount Notes are being transferred pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Surrendered Senior Subordinated Discount Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Surrendered Senior Subordinated Discount Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person


                                      B3-1
       and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A;

                                       or

 / / the Surrendered Senior Subordinated Discount Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act;

                                       or

 / / the Surrendered Senior Subordinated Discount Notes are being transferred pursuant to an effective registration statement under the Securities Act;

                                       or

 / / such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Senior Subordinated Discount Notes are being transferred in compliance with the transfer restrictions applicable to the Global Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

and the Surrendered Senior Subordinated Discount Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

       This certificate and the statements contained herein are made for your benefit and the benefit of the Company and Goldman, Sachs & Co. (85 Broad Street, New York, New York, 10004), the initial purchaser of such Senior Subordinated Discount Notes being transferred. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.


                                      --------------------------
                                      [Insert Name of Transferor]


                                      By: ___________________________
                                      Name:
                                      Title:


Dated:  _____________, _____

cc:   AMF Group Inc.
      Goldman, Sachs & Co.

                                      B3-2

                                  EXHIBIT B-4

          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
        FROM RULE 144A GLOBAL NOTE OR REGULATION S PERMANENT GLOBAL NOTE
                              TO CERTIFICATED NOTE
                 (Pursuant to Section 2.06(c) of the Indenture)

American Bank National Association
101 E. Fifth Street
St. Paul, MN  55101-1860
Attention: Corporate Trust Division

       Re: 12 1/4% Senior Subordinated Discount Notes due 2006 of AMF Group Inc.

       Reference is hereby made to the Indenture, dated as of March 21, 1996 (the "Indenture"), among AMF Group Inc., as issuer (the "Company"), the Parties Listed on Exhibit C thereto as guarantors and American Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

       This letter relates to $_______ principal amount of Senior Subordinated Discount Notes which are evidenced by a beneficial interest in one or more Rule 144A Global Notes or Regulation S Permanent Global Notes (CUSIP __________) in the name of ______________________ (the "Transferor"). The Transferor has requested an exchange or transfer of such beneficial interest in the form of an equal principal amount of Senior Subordinated Discount Notes evidenced by one or more Certificated Notes (CUSIP _________), to be delivered to the Transferor or, in the case of a transfer of such Senior Subordinated Discount Notes, to such Person as the Transferor instructs the Trustee.

       In connection with such request and in respect of the Senior Subordinated Discount Notes surrendered to the Trustee herewith for exchange or transfer (the "Surrendered Senior Subordinated Discount Notes"), the Transferor hereby certifies that:

                                  [CHECK ONE]

 / / the Surrendered Senior Subordinated Discount Notes are being transferred to the beneficial owner of such Senior Subordinated Discount Notes;

                                       or

 / / the Surrendered Senior Subordinated Discount Notes are being transferred pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Surrendered Senior Subordinated Discount Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Surrendered Senior Subordinated Discount Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A;


                                      B4-1
                                       or

 / / the Surrendered Senior Subordinated Discount Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act;

                                       or

 / / the Surrendered Senior Subordinated Discount Notes are being transferred pursuant to an effective registration statement under the Securities Act;

                                       or

 / / such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Senior Subordinated Discount Notes are being transferred in compliance with the transfer restrictions applicable to the Global Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

and the Surrendered Senior Subordinated Discount Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.


        This certificate and the statements contained herein are made for your benefit and the benefit of the Company and Goldman, Sachs & Co. (85 Broad Street, New York, New York, 10004), the initial purchaser of such Senior Subordinated Discount Notes being transferred. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.


                                     ---------------------------
                                     [Insert Name of Transferor]


                                     By:_______________________________
                                     Name:
                                     Title:

Dated:  _____________, _____

cc:  AMF Group Inc.
     Goldman, Sachs & Co.

                                      B4-2

                                   EXHIBIT C

                                   GUARANTORS

1.       AMF Group Holdings Inc.
2.       AMF Bowling Holdings Inc.
3.       AMF Bowling Centers Holdings Inc.
4.       AMF Worldwide Bowling Centers Holdings Inc.

                                   EXHIBIT D

                     FORM OF SENIOR SUBORDINATED GUARANTEE

           The obligations of the Guarantors to the Holders of Senior Subordinated Discount Notes and to the Trustee pursuant to this Senior Subordinated Guarantee and the Indenture dated March 21, 1996, among AMF Group Inc., each of the Persons listed on Exhibit C thereto and American Bank National Association, as trustee, (the "Indenture") are expressly set forth in Article 11 of the Indenture, and reference is hereby made to such Indenture for the precise terms of this Senior Subordinated Guarantee. The terms of Article 11 of the Indenture are incorporated herein by reference.

           Each of the Guarantors, jointly and severally, hereby unconditionally guarantees to each Holder of a Senior Subordinated Discount Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Senior Subordinated Discount Notes or the obligations of the Company under the Indenture or the Senior Subordinated Discount Notes, that: (a) the principal of, premium, if any, and interest, including Liquidated Damages, if any, on the Senior Subordinated Discount Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and (to the extent permitted by law) interest on the overdue principal of, premium, if any, and interest, including Liquidated Damages, if any, on the Senior Subordinated Discount Notes, and all other obligations of the Company to the Holders or the Trustee under the Indenture or the Senior Subordinated Discount Notes shall be promptly paid in full or performed, all in accordance with the terms of the Indenture and the Senior Subordinated Discount Notes; and (b) in case of any extension of time of payment or renewal of any Senior Subordinated Discount Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, the Guarantors shall be obligated to pay the same immediately whether or not such failure to pay has become an Event of Default which could cause acceleration pursuant to Section
6.02 of the Indenture. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

           Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Senior Subordinated Discount Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Senior Subordinated Discount Notes with respect to any provisions thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that, subject to Article 11 of the Indenture, this Senior Subordinated Guarantee shall not be discharged except by complete performance of the obligations contained in the Senior Subordinated Discount Notes and the Indenture.

          If any Holder of Senior Subordinated Discount Notes or the Trustee is required by any court or otherwise to return to the Company or Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or Guarantors, any amount paid by either to the Trustee or such Holder, this Senior Subordinated Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

           Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders of Senior Subordinated Discount Notes in respect of any Obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Senior Subordinated Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby and (y) in the event of any declaration of acceleration of such Obligations as provided in Section 6.02 of the Indenture, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Senior Subordinated Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Senior Subordinated Guarantees.

           The Obligations of each Guarantor under this Senior Subordinated Guarantee are junior and subordinated to the Senior Guarantee of such Guarantor on the same basis as the Senior Subordinated Discount Notes are junior and subordinated to Senior Debt of the Company. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Senior Subordinated Discount Notes pursuant to the Indenture, including Article 10 thereof.

           Each Guarantor, and by its acceptance of Senior Subordinated Discount Notes, each Holder, hereby confirms that it is the intention of all such parties that this Senior Subordinated Guarantee not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under this Senior Subordinated Guarantee shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 11 of the Indenture, result in the obligations of such Guarantor under this Senior Subordinated Guarantee not constituting a fraudulent transfer or conveyance.

           This is a continuing Senior Subordinated Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its respective successors and assigns to the extent set forth in the Indenture until full and final payment of all of the Company's Obligations under the Senior Subordinated Discount Notes and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders of Senior Subordinated Discount Notes and, in the event of any transfer or assignment of rights by any Holder of Senior Subordinated Discount Notes or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof and of Article 11 of the Indenture.

           This Senior Subordinated Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Senior Subordinated Discount Note upon which this Senior Subordinated Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers. Notwithstanding the foregoing, in the event that this Senior Subordinated Guarantee is executed subsequent to such manual signature of one of the Trustee's authorized officers on such certificate of authentication, then immediately upon the execution of this Senior Subordinated Guarantee all obligations hereunder and under the Indenture shall be valid and obligatory with respect to such Senior Subordinated Discount Note(s) as if this Senior Subordinated Guarantee were noted thereon.

           Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

Dated:
       --------------------


                                             AMF GROUP HOLDINGS INC.

Attest:                                      By:
                                                 -------------------------------
                                             Name: Richard A. Friedman
                                             Title: President
- ------------------------------
Name: Carla H. Skodinski
Title: Secretary

                                             AMF BOWLING HOLDINGS INC.

Attest:                                      By:
                                                 -------------------------------
                                             Name: Robert L. Morin
                                             Title: President
- ------------------------------
Name: William W. Flexon
Title: Secretary

                                             AMF BOWLING CENTERS HOLDINGS INC.

Attest:                                      By:
                                                 -------------------------------
                                             Name: Douglas J. Stanard
                                             Title: President
- ------------------------------
Name: Michael P. Bardaro
Title: Assistant Secretary

                                             AMF WORLDWIDE BOWLING CENTERS
                                             HOLDINGS INC.


Attest:                                      By:
                                                 -------------------------------
                                             Name: Douglas J. Stanard
                                             Title: President
- ------------------------------
Name: Michael P. Bardaro
Title: Secretary

                                    EXHIBIT E

                         FORM OF SUPPLEMENTAL INDENTURE

           SUPPLEMENTAL INDENTURE dated as of ________________, _____ between __________________ (the "Guarantor" and, together with the Persons identified on Exhibit C to the Indenture referred to below and any other Guarantors that execute this form of Supplemental Indenture, the "Guarantors"), a Restricted Subsidiary of AMF Group Inc., a Delaware corporation, or its successors and assigns (the "Company"), and American Bank National Association, as trustee under the indenture referred to below (the "Trustee").

                               W I T N E S S E T H

           WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of March 21, 1996, providing for the issuance of an aggregate principal amount of $452.0 million of 12 1/4% Senior Subordinated Discount Notes due 2006 (the "Senior Subordinated Discount Notes");

           WHEREAS, the Indenture provides that under certain circumstances the Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantor shall unconditionally guarantee all of the Company's Obligations under the Senior Subordinated Discount Notes on the terms and conditions set forth herein (the "Senior Subordinated Guarantee"); and

           WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

           NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Senior Subordinated Discount Notes as follows:

    1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

    2. COUNTERPART TO THE INDENTURE. This Supplemental Indenture specifically incorporates, restates and reaffirms all of the warranties, representations, covenants and other provisions of the Indenture, notwithstanding the fact that such provisions are not restated herein. By executing this Supplemental Indenture, the Guarantor subscribes to all of the covenants and other provisions in the Indenture as applicable to the Guarantors, and the Guarantor hereby agrees that it shall be bound by all of the provisions of the Indenture. Upon execution, this Supplemental Indenture shall become part of the Indenture and the rights and obligations of the Guarantor hereunder shall be construed to be identical to the rights and obligations of the Guarantors under the Indenture. Reference is hereby made to the Indenture for the precise terms of this Supplemental Indenture. In the event of any conflict between the provisions herein and the provisions of the Indenture, the Indenture shall control.

    3.     AGREEMENT TO GUARANTEE.  The Guarantor hereby agrees as follows:

          (a) Subject to Article 11 of the Indenture, the Guarantor, jointly and severally with the other Guarantors, hereby unconditionally guarantees to each Holder of a Senior Subordinated Discount Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Senior Subordinated Discount Notes or the

    Obligations of the Company under the Indenture or the Senior Subordinated Discount Notes, that: (a) the principal of, premium, if any, and interest, including Liquidated Damages, if any, on the Senior Subordinated Discount Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and (to the extent permitted by law) interest on the overdue principal of, premium and interest, including Liquidated Damages, on the Senior Subordinated Discount Notes, if any, and all other obligations of the Company to the Holders or the Trustee under the Indenture or the Senior Subordinated Discount Notes shall be promptly paid in full or performed, all in accordance with the terms of the Indenture and the Senior Subordinated Discount Notes; and (b) in case of any extension of time for payment or renewal of any Senior Subordinated Discount Notes or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, the Guarantors shall be obligated to pay the same immediately whether or not such failure to pay has become an Event of Default which could cause acceleration pursuant to Section 6.02 of the Indenture. The Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

          (b) The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Senior Subordinated Discount Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Senior Subordinated Discount Notes with respect to any provisions thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that, subject to Article 11 of the Indenture, this Senior Subordinated Guarantee shall not be discharged except by complete performance of the obligations contained in the Senior Subordinated Discount Notes and the Indenture.

          (c) If any Holder of Senior Subordinated Discount Notes or the Trustee is required by any court or otherwise to return to the Company or the Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Senior Subordinated Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

          (d) The Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders of Senior Subordinated Discount Notes in respect of any Obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby. The Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Senior Subordinated Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed thereby and (y) in the event of any declaration of acceleration of such Obligations as provided in Section 6.02 of the Indenture, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Senior Subordinated Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Senior Subordinated Guarantees.

    4. SUBORDINATION OF SENIOR SUBORDINATED GUARANTEE. The Obligations of each Guarantor under its Senior Subordinated Guarantee pursuant to Article 11 of the Indenture shall be junior and subordinated to the Senior Guarantee of such Guarantor on the same basis as the Senior Subordinated Discount Notes are junior and subordinated to Senior Debt of the Company. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Senior Subordinated Discount Notes pursuant to the Indenture, including Article 10 thereof.

    5. LIMITATION ON GUARANTOR LIABILITY. The Guarantor, and by its acceptance of Senior Subordinated Discount Notes, each Holder, hereby confirms that it is the intention of all such parties that the Senior Subordinated Guarantee of the Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Senior Subordinated Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantor hereby irrevocably agree that the obligations of the Guarantor under its Senior Subordinated Guarantee and Article 11 of the Indenture shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of the Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 11 of the Indenture, result in the obligations of the Guarantor under its Senior Subordinated Guarantee not constituting a fraudulent transfer or conveyance.

    6. EXECUTION AND DELIVERY OF SENIOR SUBORDINATED GUARANTEES.

          (a) To evidence its Senior Subordinated Guarantee set forth in this Supplemental Indenture and in Section 11.01 of the Indenture, the Guarantor hereby agrees that a notation of such Senior Subordinated Guarantee substantially in the form of Exhibit D to the Indenture shall be endorsed by an officer of the Guarantor on each Senior Subordinated Discount Note authenticated and delivered by the Trustee and that this Supplemental Indenture, as a counterpart to the Indenture, shall be executed on behalf of the Guarantor by its President or one of its Vice Presidents and attested to by an Officer.

          (b) The Guarantor hereby agrees that its Senior Subordinated Guarantee set forth in this Supplemental Indenture and in Section 11.01 of the Indenture shall remain in full force and effect notwithstanding any failure to endorse on each Senior Subordinated Discount Note a notation of such Senior Subordinated Guarantee.

          (c) If an Officer whose signature is on this Supplemental Indenture or on the Senior Subordinated Guarantee no longer holds that office at the time the Trustee authenticates the Senior Subordinated Discount Note on which a Senior Subordinated Guarantee is endorsed, the Senior Subordinated Guarantee shall be valid nevertheless.

          (d) The delivery of any Senior Subordinated Discount Note by the Trustee, after the authentication thereof under the Indenture, shall constitute due delivery of the Senior Subordinated Guarantee set forth in the Indenture on behalf of the Guarantor.

    7. GUARANTOR MAY CONSOLIDATE, ETC., ON CERTAIN TERMS. No Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor unless:

         (a) subject to Section 11.06 of the Indenture, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) unconditionally assumes all the obligations of such Guarantor under the Senior Subordinated Guarantee and the Indenture on the terms set forth in the Indenture pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee;

         (b) immediately after giving effect to such transaction, no Default or Event of Default exists; and

         (c) the Company would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio to incur, immediately after giving effect to such transaction, at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of
     Section 4.09 of the Indenture.

In case of any such consolidation or merger and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Senior Subordinated Guarantee endorsed upon the Senior Subordinated Discount Notes and of the due and punctual performance of all of the covenants and conditions of the Indenture and this Supplemental Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named in the Indenture as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Senior Subordinated Guarantees to be endorsed upon all of the Senior Subordinated Discount Notes issuable under the Indenture which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Senior Subordinated Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Senior Subordinated Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Senior Subordinated Guarantees had been issued at the date of the execution of the Indenture.

          Except as set forth in Articles 4 and 5 of the Indenture, and notwithstanding clauses (a) through (c) above, nothing contained in the Indenture, this Supplemental Indenture or in any of the Senior Subordinated Discount Notes shall prevent any consolidation or merger of the Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of the Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

    8. RELEASES OF SENIOR SUBORDINATED GUARANTEES. In the event of a sale or other disposition of all or substantially all of the assets of the Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition (including, without limitation, by foreclosure) of all of the Capital Stock of the Guarantor, then the Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise (including, without limitation, by foreclosure), of all of the Capital Stock of the Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of the Guarantor) shall be automatically released and relieved of any obligations under its Senior Subordinated Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with Section 4.10 of the Indenture. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation Sections 4.10 and 5.01 thereof, the Trustee shall execute any documents reasonably required in order to evidence the release of the Guarantor from its obligations under its Senior Subordinated Guarantee. Any Guarantor not released from its obligations under its Senior Subordinated Guarantee shall remain liable for the full amount of principal of and interest on the Senior Subordinated Discount Notes and for the other obligations of any Guarantor under the Indenture as provided in Article 11 thereof.

    9. "TRUSTEE" TO INCLUDE PAYING AGENT. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting under the Indenture, the term "Trustee" as used in Article 11 thereto shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in Article 11 of the Indenture in place of the Trustee.

    10. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder of the Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Senior Subordinated Discount Notes, any Senior Subordinated Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Senior Subordinated Discount Notes by accepting a Senior Subordinated Discount Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Subordinated Discount Notes.

    11. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE AND THE SENIOR SUBORDINATED GUARANTEE.

    12. COUNTERPART ORIGINALS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

    13. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

    14. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantor and the Company.

    IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:  ____________, ____                    [GUARANTOR]

                                           By:__________________________

Attest:                                    Name:
                                           Title:

_____________________________


Dated:  ____________, ____                 AMERICAN BANK NATIONAL ASSOCIATION,
                                              as Trustee

                                           By: _________________________

Attest:                                    Name:
                                           Title:

_____________________________

                                    EXHIBIT F

                        DIVIDEND AND PAYMENT RESTRICTION
                       TERMS OF NEW BANK CREDIT AGREEMENT

    Negative Covenants. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will not, at any time:

    Dividends Etc. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its capital stock or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, return any capital to its stockholders as such, make any distribution of assets, capital stock, warrants, rights, options, obligations or securities to its stockholders as such or issue or sell any capital stock or any warrants, rights or options to acquire such capital stock, or permit any of its Subsidiaries to do any of the foregoing or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of the Borrower or any warrants, rights or options to acquire such capital stock or to issue or sell any capital stock or any warrants, rights or options to acquire such capital stock, except that, so long as no Default shall have occurred and be continuing at the time of any action described in clauses (i) and (ii) below or would result therefrom, (i) the Borrower may (A) declare and pay dividends and distributions payable only in common stock of the Borrower and (B) declare and pay cash dividends to Parent solely to the extent necessary to make payments required under the non-competition agreements listed on Schedule 5.02(g) hereto, and (ii) any Subsidiary of the Borrower may (A) declare and pay cash dividends to the Borrower and (B) declare and pay cash dividends to any other wholly owned Subsidiary of the Borrower of which it is a Subsidiary, provided that in the case of any dividend declared and paid under this clause (ii) to any Loan Party, the Secured Parties shall have a perfected first priority lien on and security interest in any such dividend.

                                    EXHIBIT G

                    FORM OF SENIOR SUBORDINATED DISCOUNT NOTE
                           PLEDGE AND ESCROW AGREEMENT

                                                                  EXECUTION COPY
================================================================================






                       SENIOR SUBORDINATED DISCOUNT NOTE
                     PLEDGE, ESCROW AND ASSIGNMENT AGREEMENT

                                  by and among



                                 AMF GROUP INC.


                      American Bank National Association,
                                   as Trustee


                                       and


                      American Bank National Association,
                               as Collateral Agent





Dated:  March 21, 1996
================================================================================

                       SENIOR SUBORDINATED DISCOUNT NOTE
                     PLEDGE, ESCROW AND ASSIGNMENT AGREEMENT


                  THIS PLEDGE, ESCROW AND ASSIGNMENT AGREEMENT (this "Agreement"), dated as of March 21, 1996, is by and among AMF GROUP INC. (the "Company"), American Bank National Association, as trustee under the Senior Subordinated Note Indenture referred to below (the "Trustee"), and American Bank National Association in its capacity as collateral agent (the "Collateral Agent").

                                    RECITALS

         A. The Senior Subordinated Discount Notes. Pursuant to that certain Senior Subordinated Discount Note Indenture (the "Senior Subordinated Discount Note Indenture") dated as of March 21, 1996 by and between the Company and the Trustee, the Company will issue $452,000,000 in aggregate principal amount of 12 1/4% Senior Subordinated Discount Notes due 2006 (the "Senior Subordinated Discount Notes"). Simultaneously with receipt of payment for the Senior Subordinated Discount Notes (the "Deposit Time"), (i) all of the net proceeds from the sale of the Senior Subordinated Discount Notes, (ii) an equity contribution of $50,000,000 from the Sponsors and (iii) $7,500,000 from the Sellers, if requested by the Sponsors, (collectively, the "Escrow Proceeds") will be deposited into a segregated cash collateral trust account with the Collateral Agent at Bank of New York in New York, New York, Account No. 78-8330-01, in the name of American Bank National Association, as Trustee, "Collateral Account of American Bank National Association, as Trustee, for AMF Group Inc. Senior Subordinated Discount Note Holders" (the "Escrow Account"). The Escrow Account and all balances and investments from time to time therein shall be under the sole dominion and control of the Trustee. The Collateral will be invested as directed by the Company or an agent appointed by the Company subject to the provisions of this Agreement. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Senior Subordinated Discount Note Indenture.

         B. Purpose. The parties hereto desire to set forth their agreement with regard to the administration of the Escrow Account, the creation of a security interest in the Collateral (as defined herein) and the conditions upon which funds will be released from the Escrow Account.

                                   AGREEMENT

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.       Security Interest.

                  1.1 Pledge and Assignment. The Company hereby irrevocably pledges, assigns and sets over to the Trustee, and grants to the Trustee, for the ratable benefit of the Holders of the Senior Subordinated Discount Notes, a first priority continuing security interest in all of the Company's right, title and interest to all of the following, whether now owned or existing or hereafter acquired or created (collectively, the "Collateral"):

                  1.1.1    the Escrow Account;

                  1.1.2 all funds from time to time held in the Escrow Account, including, without limitation, the Escrow Proceeds and all certificates and instruments, if any, from time to time, representing or evidencing the Escrow Account or the Escrow Proceeds;

                  1.1.3 all Cash Equivalents (as defined herein), whether the same shall constitute certificated securities, uncertificated securities, investment property, instruments, general intangibles or otherwise held by or registered in the name of the Collateral Agent or the Trustee or any of their respective nominees pursuant to Article 2 or Article 3 hereof and all certificates and instruments, if any, from time to time representing or evidencing the Cash Equivalents;

                  1.1.4 all notes, certificates of deposit, deposit accounts, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Trustee or the Collateral Agent in substitution for or in addition to any or all of the then existing Collateral;

                  1.1.5 all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Collateral; and

                  1.1.6 all proceeds of the foregoing including, without limitation, cash proceeds.

The Trustee hereby appoints the Collateral Agent to act as the Trustee's agent, on behalf of the Holders of the Senior Subordinated Notes, for purposes of perfecting the foregoing pledge, assignment and security interest in the Collateral, and the Collateral Agent hereby accepts such appointment. For so long as the foregoing pledge, assignment and security interest remains in effect, the Collateral Agent hereby waives any right of setoff or banker's lien that it, in its individual capacity, may have with respect to any or all of the Collateral.

                  1.2 Secured Obligations. This Agreement secures the due and punctual payment and performance of all obligations and indebtedness of the Company, whether now or hereafter existing, under the Senior Subordinated Notes and the Senior Subordinated Note Indenture including, without limitation, interest accrued thereon after the commencement of a bankruptcy, reorganization or similar proceeding involving the Company to the extent permitted by applicable law (collectively, the "Secured Obligations").

                  1.3 Delivery of Collateral. All certificates or instruments, if any, representing or evidencing the Collateral shall be held by or on behalf of the Trustee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignments in blank, all in form and substance reasonably satisfactory to the Trustee. All securities in uncertificated or book-entry form, if any, representing or evidencing the Collateral shall be registered in the name of the Trustee or any of its nominees by book-entry or as otherwise appropriate so as to properly identify the interest of the Trustee therein. In addition, the Trustee shall have the right, at any time following the occurrence of an Event of Default, in its discretion to transfer to or to register in the name of the Trustee or any of its nominees any or all other Collateral. Except as otherwise provided herein, all Collateral shall be deposited and held in the Escrow Account. The Trustee shall have the right at any time to exchange certificates or instruments representing or evidencing all or any portion of the Collateral for certificates or instruments of smaller or larger denominations in the same aggregate amount.

                  1.4 Further Assurances. Prior to, contemporaneously herewith, and at any time and from time to time hereafter, the Company will, at the Company's expense, execute and deliver to the Trustee such other instruments and documents, and take all further action as it deems necessary or advisable or as the Trustee may reasonably request to confirm or perfect the security interest of the Trustee granted or purported to be granted hereby or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral and the Company will take all necessary action to preserve and protect the security interest created hereby as a first priority, perfected lien and encumbrance upon the Collateral.

                  1.5 Maintaining the Escrow Account. So long as this Agreement is in full force and effect:

                  1.5.1 the Company shall establish and maintain the Escrow Account with the Collateral Agent in New York, New York, and the Escrow Account shall at all times remain under the exclusive dominion and control of the Trustee; and

                  1.5.2 it shall be a term and condition of the Escrow Account, notwithstanding any term or condition to the contrary in any other agreement relating to the Escrow Account and except as otherwise provided by the provisions of Article 3 of this Agreement, that no amount (including, without limitation, interest on or other proceeds of the Escrow Account or on any Cash Equivalents held therein) shall be paid or released to or for the account of, or withdrawn by or for the account of, the Company or any other person or entity other than the Trustee or its designated agent from the Escrow Account (other than customary brokerage or similar fees, discounts or commissions payable in connection with investments of funds pursuant to Section 2.1 hereof).

                  1.6 Transfers and Other Liens. The Company agrees that it will not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral or (ii) create or permit to exist any Lien upon or with respect to any of the Collateral, except for the security interest under this Agreement.

                  1.7 Attorneys-in-Fact. The Company hereby irrevocably appoints each of the Trustee and the Collateral Agent as the Company's attorney-in-fact, coupled with an interest, with full authority in the place and stead of the Company and in the name of the Company or otherwise, from time to time in the Trustee's or the Collateral Agent's discretion to take any action and to execute any instrument which the Trustee or the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Company representing any interest payment, dividend or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same, and the expenses of the Trustee incurred in connection therewith shall be payable by the Company.

                  1.8 Trustee May Perform. Without limiting the authority granted under Section 1.7 and except with respect to the failure of the Company to deliver investment instructions, which shall be governed by the second paragraph of Section 2.1 hereof, if the Company fails to perform any agreement contained herein, the Trustee or the Collateral Agent may, but shall not be obligated to, itself perform, or cause performance of, such agreement, and the expenses of the Trustee or the Collateral Agent incurred in connection therewith shall be payable by the Company.

         2. Investment and Liquidation of Funds in Escrow Account. Funds deposited in the Escrow Account shall be invested and reinvested by the Collateral Agent on the following terms and conditions:

                  2.1 Allowable Investments. Subject to the provisions of Articles 2 and 3, funds held by the Collateral Agent in the Escrow Account may, at the direction of the Company or an agent appointed by the Company, be invested and reinvested in the following ("Cash Equivalents"):

                  (a) United States dollars, (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof, (c) certificates of deposit and eurodollar time deposits with maturities no later than May 31, 1996, bankers' acceptances with maturities no later than May 31, 1996 and overnight bank deposits, in each case with any domestic bank having capital and surplus in excess of $500,000,000 and a Keefe Bank Watch Rating of "B" or better, (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above and (e) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within one year after the date of acquisition.

                  Investment instructions may instruct the Collateral Agent to purchase or sell specific securities to or from specific persons and/or on specific terms negotiated by the Company or its agent. If the Company or such agent fails to give investment instructions to the Collateral Agent by 12:00 noon (New York time) on any Business Day on which there is uninvested cash and/or maturing Cash Equivalents in the Escrow Account, the Trustee is hereby authorized and directed to direct the Collateral Agent to invest any such cash or the proceeds of any maturing Cash Equivalents in Cash Equivalents maturing on the next Business Day. The Company's or such agent's failure to give such investment instructions shall not constitute a default or an event of default hereunder.

                  All of the Cash Equivalents shall mature on or prior to May 31, 1996; provided, however, that if the Trustee receives from the Company a certificate substantially in the form of Exhibit A hereto (a "Preliminary Release Certificate") that: (x) sets forth the date (the

"Closing Date") set for the consummation of the Acquisition, which shall not be earlier than five (5) Business Days after receipt of such Preliminary Release Certificate; (y) states that the Company reasonably believes that the Acquisition will be consummated on the specified Closing Date; and (z) directs the liquidation of all of the Cash Equivalents in accordance with Section 3.1, the Trustee shall direct the Collateral Agent to only invest in Cash Equivalents such that the funds held in the Escrow Account will be available for release no later than 12 p.m. on the Closing Date.

                  2.2 Interest. All interest earned on funds invested in Cash Equivalents shall be held in the Escrow Account and reinvested in accordance with the terms hereof and will be subject to the security interest granted hereunder to the Trustee.

                  2.3 Limitation of Trustee's and Collateral Agent's Liability. In no event shall the Trustee or the Collateral Agent have any liability to the Company or any other person for investing the funds from time to time in the Escrow Account in accordance with the provisions of this Article 2, regardless of whether greater income or a higher yield could have been obtained had the Collateral Agent invested such funds in different Cash Equivalents, or for any loss associated with the sale or liquidation of Cash Equivalents in accordance with the terms of this Agreement.

        3.        Disposition of Collateral Upon Certain Events

                  3.1 Transfer of Escrow Proceeds for the Acquisition. If, on or prior to May 23, 1996, the Company delivers to the Trustee a Preliminary Release Certificate stating that the Acquisition will occur, the Trustee shall direct the Collateral Agent to: (a) liquidate, within five (5) Business Days after the Trustee's receipt of such Preliminary Release Certificate, all of the Cash Equivalents in the Escrow Account and, (b) transfer, on the Closing Date, such amount of funds as directed by the Company by wire transfer of immediately available funds to such entity as designated by the Company, and the Collateral Agent hereby agrees to liquidate such amount of Cash Equivalents and to make such funds transfer.

                  3.2 Release of Funds. On the Closing Date, the Company shall deliver to the Trustee (x) confirmation of the amounts required to be transferred by the Collateral Agent pursuant to Section 3.1, (y) an opinion of Wachtell, Lipton, Rosen & Katz, counsel to the Company, or McGuire Woods Battle & Boothe LLP, counsel to the Company, as applicable, in the form of Exhibit B hereto, with respect to certain matters concerning the due incorporation and the authorized capital stock of the entities acquired pursuant to the Acquisition and the due authorization, execution and delivery of the confirmation identified in (x) and the Release Certificate (as defined below), and (z) a certificate substantially in the form of Exhibit C hereto (a "Release Certificate") stating that (1) all conditions to the consummation of the Acquisition have been satisfied or waived, (2) that the Acquisition will be consummated on such date on substantially the terms described in the Offering Circular and (3) that no Event of Default (as defined in the Senior Subordinated Note Indenture) has occurred and is continuing or will occur as a result of the release of funds contemplated hereby, and instructing the Trustee to direct the Collateral Agent to release the appropriate dollar amount of the Collateral in accordance with this Section 3.2. Upon receipt of the foregoing and in good faith reliance thereon, the Trustee shall direct the Collateral Agent to transfer the amount specified by the applicable terms of such Release Certificate in immediately available funds in accordance with the terms of such Release Certificate. The delivery of the items identified in (x) and (z) above shall be the only conditions precedent to the release of funds pursuant to this Agreement.

                  3.3 Release of Security Interest. If the Trustee receives a Release Certificate and the opinions required by Section 3.2, the Trustee and the Collateral Agent shall deliver to the Company a release of security interest, with respect to the funds released pursuant to such Release Certificate at the time of release of such funds (the "Release Time"), in the form of Exhibit D hereto, duly executed by the Trustee and the Collateral Agent, and the Trustee and the Collateral Agent shall take all further actions, if any, that are reasonably deemed necessary by the Company to terminate the Trustee's security interest in the Collateral as of the Release Time and, at the Release Time, all funds transferred by the Collateral Agent in accordance with the provisions of Section 3.2 shall automatically be deemed to be free and clear of the Trustee's security interest provided herein.

                  3.4 Special Mandatory Redemption. If (i) the Trustee has not received a Release Certificate with respect to the Acquisition on or prior to May 31, 1996 or (ii) the Trustee receives a certificate in the form of Exhibit E hereto (a "Special Mandatory Redemption Certificate") with respect to the Acquisition on or prior to May 31, 1996, the Trustee shall direct the Collateral Agent to: (a) promptly liquidate all of the Cash Equivalents in the Escrow Account to obtain net cash proceeds by no later than 12:00 noon (New York time) on the date that is five (5) Business Days after such date specified in clause (i) or (ii) above, as applicable, and (b) transfer such dollar amount to the Paying Agent to be used to redeem Senior Subordinated Notes in accordance with Section 3.09 of the Senior Subordinated Note Indenture, and the Collateral Agent hereby agrees to liquidate such investments and to make such funds transfer.

                  3.5 Release of Remaining Funds in Escrow Account. Upon such date as all Escrow Proceeds have been released in accordance with Sections 3.1-3.4 hereof and upon receipt of a request by the Company, the Collateral Agent shall transfer by wire transfer of immediately available funds any funds remaining in the Escrow Account to an account designated by the Company.

         4. Remedies upon Default. If (a) any Event of Default shall have occurred and be continuing under Section 3.09 of the Indenture or (b) any other Event of Default shall have occurred and be continuing that results in the acceleration of the payment of principal, interest, premium, if any, and Liquidated Damages, if any, pursuant to the terms of the Indenture:

                  (i) The Trustee may, without notice to the Company except as required by law and at any time or from time to time, direct the Collateral Agent to liquidate all Cash Equivalents and transfer all funds in the Escrow Account to the Paying Agent to apply such funds in accordance with Sections 3.09 of the Senior Subordinated Note Indenture.

                  (ii) The Collateral Agent and/or the Trustee may also exercise in respect of the Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect at that time in the State of New York (the "Code") (whether or not the Code applies to the affected Collateral), and may also, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sales, at any of the Trustee's or the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Trustee may deem commercially reasonable. The Company agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee and the Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Trustee or the Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (iii) Any cash held by the Collateral Agent as Collateral and all net cash proceeds received by the Trustee or the Collateral Agent in respect of any sale or liquidation of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Trustee, be held by the Trustee or the Collateral Agent as collateral for, and/or then or at any time thereafter be applied (after payment of any costs and expenses incurred in connection with any sale, liquidation or disposition of or realization upon the Collateral and the payment of any amounts payable to the Trustee or the Collateral Agent) in whole or in part by the Trustee or the Collateral Agent for the ratable benefit of the Holders of the Senior Subordinated Notes against, all or any part of the Secured Obligations in such order as the Trustee shall elect. Any surplus of such cash or cash proceeds held by the Trustee or the Collateral Agent and remaining after payment in full of all the Secured Obligations and the costs and expenses incurred by and amounts payable to the Trustee or the Collateral Agent hereunder or under the Senior Subordinated Note Indenture shall be paid over to the Company.

         5. Representations and Warranties. The Company hereby makes all representations and warranties applicable to the Company contained in the Senior Subordinated Note Indenture. The Company further represents and warrants that:

                  5.1 The execution, delivery and performance by the Company of this Agreement are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or bylaws of the Company or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company, or result in the creation or imposition of any Lien on any assets of the Company, other than the Lien contemplated hereby.

                  5.2 The Company has full power and authority to enter into this Agreement and has the right to vote, pledge and grant a security interest in the Collateral as provided by this Agreement.

                  5.3 This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                  5.4 Upon the delivery to the Collateral Agent of the Collateral and (as to certain proceeds therefrom) the filing of Uniform Commercial Code (the "UCC") financing statements, the pledge of the Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations for the benefit of the Collateral Agent and the Holders, and enforceable as such against all creditors of the Company and any persons purporting to purchase any of the Collateral from the Company.

                  5.5 No consent of any other person and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge by the Company of the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Company or (ii) for the exercise by the Collateral Agent of the remedies in respect of the Collateral pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities).

                  5.6 No litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the best knowledge of the Company, threatened by or against the Company or against any of its properties or revenues with respect to this Agreement or any of the transactions contemplated hereby.

                  5.7 The pledge of the Collateral pursuant to this Agreement is not prohibited by any applicable law or governmental regulation, release, interpretation or opinion of the Board of Governors of the Federal Reserve System or other regulatory agency (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System).

                  5.8 All information set forth herein relating to the Collateral is accurate and complete in all material respects.

         6. Indemnity. The Company shall indemnify and hold harmless the Trustee, the Collateral Agent and their respective directors, officers, agents and employees, from and against any and all claims, actions, obligations, liabilities and expenses, including, without limitation, defense costs, investigative fees and costs, legal fees and claims for damages incurred in any action or proceeding between the parties hereto or in disputes with third parties or otherwise, arising from or in connection with the Trustee's and/or the Collateral Agent's acceptance of, or performance under, this Agreement, except to the extent that such liability, expense or claim is directly attributable to the gross negligence or bad faith of the Trustee or the Collateral Agent.

         7. Termination. This Agreement shall terminate automatically upon the first to occur of (a) the release of all of the Collateral pursuant to
Section 3.5 hereof or (b) payment in full of the Secured Obligations.

         8.       Miscellaneous.

                  8.1 Waiver. Either party hereto may specifically waive any breach of this Agreement by the other party, but no such waiver shall be deemed to have been given unless such waiver is in writing, signed by the waiving party, and specifically designates the breach waived, nor shall any such waiver constitute a continuing waiver of similar or other breaches.

                  8.2 Invalidity. If, for any reason whatsoever, any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid in a particular case or in all cases, such circumstances shall not have the effect of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid, and the inoperative, unenforceable or invalid provision shall be construed as if it were written so as to effectuate, to the maximum extent possible, the parties' intent.

                  8.3 Assignment. This Agreement shall inure to and be binding upon the parties and their respective successors and permitted assigns; provided, however, that the Company may not assign its rights or obligations hereunder without the express prior written consent of the Trustee.

                  8.4 Choice of Law. The existence, validity, construction, operation and effect of any and all terms and provisions of this Agreement shall be determined in accordance with and governed by the internal laws of the State of New York including, without limitation the Uniform Commercial Code in effect in the State of New York, without giving effect to the conflicts of law principles of such State.

                  8.5 Entire Agreement; Amendments. This Agreement and the Senior Subordinated Note Indenture contain the entire agreement among the parties with respect to the subject matter hereof and supersede any and all prior agreements, understandings and commitments with respect thereto, whether oral or written; provided, however, that this Agreement is executed and accepted by the Trustee and the Collateral Agent subject to all terms and conditions of its acceptance of the trust under the Senior Subordinated Note Indenture, as fully as if said terms and conditions were set forth at length herein. This Agreement may be amended only by a writing signed by duly authorized representatives of all parties. The Trustee and the Collateral Agent may execute an amendment to this Agreement only if the requisite consent of the Holders of the Senior Subordinated Notes required by Section 9.02 of the Senior Subordinated Note Indenture has been obtained, unless no such consent is required by such Section 9.02 of the Senior Subordinated Note Indenture.

                  8.6 Notices. All notices, requests, instructions, orders and other communications required or permitted to be given or made under this Agreement to any party hereto shall be delivered in writing by hand delivery or overnight delivery, or shall be delivered by facsimile or telephonically with confirmation in writing not more than twenty-four hours following such facsimile or telephonic notice. A notice given in accordance with the preceding sentence shall be deemed to have been duly given upon the sending thereof, except for notice to the Trustee or the Collateral Agent, which shall be deemed given only when received. Notices should be addressed as follows:

                  To the Company:

                           AMF Group Inc.
                           7313 Bell Creek Road
                           Mechanicsville, VA. 23221
                           Attention:  Secretary
                           Facsimile number:         (804) 559-8666
                           Telephone number:         (804) 559-8600

                  With copies to:

                           Elliott V. Stein, Esq.
                           Wachtell, Lipton, Rosen & Katz
                           51 West 52nd Street
                           New York, NY 10019
                           Facsimile number:         (212) 403-2000
                           Telephone number:         (212) 403-1000

                  To the Trustee:

                           American Bank National Association
                           Attention:  Corporate Trust Administration
                           (Reference - AMF Group Inc.)
                           101 East 5th Street
                           St. Paul, MN  55101
                           Facsimile number:         (612) 229-6415
                           Telephone number:         (612) 229-2600

                  To the Collateral Agent:

                           American Bank National Association
                           Attention:  Corporate Trust Department
                           101 East 5th Street
                           St. Paul, MN  55101
                           Facsimile number:         (612) 229-6415
                           Telephone number:         (612) 229-2600

or at such other address, facsimile number or phone number as the specified entity most recently may have designated in writing in accordance with this paragraph to the other parties.

                  8.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day first written above.

COMPANY:                              AMF GROUP INC.


                                      By /s/ Robert L. Morin
                                         ---------------------------------
                                      Name: Robert L. Morin
                                      Title: Executive Vice President


TRUSTEE:                              AMERICAN BANK NATIONAL ASSOCIATION,
                                      as Trustee

                                      By /s/ Frank Leslie
                                         ---------------------------------
                                      Name: Frank P. Leslie III
                                      Title: Vice President


                                      By /s/ Thomas M. Korsman
                                         ---------------------------------
                                      Name: Thomas M. Korsman
                                      Title: Vice President


COLLATERAL AGENT:                     AMERICAN BANK NATIONAL ASSOCIATION,
                                      as Collateral Agent

                                      By /s/ Frank P. Leslie
                                         ---------------------------------
                                      Name: Frank P. Leslie
                                      Title: Vice President


                                      By /s/ Thomas M. Korsman
                                         ---------------------------------
                                      Name: Thomas M. Korsman
                                      Title: Vice President

                                   EXHIBIT A

                   [Form of Preliminary Release Certificate]

                                 AMF GROUP INC.
                                                      Date:
                                                            -------------------

     The undersigned officer of AMF Group Inc., a Delaware corporation (the "Company"), hereby certifies to the Trustee, pursuant to Section 3.1 of the Pledge, Escrow and Assignment Agreement dated as of March 21, 1996 (the "Pledge, Escrow and Assignment Agreement") by and among the Company, American Bank National Association, as trustee (the "Trustee") under the Senior Subordinated Discount Note Indenture dated as of March 21, 1996 (the "Senior Subordinated Discount Note Indenture") between the Company and the Trustee, and American Bank National Association, as collateral agent (the "Collateral Agent") as follows:

     1. The consummation of the Acquisition (as defined in the Senior Subordinated Discount Note Indenture) on substantially the terms described in the Offering Circular (as defined in the Senior Subordinated Discount Note
Indenture) has been scheduled to occur on           , 1996 (the "Closing Date").

     2. The Company believes that the Acquisition will be consummated on the Closing Date on substantially the terms described in the Offering Circular.

     The Company hereby requests the Trustee to direct the Collateral Agent to liquidate all of the Cash Equivalents (as defined in the Pledge, Escrow and
Assignment Agreement) by no later than      o'clock on                        ,
1996.
                                          By:
                                              ---------------------------------
                                          Name:
                                          Title:

                                   EXHIBIT B

                   [Form of Opinion Required by Section 3.2]

     1. Each of the entities acquired by the Company pursuant to the Acquisition has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of [state of incorporation].

     2. All of the issued and outstanding shares of capital stock of each of the entities acquired by the Company pursuant to the Acquisition have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or other similar rights.

     3. The Company has duly authorized, executed and delivered each of (i) the confirmation required pursuant to Section 3.2(x) and (ii) the Release Certificate required pursuant to Section 3.2(z) of the Agreement.

                                   EXHIBIT C

                         [Form of Release Certificate]

                                 AMF GROUP INC.
                                                      Date:
                                                            -------------------

     The undersigned officer of AMF Group Inc., a Delaware corporation (the "Company"), hereby certifies, pursuant to Section 3.2 of the Pledge, Escrow and Assignment Agreement dated as of March 21, 1996 (the "Pledge, Escrow and Assignment Agreement") by and among the Company, American Bank National Association, as trustee (the "Trustee") under the Senior Subordinated Discount
Note Indenture dated as of March 21, 1996 (the "Senior Subordinated Discount
Note Indenture") between the Company and the Trustee, and American Bank National Association, as collateral agent (the "Collateral Agent"), as follows:

     1. All of the conditions to the consummation of the Acquisition (as defined in the Senior Subordinated Discount Note Indenture) have been satisfied or waived as of the date hereof.

     2. The Acquisition will be consummated on the date hereof on substantially the terms described in the Offering Circular (as defined in the Senior Subordinated Discount Note Indenture).

     3. No Event of Default (as defined in the Senior Subordinated Discount Note Indenture) has occurred and is continuing or will occur as a result of the release of funds contemplated hereby.

     Unless otherwise indicated, capitalized terms used herein without definition shall have the meanings specified in the Pledge, Escrow and Assignment Agreement.

     The Company hereby requests the Trustee to direct the Collateral Agent to
release the funds held by it in the Escrow Account at           and to
terminate and release its pledge and assignment of, and security interest in, the Collateral under the Pledge, Escrow and Assignment Agreement in accordance
with Section 3.3 thereof. At           , such funds should be deposited in
immediately available funds in the following account or accounts at in the amounts indicated.
                                          By:
                                              --------------------------------
                                          Name:
                                          Title:

                                   EXHIBIT D

                     [Form of Release of Security Interest]

                     [To be typed on Trustee's letterhead]
                                                      Date:

VIA FACSIMILE AND FEDERAL EXPRESS
AMF Group Inc.
7313 Bell Creek Road
Mechanicsville, VA 23221
Attention: Secretary

          Re: Release of Security Interest

Ladies and Gentlemen:

     Reference is hereby made to that certain Pledge, Escrow and Assignment Agreement dated as of March 21, 1996 by and among AMF Group Inc., American Bank National Association, as Trustee, and American Bank National Association, as Collateral Agent (as amended, supplemented or modified from time to time in accordance with the terms thereof, the "Pledge, Escrow and Assignment Agreement").

     By its signature below, each of the Collateral Agent and the Trustee hereby terminates and releases its pledge and assignment of, and security interest in, all of the Collateral under the Pledge, Escrow and Assignment Agreement, which amount has been delivered to you or your order on the date hereof.

     This release may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

                                      Very truly yours,

                                      AMERICAN BANK NATIONAL ASSOCIATION,
                                      as Trustee

                                      By
                                         ---------------------------------
                                      Name:
                                      Title:

                                      AMERICAN BANK NATIONAL ASSOCIATION,
                                      as Collateral Agent

                                      By
                                         ---------------------------------
                                      Name:
                                      Title:

                                   EXHIBIT E

               [Form of Special Mandatory Redemption Certificate]

                                 AMF GROUP INC.
                                                      Date: ________________

     The undersigned officer of AMF Group Inc., a Delaware corporation (the "Company"), hereby certifies, pursuant to Section 3.4 of the Pledge, Escrow and Assignment Agreement dated as of March 21, 1996 (the "Pledge, Escrow and Assignment Agreement") by and among the Company, American Bank National Association, as trustee (the "Trustee") under the Senior Subordinated Discount
Note Indenture dated as of March 21, 1996 (the "Senior Subordinated Discount
Note Indenture") between the Company and the Trustee, and American Bank National Association, as collateral agent (the "Collateral Agent"), that the Company has concluded, in its sole judgment, that the Acquisition (as defined in the Senior Subordinated Discount Note Indenture) will not be consummated on or prior to May 31, 1996.

     The Company hereby requests the Trustee to direct the Collateral Agent to liquidate all of the Cash Equivalents in the Escrow Account by not later than 12:00 noon (New York time) on _______________, 1996 and to transfer $__________
in immediately available funds to the Paying Agent to redeem Senior Subordinated Discount Notes in accordance with Section 3.09 of the Senior Subordinated Discount Note Indenture.

     Capitalized terms used herein without definition shall have the meanings set forth in the Pledge, Escrow and Assignment Agreement.


                                          By: ______________________________
                                          Name:
                                          Title:

                             SUPPLEMENTAL INDENTURE


                 SUPPLEMENTAL INDENTURE dated as of May 1, 1996, between AMF Bowling, Inc., AMF Bowling Centers, Inc., Bush River Corporation, AMF Beverage Company of Oregon, Inc., King Louie Lenexa, Inc., AMF Bowling Centers Switzerland Inc., AMF Bowling Centers (Aust.) International, Inc., AMF Bowling Centers (Canada) International, Inc., AMF Bowling Centers (Hong Kong) International, Inc., AMF Bowling Centers International, Inc., AMF BCO-UK One, Inc., AMF BCO-UK Two, Inc., AMF BCO-France One, Inc., AMF BCO-France Two, Inc., AMF Bowling Centers Spain Inc., AMF Bowling Mexico Holding, Inc., Boliches AMF, Inc.,AMF BCO-China, Inc., AMF Bowling Centers China, Inc., AMF Beverage Company of W. Va., Inc. (the "Supplemental Guarantors" and, together with the Persons identified on Exhibit C to the Indenture referred to below and any other Supplemental Guarantors that execute this form of Supplemental Indenture, the "Guarantors"), each a Subsidiary of AMF Group Inc., a Delaware corporation, or its successors and assigns (the "Company"), and American Bank National Association, as trustee under the indenture referred to below (the "Trustee").

                               W I T N E S S E T H

                 WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of March 21, 1996, providing for the issuance of an aggregate principal amount of $452.0 million of 12 1/4% Senior Subordinated Discount Notes due 2006 (the "Senior Subordinated Discount Notes");

                 WHEREAS, the Indenture provides that under certain circumstances the Supplemental Guarantors shall execute and deliver to the Trustee a supplemental indenture pursuant to which each Supplemental Guarantor shall unconditionally guarantee all of the Company's Obligations under the Senior Subordinated Discount Notes on the terms and conditions set forth herein (the "Senior Subordinated Guarantee"); and

                 WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

                 NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Supplemental Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Senior Subordinated Discount Notes as follows:

         1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         2. Counterpart to the Indenture. This Supplemental Indenture specifically incorporates, restates and reaffirms all of the warranties, representations, covenants and other provisions of the Indenture, notwithstanding the fact that such provisions are not restated herein. By executing this Supplemental Indenture, each Supplemental Guarantor subscribes to all of the covenants and other provisions in the Indenture as applicable to the Guarantors, and each Supplemental Guarantor hereby agrees that it shall be bound by all of the provisions of the Indenture. Upon execution, this Supplemental Indenture shall become part of the Indenture and the rights and obligations of each Supplemental Guarantor hereunder shall be construed to be identical to the rights and obligations of the Guarantors under the Indenture. Reference is hereby made to the Indenture for the precise terms of this Supplemental Indenture. In the event of any conflict between the provisions herein and the provisions of the Indenture, the Indenture shall control.

         3. Agreement to Guarantee. Each Supplemental Guarantor hereby agrees as follows:

            (a) Subject to Article 11 of the Indenture, each Supplemental Guarantor, jointly and severally with the other Guarantors, hereby unconditionally guarantees to each Holder of a Senior Subordinated Discount Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Senior Subordinated Discount Notes or the Obligations of the Company under the Indenture or the Senior Subordinated Discount Notes, that: (a) the principal of, premium, if any, and interest, including Liquidated Damages, if any, on the Senior Subordinated Discount Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and (to the extent permitted by law) interest on the overdue principal of, premium and interest, including Liquidated Damages, on the Senior Subordinated Discount Notes, if any, and all other obligations of the Company to the Holders or the Trustee under the Indenture or the Senior Subordinated Discount Notes shall be promptly paid in full or performed, all in accordance with the terms of the Indenture and the Senior Subordinated Discount Notes; and (b) in case of any extension of time for payment or renewal of any Senior Subordinated Discount Notes or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, the Guarantors shall be obligated to pay the same immediately whether or not such failure to pay has become an Event of Default which could cause acceleration pursuant to Section
         6.02 of the Indenture. Each Supplemental Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

            (b) Each Supplemental Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Senior Subordinated Discount Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Senior Subordinated Discount Notes with respect to any provisions thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Supplemental Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that, subject to Article 11 of the Indenture, this Senior Subordinated Guarantee shall not be discharged except by complete performance of the obligations contained in the Senior Subordinated Discount Notes and the Indenture.

            (c) If any Holder of Senior Subordinated Discount Notes or the Trustee is required by any court or otherwise to return to the Company or the Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Senior Subordinated Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

            (d) Each Supplemental Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders of Senior Subordinated Discount Notes in respect of any Obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby. Each Supplemental Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Senior Subordinated Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed thereby and
         (y) in the event of any declaration of acceleration of such Obligations as provided in Section 6.02 of the Indenture, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Senior Subordinated Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Senior Subordinated Guarantees.

         4. Subordination of Senior Subordinated Guarantee. The Obligations of each Guarantor under its Senior Subordinated Guarantee pursuant to Article 11 of the Indenture shall be junior and subordinated to the Senior Guarantee of such Guarantor on the same basis as the Senior Subordinated Discount Notes are junior and subordinated to Senior Debt of the Company. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Senior Subordinated Discount Notes pursuant to the Indenture, including Article 10 thereof.

         5. Limitation on Guarantor Liability. Each Supplemental Guarantor, and by its acceptance of Senior Subordinated Discount Notes, each Holder, hereby confirms that it is the intention of all such parties that the Senior Subordinated Guarantee of each Supplemental Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Senior Subordinated Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and each Supplemental Guarantor hereby irrevocably agree that the obligations of each Supplemental Guarantor under its Senior Subordinated Guarantee and Article 11 of the Indenture shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of each Supplemental Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 11 of the Indenture, result in the obligations of each Supplemental Guarantor under its Senior Subordinated Guarantee not constituting a fraudulent transfer or conveyance.

         6. Execution and Delivery of Senior Subordinated Guarantees.

            (a) To evidence its Senior Subordinated Guarantee set forth in this Supplemental Indenture and in Section 11.01 of the Indenture, each Supplemental Guarantor hereby agrees that a notation of such Senior Subordinated Guarantee substantially in the form of Exhibit D to the Indenture shall be endorsed by an officer of each Supplemental Guarantor on each Senior Subordinated Discount Note authenticated and delivered by the Trustee and that this Supplemental Indenture, as a counterpart to the Indenture, shall be executed on behalf of each Supplemental Guarantor by its President or one of its Vice Presidents and attested to by an Officer.

            (b) Each Supplemental Guarantor hereby agrees that its Senior Subordinated Guarantee set forth in this Supplemental Indenture and in
         Section 11.01 of
         the Indenture shall remain in full force and effect notwithstanding any failure to endorse on each Senior Subordinated Discount Note a notation of such Senior Subordinated Guarantee.

            (c) If an Officer whose signature is on this Supplemental Indenture or on the Senior Subordinated Guarantee no longer holds that office at the time the Trustee authenticates the Senior Subordinated Discount Note on which a Senior Subordinated Guarantee is endorsed, the Senior Subordinated Guarantee shall be valid nevertheless.

            (d) The delivery of any Senior Subordinated Discount Note by the Trustee, after the authentication thereof under the Indenture, shall constitute due delivery of the Senior Subordinated Guarantee set forth in the Indenture on behalf of each Supplemental Guarantor.

         7. Guarantor May Consolidate, Etc., on Certain Terms. No Supplemental Guarantor may consolidate with or merge with or into (whether or not such Supplemental Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Supplemental Guarantor unless:

            (a) subject to Section 11.06 of the Indenture, the Person formed by or surviving any such consolidation or merger (if other than such Supplemental Guarantor) unconditionally assumes all the obligations of such Supplemental Guarantor under the Senior Subordinated Guarantee and the Indenture on the terms set forth in the Indenture pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee;

            (b) immediately after giving effect to such transaction, no Default or Event of Default exists; and

            (c) the Company would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio to incur, immediately after giving effect to such transaction, at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 of the Indenture.

In case of any such consolidation or merger and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Senior Subordinated Guarantee endorsed upon the Senior Subordinated Discount Notes and of the due and punctual performance of all of the covenants and conditions of the Indenture and this Supplemental Indenture to be performed by the Supplemental Guarantor, such successor corporation shall succeed to and be substituted for the Supplemental Guarantor with the same effect as if it had been named in the Indenture as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Senior Subordinated Guarantees to be endorsed upon all of the Senior Subordinated Discount Notes issuable under the Indenture which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Senior Subordinated Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Senior Subordinated Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Senior Subordinated Guarantees had been issued at the date of the execution of the Indenture.

         Except as set forth in Articles 4 and 5 of the Indenture, and notwithstanding clauses (a) through (c) above, nothing contained in the Indenture, this Supplemental

Indenture or in any of the Senior Subordinated Discount Notes shall prevent any consolidation or merger of any Supplemental Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of any Supplemental Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

         8. Releases of Senior Subordinated Guarantees. In the event of a sale or other disposition of all or substantially all of the assets of any Supplemental Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition (including, without limitation, by foreclosure) of all of the Capital Stock of any Supplemental Guarantor, then the Supplemental Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise (including, without limitation, by foreclosure), of all of the Capital Stock of the Supplemental Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of the Supplemental Guarantor) shall be automatically released and relieved of any obligations under its Senior Subordinated Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with Section 4.10 of the Indenture. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation Sections 4.10 and
5.01 thereof, the Trustee shall execute any documents reasonably required in order to evidence the release of the Supplemental Guarantor from its obligations under its Senior Subordinated Guarantee. Any Supplemental Guarantor not released from its obligations under its Senior Subordinated Guarantee shall remain liable for the full amount of principal of and interest on the Senior Subordinated Discount Notes and for the other obligations of any Supplemental Guarantor under the Indenture as provided in Article 11 thereof.

         9. "Trustee" to Include Paying Agent. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting under the Indenture, the term "Trustee" as used in Article 11 thereto shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in
Article 11 of the Indenture in place of the Trustee.

         10. No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder of each Supplemental Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Senior Subordinated Discount Notes, any Senior Subordinated Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Senior Subordinated Discount Notes by accepting a Senior Subordinated Discount Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Subordinated Discount Notes.

         11. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE AND THE SENIOR SUBORDINATED GUARANTEE.

         12. Counterpart Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         13. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

         14. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each Supplemental Guarantor and the Company.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.


Dated:  May 1, 1996

                                            AMF BOWLING, INC.

Attest:
                                            By: /s/ Robert L. Morin
                                               --------------------------
/s/ William W. Flexon                       Name:  Robert L. Morin
- ---------------------------------------     Title:  President
Name: William W. Flexon
Title: Secretary

                                            AMF BOWLING CENTERS, INC.

Attest:
                                            By: /s/ Douglas J. Stanard
                                               --------------------------
/s/ Michael P. Bardaro                      Name: Douglas J. Stanard
- ---------------------------------------     Title:  President
Name: Michael P. Bardaro
Title:  Treasurer & Assistant
          Secretary
                                            BUSH RIVER CORPORATION

Attest:
                                            By: /s/ Douglas J. Stanard
                                               --------------------------
/s/ Michael P. Bardaro                      Name:  Douglas J. Stanard
- ---------------------------------------     Title:  President
Name: Michael P. Bardaro
Title: Treasurer & Assistant
         Secretary
                                            AMF BEVERAGE COMPANY OF
                                                  OREGON, INC.

Attest:
                                            By: /s/ Douglas J. Stanard
                                               --------------------------
/s/ Michael P. Bardaro                      Name: Douglas J. Stanard
- ---------------------------------------     Title:  President
Name: Michael P. Bardaro
Title: Treasurer & Assistant
         Secretary

                                            KING LOUIE LENEXA, INC.

Attest:
                                            By: /s/ Douglas J. Stanard
                                               --------------------------
/s/ Michael P. Bardaro                      Name: Douglas J. Stanard
- ---------------------------------------     Title:  President
Name: Michael P. Bardaro
Title: Treasurer & Assistant
         Secretary

Dated:  May 1, 1996
                                            AMF BOWLING CENTERS
                                               SWITZERLAND INC.

Attest:
                                            By: /s/ Douglas J. Stanard
                                               --------------------------
/s/ Michael P. Bardaro                      Name: Douglas J. Stanard
- ---------------------------------------     Title:  Vice President
Name: Michael P. Bardaro
Title:  Vice President

                                            AMF BOWLING CENTERS (AUST.)
                                               INTERNATIONAL, INC.

Attest:
                                            By: /s/ Douglas J. Stanard
                                               --------------------------
/s/ Michael P. Bardaro                      Name: Douglas J. Stanard
- ---------------------------------------     Title:  President
Name: Michael P. Bardaro
Title:  Secretary

                                            AMF BOWLING CENTERS (CANADA)
                                               INTERNATIONAL, INC.

Attest:
                                            By: /s/ Douglas J. Stanard
                                               --------------------------
/s/ Michael P. Bardaro                      Name: Douglas J. Stanard
- ---------------------------------------     Title:  President
Name: Michael P. Bardaro
Title:  Secretary

                                            AMF BOWLING CENTERS (HONG KONG)
                                               INTERNATIONAL, INC.

Attest:
                                            By: /s/ Douglas J. Stanard
                                               --------------------------
/s/ Michael P. Bardaro                      Name: Douglas J. Stanard
- ---------------------------------------     Title:  President
Name: Michael P. Bardaro
Title:  Secretary

                                            AMF BOWLING CENTERS
                                               INTERNATIONAL, INC.

Attest:
                                            By: /s/ Douglas J. Stanard
                                               --------------------------
/s/ Michael P. Bardaro                      Name: Douglas J. Stanard
- ---------------------------------------     Title:  Vice President
Name: Michael P. Bardaro
Title:  Treasurer & Assistant
          Secretary

Dated:  May 1, 1996
                                            AMF BCO-UK ONE, INC.

Attest:
                                            By: /s/ Douglas J. Stanard
                                               --------------------------
/s/ Michael P. Bardaro                      Name: Douglas J. Stanard
- ---------------------------------------     Title:  President
Name: Michael P. Bardaro
Title:  Secretary

                                            AMF BCO-UK TWO, INC.

Attest:
                                            By: /s/ Douglas J. Stanard
                                               --------------------------
/s/ Michael P. Bardaro                      Name: Douglas J. Stanard
- ---------------------------------------     Title:  President
Name: Michael P. Bardaro
Title:  Secretary

                                            AMF BCO-FRANCE ONE, INC.

Attest:
                                            By: /s/ Douglas J. Stanard
                                               --------------------------
/s/ Michael P. Bardaro                      Name: Douglas J. Stanard
- ---------------------------------------     Title:  President
Name: Michael P. Bardaro
Title:  Secretary

                                            AMF BCO-FRANCE TWO, INC.

Attest:
                                            By: /s/ Douglas J. Stanard
                                               --------------------------
/s/ Michael P. Bardaro                      Name: Douglas J. Stanard
- ---------------------------------------     Title:  President
Name: Michael P. Bardaro
Title:  Secretary

                                            AMF BOWLING CENTERS SPAIN INC.

Attest:
                                            By: /s/ Douglas J. Stanard
                                               --------------------------
/s/ Carla H. Skodinski                      Name: Douglas J. Stanard
- ---------------------------------------     Title:  Vice President
Name: Carla H. Skodinski
Title:  Secretary

                                            AMF BOWLING MEXICO HOLDING, INC.

Attest:
                                            By: /s/ Douglas J. Stanard
                                               --------------------------
/s/ Michael P. Bardaro                      Name: Douglas J. Stanard
- ---------------------------------------     Title:  President
Name: Michael P. Bardaro
Title:  Secretary

Dated:  May 1, 1996
                                            BOLICHES AMF, INC.

Attest:
                                            By: /s/ Douglas J. Stanard
                                               --------------------------
/s/ Michael P. Bardaro                      Name: Douglas J. Stanard
- ---------------------------------------     Title:  President
Name: Michael P. Bardaro
Title:  Secretary

                                            AMF BCO-CHINA, INC.

Attest:
                                            By: /s/ Douglas J. Stanard
                                               --------------------------
/s/ Michael P. Bardaro                      Name: Douglas J. Stanard
- ---------------------------------------     Title:  President
Name: Michael P. Bardaro
Title:  Secretary

                                            AMF BOWLING CENTERS CHINA, INC.

Attest:
                                            By: /s/ Douglas J. Stanard
                                               --------------------------
/s/ Michael P. Bardaro                      Name: Douglas J. Stanard
- ---------------------------------------     Title:  President
Name: Michael P. Bardaro
Title:  Secretary

                                            AMF BEVERAGE COMPANY OF
                                                  W. VA., INC.

Attest:
                                            By: /s/ Douglas J. Stanard
                                               --------------------------
/s/ Michael P. Bardaro                      Name: Douglas J. Stanard
- ---------------------------------------     Title:  President
Name: Michael P. Bardaro
Title: Treasurer & Assistant
         Secretary

Dated:  May 1, 1996


                                            AMERICAN BANK NATIONAL ASSOCIATION
                                               as Trustee

Attest:
                                            By: /S/ Thomas M. Korsman
                                               --------------------------
/s/ Angela Weidell                          Name: THOMAS M. KORSMAN
- ---------------------------------------     Title: VICE PRESIDENT
Name: ANGELA WEIDELL
Title: TRUST OFFICER